     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON June 25, 1999
                                                     REGISTRATION NO. 333-76451

-------------------------------------------------------------------------------
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                Amendment No. 2
                                       to
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------


                           LORECOM Technologies, Inc.
                 (Name of small business issuer in its charter)


          OKLAHOMA                            443112                       73-1548771
          --------                            ------                       ----------
  (STATE OR JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION  OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

LORECOM Technologies, Inc.                        Joseph O. Evans
12101 North Meridian                              12101 North Meridian
Oklahoma City, Oklahoma  73120                    Oklahoma City, Oklahoma  73120
Telephone: (405) 748-8888                         Telephone: (405) 748-8888
Facsimile: (405) 516-2345                         Facsimile: (405) 516-2345

(ADDRESS AND TELEPHONE NUMBER OF                  (NAME, ADDRESS AND TELEPHONE
PRINCIPAL EXECUTIVE OFFICES AND                   NUMBER OF AGENT FOR SERVICE)
PRINCIPAL PLACE OF BUSINESS)

                              -------------------
                                   Copies to:


David J. Ketelsleger, Esq.                      Mark A. Robertson, Esq.
McAfee & Taft A Professional Corporation        Robertson & Williams
Tenth Floor, Two Leadership Square              3033 N.W. 63rd
211 North Robinson                              Suite 160
Oklahoma City, Oklahoma  73102                  Oklahoma City, Oklahoma  73116
Telephone:  (405) 235-9621                      Telephone: (405) 848-1944
Facsimile:  (405) 235-0439                      Facsimile: (405) 843-6707

                Approximate date of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------



                                                  CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF        DOLLAR                PROPOSED MAXIMUM          PROPOSED MAXIMUM
SECURITIES TO BE              AMOUNT TO BE          OFFERING PRICE PER        AGGREGATE                AMOUNT OF
REGISTERED                    REGISTERED            SHARE                     OFFERING PRICE           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    (1)                   (1)                     $19,200,000(2)             $5,338
per share...............
--------------------------------------------------------------------------------------------------------------------------------


(1)      Omitted pursuant to Rule 457(o).
(2)      Estimated solely for the purpose of calculating the registration fee.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             PRELIMINARY PROSPECTUS

                                 June 25, 1999


                       [LORECOM Technologies, Inc. LOGO]


                        1,600,000 SHARES OF COMMON STOCK


                           LORECOM Technologies, Inc.
                              12101 North Meridian
                         Oklahoma City, Oklahoma 73120
                           Telephone: (405) 748-8888


     This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.


     Proposed           Trading Symbol:


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                               PRICE TO PUBLIC               UNDERWRITING DISCOUNTS              PROCEEDS TO LORECOM
                      -----------------------------------------------------------------------------------------------------
                          MINIMUM          MAXIMUM          MINIMUM          MAXIMUM          MINIMUM          MAXIMUM
---------------------------------------------------------------------------------------------------------------------------
Per share............      $10.00           $12.00            $.80             $.96            $9.20            $11.04
---------------------------------------------------------------------------------------------------------------------------
Total................   $16,000,000      $19,200,000       $1,280,000       $1,536,000      $14,720,000      $17,664,000
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



 * The underwriter is offering the common stock on a firm commitment basis. The minimum price per share is expected to be $10.00 and the maximum price per share is expected to be $12.00.



** If the underwriter exercises in full its 45-day option to purchase up to 240,000 additional shares to cover over-allotments, the totals would be $18,400,000, $1,472,000 and $16,928,000 for the minimum offering and
   $22,080,000, $1,766,400 and $20,313,600 for the maximum offering.



     This investment involves a high degree of risk and substantial dilution. You should only purchase shares if you can afford a complete loss. Before investing, you should carefully read this prospectus and any supplement, paying particular attention to the "Risk Factors" beginning on page 4.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         CAPITAL WEST SECURITIES, INC.

                               TABLE OF CONTENTS



A summary of our goals, strategy,           Summary...................................
  financial                                                                               1
history and other factors relevant to your  About LORECOM.............................    1
investment decision.                        Our Business and Growth Strategy..........    2
                                            The Offering..............................    2
                                            Summary Financial Data....................    3

Important factors you should consider       Risk Factors..............................
  before                                                                                  4
investing.                                  Forward-Looking Statements................    7

A selection of our financial information    Summary Combined Financial Information....
  and                                                                                     7
information regarding use of proceeds and   Unaudited Pro Forma Combined Financial
dilution.                                   Statements................................   14
                                            Capitalization............................   20
                                            Use of Proceeds...........................   20
                                            Dilution..................................   21

About LORECOM and our relationships with    Business..................................   22
the interconnect partners.                  LORECOM's Business and Growth Strategy....   22
                                            The Market................................   23
                                            Products and Services.....................   24
                                            The Interconnect Partners.................   25
                                            The Acquisitions..........................   27
                                            Fairness Opinion of Houlihan Smith &
                                                 Company, Inc. .......................   29
                                            Competition...............................   29
                                            Property..................................   30
                                            Employees.................................   30
                                            Legal Proceedings.........................   30
                                            Where You Can Find More Information.......   30

Our plan of operations during the first     Management's Plan of Operation............   32
12 months.                                  Overview..................................   32
                                            Purpose of Organization...................   32
                                            Plan of Operation.........................   32
                                            Impact of Year 2000 Issues................   33

About our directors, executive officers,    Management and Principal Stockholders.....   35
significant employees and principal         Directors, Executive Officers and
                                                 Significant
stockholders.                               Employees.................................   35
                                            Compensation..............................   37
                                            Employment Agreements with Executive
                                                 Officers.............................   38
                                            Deferred Compensation and Stock Incentive
                                                 Plans................................   38
                                            Limitation on Directors' and Officers'
                                                 Liability............................   40
                                            Ownership of Management and Principal
                                                 Stockholders.........................   41
                                            Certain Relationships and Related
                                                 Transactions.........................   42

The common stock.                           Description of Common Stock...............   44
                                            About the Common Stock....................   44
                                            Dividend Policy...........................   45
                                            Market for Common Stock and Shares
                                                 Eligible for Future Sale.............   45
                                            Transfer Agent............................   46

About the underwriters, the accountants,    The Underwriter and the Plan of
                                                 Distribution.........................   46
and the validity of the common stock.       The Underwriting Agreement................   46
                                            Determining the Offering Price............   48
                                            Experts...................................   48
                                            Validity of Common Stock..................   49

Financial information about                 Index to Financial Statements.............  F-1
LORECOM and our partners.

                                    SUMMARY



     This section is only a summary and does not contain all the information that may be important to you. You should read the more detailed information contained later in this prospectus and all other information relating to this offering at the sources identified in the paragraph "Where you can find more information" on page 32. In addition to the information in this summary, more detailed information and financial statements appear throughout this prospectus. You should review all of these documents thoroughly before making your investment decision. Unless we indicate otherwise, the information we provide in this prospectus gives effect to the acquisition of the interconnect companies, reflects a 2,850-for-one stock split and cancellation of certain shares, both effected on April 9, 1999, and assumes that the underwriter's over-allotment option is not exercised.


ABOUT LORECOM


     On September 4, 1998, LORECOM incorporated under the name Advantage Business Solutions, Inc. Advantage was formed to consolidate the operations of certain interconnect companies in Oklahoma. On March 17, 1999, Advantage changed its name to The Alliance Group, Inc. On May 12, 1999, Alliance changed its name to LORECOM. Unless we state otherwise, when we refer to LORECOM we are also referring to Alliance and Advantage.



     When we complete this offering, we plan to acquire thirteen interconnect companies. Typically, interconnect companies:



     - Sell, install and maintain a customer's telephone equipment and connect that equipment to the public telephone network;



     - Represent customers before local and long distance providers in determining local and long distance service requirements; and



     - Sell and install software applications for telephone systems that enhance the features and functions of the telephone equipment.



     Customer telephone equipment includes all telecommunications equipment located at the customer's office. This equipment normally consists of the telephone system, the telephones, the cabling system on the customer's premises, the telephone company's lines that connect the customer's telephone system to the public network and dedicated lines used for transmitting high-speed data or voice traffic between the customer's equipment and public or private networks.



     We believe that interconnect companies enjoy the respect of both customers and telephone companies. The interconnect company is the customer's telephone equipment expert.



     LORECOM identifies the thirteen interconnect companies it is acquiring as "partners." We will acquire ten of the companies through mergers and three companies through asset acquisitions. The issued and outstanding stock of the merging companies will be converted into cash and common stock of LORECOM. Three companies will sell their assets to us in exchange for cash and LORECOM common stock. The number of shares of common stock issued in the acquisitions depends on the initial public offering price of the common stock. We estimated the number of shares of common stock issued in the acquisitions to be approximately 380,682 based on an assumed initial public offering price of $11.00 per share. Houlihan Smith & Company, Inc., a National Association of Securities Dealers member and independent investment banker, has delivered an opinion to us and our shareholders that the consideration to be paid for each of the interconnect partners is fair from a financial point of view. After joining LORECOM, each of the partners will continue operating under its own name through 1999. Initially, the partners will also continue to be primarily responsible for their individual businesses and will maintain their business relationships with existing customers. Presently, LORECOM has no significant business operations other than its efforts to complete this offering and acquire the thirteen interconnect companies.

OUR BUSINESS AND GROWTH STRATEGY



     According to the 1998 MultiMedia Telecommunications Market Review and Forecast, in 1997, U.S. customers spent over $400 billion on telecommunications equipment, software and services. Upon acquisition of the interconnect partners, we will control approximately $18 million of the total market. We intend to increase our total market share by acquiring interconnect companies in states contiguous to Oklahoma. We expect to benefit from economies of scale as we consolidate the acquired companies. Our expanded customer base will provide us a readily accessible market to distribute new telecommunication products and services not presently offered by the interconnect partners, such as long distance service and other voice, video and data products and services. LORECOM will provide its customers an efficient and coordinated means of connecting them to voice and data networks. This means that LORECOM will become the bridge between the large network providers and the small to medium business market. As we grow, we expect to negotiate better terms with providers of local access, long distance, Internet access, and data communications. We also expect to negotiate greater discounts and increased levels of marketing and technical support with the equipment vendors. We expect that our results of operations will improve as economics of scale permit us to increase sales and profit margins.



     Customer service is paramount to maintaining the trusted position interconnects enjoy with customers and the benefits of economies of scale. LORECOM expects to maintain its customers' loyalty through the installation of a customer support center, Internet access to LORECOM services and support, and professional training for our customer service representatives.


THE OFFERING


Common stock offered by LORECOM.........     1,600,000 shares.



Common stock to be outstanding after
this offering...........................               shares.



Use of proceeds.........................     Assuming an offering price to the
                                             public of $11.00 per share, we
                                             expect to have net proceeds of
                                             approximately $14.9 million. We
                                             plan to use the net proceeds to pay
                                             the cash portion of the purchase
                                             price for the interconnect
                                             partners, to retire indebtedness
                                             incurred to finance the
                                             acquisitions and this offering, to
                                             purchase management information
                                             systems, for future acquisitions
                                             and for general corporate purposes.


Proposed           Symbol...............

SUMMARY FINANCIAL DATA


     Each of the interconnect partners will either merge with or sell its assets to a newly formed, wholly-owned subsidiary of LORECOM. The acquisitions will occur concurrently with the completion of this offering. The following unaudited pro forma combined summary financial data presents certain data for LORECOM, for the interconnect partners on an historical combined basis and for LORECOM on a pro forma combined basis, as adjusted to give effect to the acquisitions and the offering and the application of the proceeds therefrom. For more information, you should read the Unaudited Pro Forma Combined Financial Statements and notes beginning on page 14.



                                                                                         THREE MONTHS ENDED MARCH 31
                                                  YEAR ENDED                 ----------------------------------------------------
                                              DECEMBER 31, 1998                1998(1)                      1999
                                    --------------------------------------   ------------   -------------------------------------
                                    INTERCONNECT                             INTERCONNECT   INTERCONNECT
                                      PARTNERS                  PRO FORMA      PARTNERS       PARTNERS                 PRO FORMA
                                     HISTORICAL                    AS         HISTORICAL     HISTORICAL                    AS
                                      COMBINED      LORECOM     ADJUSTED       COMBINED       COMBINED      LORECOM     ADJUSTED
                                    ------------   ---------   -----------   ------------   ------------   ---------   ----------
Statement of Operations Data:
  Net sales.......................  $17,814,781    $     --    $17,814,781    $3,801,456     $4,613,868    $ 26,436    $4,640,304
  Cost of sales...................    8,227,477          --      8,227,477     1,774,075      2,239,822      26,436     2,266,258
  Total cost and expenses.........   17,471,509     113,078     18,389,427     3,860,037      4,585,696     235,158     4,847,834
  Income (loss) before income
    taxes.........................      343,272    (113,078)      (574,646)      (58,581)        28,172    (208,722)     (207,530)
  Income tax expense..............     (108,843)         --       (128,403)        6,580        (18,042)         --        (7,850)
  Net income (loss)...............      234,429    (113,078)      (703,049)      (52,001)        10,130    (208,722)     (215,380)
  Net loss per share..............                                    (.29)                                                 (0.09)
  Shares used in computing pro
    forma per share amounts.......                               2,456,632                                              2,456,632


---------------


(1) LORECOM was not in existence during the three months ended March 31, 1998.



                                                                      AS OF MARCH 31, 1999
                                                              ------------------------------------
                                                              INTERCONNECT
                                                                PARTNERS                PRO FORMA
                                                               HISTORICAL                   AS
                                                                COMBINED     LORECOM     ADJUSTED
                                                              ------------   --------   ----------
Balance Sheet Data:
  Cash and cash equivalents.................................     293,445      28,981     5,306,900
  Working capital...........................................   1,206,243    (407,893)    5,936,494
  Total assets..............................................   4,353,540     668,207    21,945,096
  Total long-term debt, including current portion...........     848,026      32,221       882,847
  Stockholders' equity (deficit)............................   1,594,331     178,210    18,846,960

                                  RISK FACTORS



     Buying our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before buying our common stock. Any of the risk factors discussed in this prospectus could materially adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.



THE TELECOMMUNICATIONS INDUSTRY MAY NOT CHANGE AS WE EXPECT.


     If the products and services we represent are not accepted for any reason, our business will be adversely affected. The market for our products may grow more slowly than we expect. Technologies, customer requirements and industry standards may change rapidly. We must improve our products to keep up with these changes. New or improved products from competitors could make our products less competitive or obsolete.

WE EXPECT OPERATING EXPENSES WILL INCREASE AND THIS COULD ADVERSELY AFFECT US.

     The interconnect partners have been successful in recent years, but we may not continue their success and profitability. We expect our expenses will increase substantially as we:

     - Increase our sales and marketing activities;

     - Develop our products and technology to keep up with the changes in the telecommunications industry;

     - Expand our state and regional markets; and

     - Pursue strategic relationships and acquisitions.

     We expect the net proceeds from this offering to satisfy our capital requirements until our next significant acquisition. However, many factors could cause us to need additional capital sooner. We may not be successful in expanding our markets and our activities may be more expensive than we currently expect. We may not experience any revenue growth in the future, and, in fact, our revenue could decline. As a result, we cannot predict our future operating results with any degree of certainty.

WE CANNOT GROW SUCCESSFULLY IF WE DO NOT INCREASE SALES TO EXISTING CUSTOMERS.


     We plan to grow by selling additional products and services to our existing customers. We will also introduce new products and services to the partners' customers. If we cannot coordinate the partners' products and services, or cross-sell products and services economically, we will not be able to grow adequately.


     We depend on the partners' existing customers for future revenues. If the partners' customers do not purchase additional products and services, or do not continue to be customers, our business will be adversely affected. These customers may not purchase additional products, upgrades or professional services.


WE ARE A START UP COMPANY.



     We were incorporated on September 4, 1998. At March 31, 1999, we had an accumulated deficit of $321,800, and stockholders' equity of $178,210. We can provide no assurance that we will continue as a going concern or reduce our accumulated net deficit. You must evaluate us in light of the uncertainties, delays, and difficulties and expenses commonly experienced by companies in the early operating stage, including intense competition. In addition, our future performance will be subject to factors beyond our control, including general economic conditions and conditions in the telecommunications industry or targeted commercial markets.

LORECOM AND THE INTERCONNECT PARTNERS HAVE NOT PREVIOUSLY DONE BUSINESS
TOGETHER.


     LORECOM has not conducted significant operations except to complete this offering and the acquisitions. The combined and pro forma combined financial information provided in this prospectus may not indicate LORECOM's actual operating results and financial condition for the periods presented if the acquisitions had occurred on the dates indicated. Until we establish centralized accounting, management information and other administrative systems, we must rely on the separate systems of the acquired companies. To be successful, we must centralize systems, eliminate duplication of functions and integrate the businesses we acquire. Systems, hardware and software of some partners may be incompatible with others. Customer and employee turnover occurs regularly during and after acquisitions.


OUR NEW EXECUTIVE TEAM MAY NOT BE ABLE TO MEET OUR BUSINESS OBJECTIVES.


     Almost all of our executive officers, including our nominee for President and Chief Executive Officer, the Vice President of Operations and Chief Technical Officer and the Chief Financial Officer have been employed by LORECOM for a relatively short period of time. Since joining LORECOM, the new management team has devoted substantial efforts to expanding our sales, marketing and professional services activities. This management team has not worked together previously and may not be able to meet our goals.



WE MAY BE UNABLE TO SUCCESSFULLY CLOSE ALL THE ACQUISITIONS OF THE PARTNERS AND INTEGRATE THE PARTNERS INTO OUR BUSINESS.



     We expect to complete the acquisition of the thirteen companies concurrently with closing this offering. However, each acquisition is subject to certain closing conditions which may not be met. We cannot assure you that we will be able to close all thirteen acquisitions. Even if we can, we must then integrate the businesses and operations of those thirteen companies. If we are unsuccessful our business may be adversely affected. Additionally, we may never achieve the anticipated synergies from the acquisition of the partners, including marketing, distribution or other operational benefits. We may have difficulties in integrating the partners, because the companies are geographically separated, have different corporate cultures and have personnel with different business backgrounds. We could have problems with:


     - Retaining the partners' key employees;

     - Standardizing sales quotas, territories and incentive compensation plans for sales personnel; and

     - Keeping the partners' customers.

RISKS ARE INVOLVED IN ACQUIRING COMPANIES.

     We expect to grow by acquiring more companies. Other companies have similar goals and may try to acquire the same companies. Many of our competitors have greater resources than ours and may be willing to pay higher prices than LORECOM. The stock of larger public companies may be more acceptable to people who want to sell their companies. Management's attention and resources may focus on acquisitions and cause a loss of existing business. Additionally, past operations of, and unanticipated problems with, acquired businesses pose a great deal of risk. Customer dissatisfaction or performance problems of a single acquired company could harm LORECOM's reputation generally. We may not succeed in integrating and profitably managing additional businesses.

     We may rely on common stock, cash, notes or other consideration for future acquisitions. Our ability to use our stock depends on its market value. If we do not use stock, our ability to raise capital from other sources may be limited. Significant additional debt could adversely affect LORECOM and the value of the common stock.

OKLAHOMA LAW AND OUR GOVERNING INSTRUMENTS MAY RESTRICT POTENTIAL ACQUISITION BIDS FOR LORECOM AND ADVERSELY AFFECT OUR OPERATIONS.



     Approximately one-third of our board of directors will be elected each year. Members of the board of directors cannot be removed except for cause. Our Certificate of Incorporation permits the board of directors to issue preferred stock with dividend, redemption, conversion and exchange rights selected by the board without prior approval of LORECOM stockholders. The difficulty of removing members of the board, and the board's ability to issue preferred stock, could delay or prevent a change of control of LORECOM. As a result, these provisions may prevent the market price of LORECOM common stock from reflecting the effects of actual or rumored takeover attempts. These provisions may also prevent changes in the management of LORECOM.


     Additionally, Oklahoma laws may inhibit potential acquisition bids for LORECOM. Oklahoma law prevents LORECOM from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder. A business combination includes a merger or consolidation involving LORECOM and the interested stockholder or the sale of more than 10% of LORECOM's assets.

     If we have 1,000 or more shareholders and meet other conditions, we will be subject to Oklahoma's control shares act. With exceptions, this act prevents holders of more than 20% of our stock from voting those shares. This at least delays the time it takes anyone to gain control of LORECOM. Also, shareholder action by written consent without a meeting requires unanimous shareholder consent.

OUR UNDERWRITER HAS LIMITED UNDERWRITING EXPERIENCE.


     Capital West Securities, Inc. was first registered as a broker-dealer in May 1995. Capital West has participated in only nine public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. Prospective purchasers of the securities offered in this prospectus should consider Capital West's limited underwriting experience in evaluating this offering.



ADDITIONAL RISK FACTORS DISCUSSED IN OUR PROSPECTUS.



     You should consider the additional risk factors set forth in this prospectus before buying our common stock. In particular, you must understand that we are in a highly competitive industry. If we cannot compete successfully, we will be adversely affected. We also have no intention of paying dividends now or at any time in the foreseeable future. We are also dependent upon certain vendors that provide us equipment and services for resale. We may also suffer losses as a result of year 2000 problems. You should not consider the initial public offering price to be an indication of the actual value of our common stock. You will also suffer substantial dilution of the tangible net book value of the common stock that you purchase in this offering. In addition, you may suffer adverse effects from the sale of shares that are eligible for future sale. Please refer to the "Business," "Management's Plan of Operation," "Dilution," "The Underwriter and the Plan of Distribution" and "Description of Common Stock" sections of this prospectus for further information regarding these risk factors.



     We, like many other businesses, depend on our key executives and operating personnel. If we lose our key personnel, we may not be able to hire adequate replacements and our business may be adversely affected. Similarly, like many companies pursuing an initial public offering, no prior market exists for our stock and, if a market does develop, the price of our common stock may be volatile. Please refer to the "Business" and "Description of Common Stock" sections of this prospectus for further information regarding these risk factors.

                           FORWARD-LOOKING STATEMENTS



     We have included some forward-looking statements in this prospectus about our expectations for LORECOM after the acquisitions. These forward-looking statements contain substantial risks and uncertainties that may cause our actual results to differ significantly from our forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:



     - Discuss our future expectations;



     - Contain projections of our future operating results or of our future financial condition; or



     - State other "forward-looking" information.



     We believe it is important to communicate our expectations to you, but events may occur in the future over which we have no control and which we are not accurately able to predict.



                     SUMMARY COMBINED FINANCIAL INFORMATION



     The following tables set forth the condensed historical financial data of LORECOM and the interconnect partners (1) for the periods ended and as of December 31, 1998, except for Telkey Communications, Inc. and Terra Telecom, Inc., whose information is as of September 30, 1998 and for the twelve months then ended, and (2) for the three month periods ended and as of March 31, 1999. The December 31, 1998 financial data of Access Communications Services, Inc., LORECOM Technologies, Inc., American Telcom, Inc., Banner Communications, Inc., Communication Services, Inc., Telephone and Paging Divisions of EIS Communications, Telkey Communications, Inc., Terra Telecom, Inc. and Travis Business Systems, Inc. are derived from the financial statements of each company, which have been audited by Deloitte & Touche LLP, independent auditors. The December 31, 1998 financial data of Commercial Telecom Systems, Inc. are derived from its financial statements, which have been audited by Hunter, Atkins & Russell, PLC, independent auditors. The December 31, 1998 financial data of Nobel Systems, Inc. are derived from its financial statements, which have been audited by Saxon & Knol, P.C., independent auditors. The December 31, 1998 financial data of Able Communication Incorporated, Perkins Office Machines, Inc. and The Phone Man Sales and Services, Inc. set forth in the "Others" column, as well as the March 31, 1999 financial data of LORECOM and the interconnect partners, are derived from the unaudited financial statements of each company, which, in the opinion of each company's management, present fairly the financial condition and results of operations of the company. The tables also set forth the unaudited condensed historical financial data of the interconnect partners and of LORECOM on a combined basis for the periods indicated. The information should be read in conjunction with the historical financial statements and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this prospectus.

                           LORECOM TECHNOLOGIES, INC.



                       HISTORICAL COMBINED BALANCE SHEETS


                               DECEMBER 31, 1998


                                  (UNAUDITED)


                                     ASSETS


                                            AMERICAN    ACCESS     BANNER      CSI        CTS        EIS       NOBEL
                                            --------   --------   --------   --------   --------   --------   --------
CURRENT ASSETS:
  Cash....................................  $82,545    $187,464   $ 13,486   $ 26,440   $ 54,532   $     --   $     --
  Accounts receivable.....................  230,324     127,953    148,033     98,354     72,080    239,130     85,237
  Inventory...............................   25,484      51,820     68,939     32,482     90,902    177,340     51,976
  Other current assets....................    2,800       3,864         --         --         --         --         --
                                            --------   --------   --------   --------   --------   --------   --------
        Total current assets..............  341,153     371,101    230,458    157,276    217,514    416,470    137,213
PROPERTY AND EQUIPMENT, NET...............   75,659     143,044     79,140     45,944     14,843     19,212     32,489
OTHER ASSETS..............................       --     198,977         --        200        610         --         --
                                            --------   --------   --------   --------   --------   --------   --------
        TOTAL.............................  $416,812   $713,122   $309,598   $203,420   $232,967   $435,682   $169,702
                                            ========   ========   ========   ========   ========   ========   ========
                                         LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable........................  $50,751    $191,484   $ 68,432   $ 68,511   $137,590   $123,327   $ 46,083
  Current portion of long-term debt.......   66,827      73,474     50,073     29,445      4,044     11,064     71,567
  Other current liabilities...............   87,351      79,595     32,646     51,813    159,341     55,923     16,822
                                            --------   --------   --------   --------   --------   --------   --------
        Total current liabilities.........  204,929     344,553    151,151    149,769    300,975    190,314    134,472
  Long-term debt..........................       --     116,748     44,807     28,195      7,348     16,581     17,228
                                            --------   --------   --------   --------   --------   --------   --------
        Total liabilities.................  204,929     461,301    195,958    177,964    308,323    206,895    151,700
STOCKHOLDERS' EQUITY (DEFICIT)............  211,883     251,821    113,640     25,456    (75,356)   228,787     18,002
                                            --------   --------   --------   --------   --------   --------   --------
        TOTAL.............................  $416,812   $713,122   $309,598   $203,420   $232,967   $435,682   $169,702
                                            ========   ========   ========   ========   ========   ========   ========



                  HISTORICAL COMBINED STATEMENTS OF OPERATIONS


                               DECEMBER 31, 1998


                                  (UNAUDITED)



                                            AMERICAN      ACCESS       BANNER       CSI         CTS          EIS        NOBEL
                                           ----------   ----------   ----------   --------   ----------   ----------   --------
NET SALES................................  $1,168,070   $1,345,576   $1,548,874   $807,432   $1,437,932   $2,349,845   $953,046
COSTS AND EXPENSES:
  Cost of sales..........................     463,476      523,506      798,261    350,793      694,385    1,232,744    439,803
  Salaries and benefits..................     365,055      523,127      452,068    285,823      386,413      678,442    330,795
  Selling, general and administrative....     200,126      234,004      216,801    156,493      133,253      421,877    166,224
  Interest...............................       3,028       47,444        6,689      4,335        5,099        2,226      9,729
  Depreciation and amortization..........      18,802       27,594       28,837     16,799       10,121       15,085     14,926
                                           ----------   ----------   ----------   --------   ----------   ----------   --------
        Total costs and expenses.........   1,050,487    1,355,675    1,502,656    814,243    1,229,271    2,350,374    961,477
                                           ----------   ----------   ----------   --------   ----------   ----------   --------
INCOME (LOSS) BEFORE INCOME TAXES........     117,583      (10,099)      46,218     (6,811)     208,661         (529)    (8,431)
INCOME TAX (EXPENSE) BENEFIT.............     (31,955)       1,515           --         --      (76,316)          --         --
                                           ----------   ----------   ----------   --------   ----------   ----------   --------
NET INCOME (LOSS)........................  $   85,628   $   (8,584)  $   46,218   $ (6,811)  $  132,345   $     (529)  $ (8,431)
                                           ==========   ==========   ==========   ========   ==========   ==========   ========

                           LORECOM TECHNOLOGIES, INC.



               HISTORICAL COMBINED BALANCE SHEETS -- (CONTINUED)


                               DECEMBER 31, 1998


                                  (UNAUDITED)


                                     ASSETS


                                                                                        INTERCONNECT
                                                                                          PARTNERS                 COMBINED
                                           TELKEY     TERRA       TRAVIS      OTHERS      COMBINED     LORECOM      TOTAL
                                          --------   --------   ----------   --------   ------------   --------   ----------
CURRENT ASSETS:
  Cash..................................  $140,053   $ 20,946   $  153,409   $ 12,962    $  691,837   $ 79,700    $  771,537
  Accounts receivable...................   154,280    118,120      381,421     63,644     1,718,576         --     1,718,576
  Inventory.............................    88,748    131,035      485,695      4,971     1,209,392         --     1,209,392
  Other current assets..................    19,065         --       46,063        282        72,074      1,933        74,007
                                          --------   --------   ----------   --------    ----------   --------    ----------
        Total current assets............   402,146    270,101    1,066,588     81,859     3,691,879     81,633     3,773,512
PROPERTY AND EQUIPMENT, NET.............    73,494     64,920      118,640     28,469       695,854     40,721       736,575
OTHER ASSETS............................    16,862      8,096        5,884        543       231,172     20,498       251,670
                                          --------   --------   ----------   --------    ----------   --------    ----------
        TOTAL...........................  $492,502   $343,117   $1,191,112   $110,871    $4,618,905   $142,852    $4,761,757
                                          ========   ========   ==========   ========    ==========   ========    ==========
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Accounts payable......................  $ 31,364   $126,585   $  172,654   $ 15,596    $1,032,377   $ 32,464    $1,064,841
  Current portion of long-term debt.....    59,782     59,143           --     13,000       438,419      8,049       446,468
  Other current liabilities.............    54,701     86,145      382,341      5,953     1,012,631     98,296     1,110,927
                                          --------   --------   ----------   --------    ----------   --------    ----------
        Total current liabilities.......   145,847    271,873      554,995     34,549     2,483,427    138,809     2,622,236
  Long-term debt........................    24,780     56,362           --     75,173       387,222     26,119       413,341
                                          --------   --------   ----------   --------    ----------   --------    ----------
        Total liabilities...............   170,627    328,235      554,995    109,722     2,870,649    164,928     3,035,577
STOCKHOLDERS' EQUITY (DEFICIT)..........   321,875     14,882      636,117      1,149     1,748,256    (22,076)    1,726,180
                                          --------   --------   ----------   --------    ----------   --------    ----------
        TOTAL...........................  $492,502   $343,117   $1,191,112   $110,871    $4,618,905   $142,852    $4,761,757
                                          ========   ========   ==========   ========    ==========   ========    ==========



          HISTORICAL COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)


                               DECEMBER 31, 1998


                                  (UNAUDITED)


                                                                                        INTERCONNECT
                                                                                          PARTNERS                  COMBINED
                                        TELKEY       TERRA        TRAVIS      OTHERS      COMBINED      LORECOM       TOTAL
                                      ----------   ----------   ----------   --------   ------------   ---------   -----------
NET SALES...........................  $1,393,165   $1,956,623   $4,198,047   $656,171   $17,814,781    $     --    $17,814,781
COSTS AND EXPENSES:
  Cost of sales.....................     566,249    1,052,621    1,771,499    334,140     8,227,477          --      8,227,477
  Salaries and benefits.............     476,800      650,889    1,814,593    204,155     6,168,160      63,267      6,231,427
  Selling, general and
    administrative..................     249,538      204,014      618,179     81,264     2,681,773      46,983      2,728,756
  Interest..........................       7,161       19,747        9,177     11,136       125,771         850        126,621
  Depreciation and amortization.....      46,874       29,459       43,353     16,478       268,328       1,978        270,306
                                      ----------   ----------   ----------   --------   -----------    ---------   -----------
        Total costs and expenses....   1,346,622    1,956,730    4,256,801    647,173    17,471,509     113,078     17,584,587
                                      ----------   ----------   ----------   --------   -----------    ---------   -----------
INCOME (LOSS) BEFORE INCOME TAXES...      46,543         (107)     (58,754)     8,998       343,272    (113,078)       230,194
INCOME TAX (EXPENSE) BENEFIT........     (11,792)          16        9,689         --      (108,843)         --       (108,843)
                                      ----------   ----------   ----------   --------   -----------    ---------   -----------
NET INCOME (LOSS)...................  $   34,751   $      (91)  $  (49,065)  $  8,998   $   234,429    $(113,078)  $   121,351
                                      ==========   ==========   ==========   ========   ===========    =========   ===========

                           LORECOM TECHNOLOGIES, INC.



                       HISTORICAL COMBINED BALANCE SHEET


                                 MARCH 31, 1999


                                  (UNAUDITED)





                                     ASSETS



                                           AMERICAN    ACCESS     BANNER      CSI        CTS        EIS       NOBEL
                                           --------   --------   --------   --------   --------   --------   --------
CURRENT ASSETS:
  Cash...................................  $ 64,934   $ 25,136   $  1,670   $ 73,033   $ 46,264   $     --   $  3,175
  Accounts receivable....................   113,998    215,972     71,195     83,051    107,011    166,718     67,733
  Inventory..............................    23,142     60,465     73,939     29,282     95,402    303,741     39,392
  Other current assets...................     2,800      3,143         --         --         --         --     22,241
                                           --------   --------   --------   --------   --------   --------   --------
        Total current assets.............   204,874    304,716    146,804    185,366    248,677    470,459    132,541
PROPERTY AND EQUIPMENT, NET..............    70,959    170,691     74,462     41,501     12,343     16,712     30,987
OTHER ASSETS.............................        --     28,400         --        133        610         --         --
                                           --------   --------   --------   --------   --------   --------   --------
        TOTAL............................  $275,833   $503,807   $221,266   $227,000   $261,630   $487,171   $163,528
                                           ========   ========   ========   ========   ========   ========   ========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Accounts payable.......................  $ 20,492   $177,520   $ 68,224   $ 89,685   $133,719   $168,237   $ 52,108
  Current portion of long-term debt......    26,825     74,765     49,174     27,410      4,400     11,352     60,645
  Other current liabilities..............    37,215     60,755     25,066     38,121    167,571     51,725     31,199
                                           --------   --------   --------   --------   --------   --------   --------
        Total current liabilities........    84,532    313,040    142,464    155,216    305,690    231,314    143,952
  Long-term debt.........................        --    102,675     39,760     26,398      5,739     13,831     14,250
                                           --------   --------   --------   --------   --------   --------   --------
        Total liabilities................    84,532    415,715    182,224    181,614    311,429    245,145    158,202
STOCKHOLDERS' EQUITY (DEFICIT)...........   191,301     88,092     39,042     45,386    (49,799)   242,026      5,326
                                           --------   --------   --------   --------   --------   --------   --------
        TOTAL............................  $275,833   $503,807   $221,266   $227,000   $261,630   $487,171   $163,528
                                           ========   ========   ========   ========   ========   ========   ========

                           LORECOM TECHNOLOGIES, INC.



                HISTORICAL COMBINED BALANCE SHEET -- (CONTINUED)


                                 MARCH 31, 1999


                                  (UNAUDITED)





                                     ASSETS



                                                                                             INTERCONNECT
                                                                                               PARTNERS                 COMBINED
                                                TELKEY     TERRA       TRAVIS      OTHERS      COMBINED     LORECOM      TOTAL
                                               --------   --------   ----------   --------   ------------   --------   ----------
CURRENT ASSETS:
  Cash.......................................  $ 49,002   $ 20,884   $       --   $  9,347    $  293,445    $ 28,981   $  322,426
  Accounts receivable........................   167,461    212,241      738,111     45,615     1,989,106      26,436    2,015,542
  Inventory..................................   112,389     94,726      415,950     26,122     1,274,550                1,274,550
  Other current assets.......................    16,067         --       34,913         99        79,263       2,721       81,984
                                               --------   --------   ----------   --------    ----------    --------   ----------
        Total current assets.................   344,919    327,851    1,188,974     81,183     3,636,364      58,138    3,694,502
PROPERTY AND EQUIPMENT, NET..................    69,329     44,695      112,847     24,312       668,838     100,425      769,263
OTHER ASSETS.................................     9,673      8,096          884        542        48,338     509,644      557,982
                                               --------   --------   ----------   --------    ----------    --------   ----------
        TOTAL................................  $423,921   $380,642   $1,302,705   $106,037    $4,353,540    $668,207   $5,021,747
                                               ========   ========   ==========   ========    ==========    ========   ==========

                                              LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Accounts payable...........................  $ 38,247   $155,618   $  104,176   $ 27,832    $1,035,858    $268,873    1,304,731
  Current portion of long-term debt..........    14,424     51,943      185,000     13,000       518,938       8,255      527,193
  Other current liabilities..................    31,700     74,277      351,358      6,338       875,325     188,903    1,064,228
                                               --------   --------   ----------   --------    ----------    --------   ----------
        Total current liabilities............    84,371    281,838      640,534     47,170     2,430,121     466,031    2,896,152
  Long-term debt.............................    13,108     37,338           --     75,989       329,088      23,966      353,054
                                               --------   --------   ----------   --------    ----------    --------   ----------
        Total liabilities....................    97,479    319,176      640,534    123,159     2,759,209     489,997    3,249,206
STOCKHOLDERS' EQUITY (DEFICIT)...............   326,442     61,466      662,171    (17,122)    1,594,331     178,210    1,772,541
                                               --------   --------   ----------   --------    ----------    --------   ----------
        TOTAL................................  $423,921   $380,642   $1,302,705   $106,037    $4,353,540    $668,207   $5,021,747
                                               ========   ========   ==========   ========    ==========    ========   ==========

                           LORECOM TECHNOLOGIES, INC.



                  HISTORICAL COMBINED STATEMENTS OF OPERATIONS


               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998


                                  (UNAUDITED)



                                              AMERICAN               ACCESS                BANNER                  CSI
                                         -------------------   -------------------   -------------------   -------------------
                                           1999       1998       1999       1998       1999       1998       1999       1998
                                         --------   --------   --------   --------   --------   --------   --------   --------
NET SALES..............................  $261,415   $216,119   $363,303   $287,023   $240,355   $276,409   $263,503   $158,053
COSTS AND EXPENSES:
  Cost of sales........................   129,797    107,578    147,845    117,680    125,177    144,334    124,528     70,370
  Salaries and benefits................   104,001     72,806    132,439    137,234    125,828     94,191     78,551     69,047
  Selling, general and
    administrative.....................    49,024     30,026     62,789     58,999     49,990     48,179     33,924     22,131
  Interest.............................       544        626      7,390      8,012      2,467      1,245      1,820      1,043
  Depreciation and amortization........     4,700      5,866      7,903      7,796      5,559      3,900      4,750      4,199
                                         --------   --------   --------   --------   --------   --------   --------   --------
        Total costs and expenses.......   288,066    216,902    358,366    329,721    309,021    291,849    243,573    166,790
                                         --------   --------   --------   --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE
  INCOME TAXES.........................   (26,651)      (783)     4,937    (42,698)   (68,666)   (15,440)    19,930     (8,737)
INCOME TAX (EXPENSE)
  BENEFIT..............................     6,069         --     (1,000)     8,581         --         --         --         --
                                         --------   --------   --------   --------   --------   --------   --------   --------
NET INCOME (LOSS)......................  $(20,582)  $   (783)  $  3,937   $(34,117)  $(68,666)  $(15,440)  $ 19,930   $ (8,737)
                                         ========   ========   ========   ========   ========   ========   ========   ========



                                                              CTS                   EIS                  NOBEL
                                                      -------------------   -------------------   -------------------
                                                        1999       1998       1999       1998       1999       1998
                                                      --------   --------   --------   --------   --------   --------
NET SALES...........................................  $332,225   $349,347   $588,396   $465,079   $298,942   $264,905
COSTS AND EXPENSES:
  Cost of sales.....................................   189,634    206,792    301,433    197,056    156,881    128,845
  Salaries and benefit..............................    70,830     96,957    164,754    171,046     98,896     90,682
  Selling, general and administrative...............    33,566     32,763    103,906     94,845     51,034     31,868
  Interest..........................................       263        805        224         --      1,647      3,110
  Depreciation and amortization.....................     2,500      1,805      2,500         --      3,160      3,000
                                                      --------   --------   --------   --------   --------   --------
        Total costs and expenses....................   296,793    339,122    572,817    462,947    311,618    257,505
                                                      --------   --------   --------   --------   --------   --------
INCOME (LOSS) BEFORE INCOME TAXES...................    35,432     10,225     15,579      2,132    (12,676)     7,400
INCOME TAX (EXPENSE) BENEFIT........................    (9,875)    (2,026)    (2,340)        --         --         --
                                                      --------   --------   --------   --------   --------   --------
NET INCOME (LOSS)...................................  $ 25,557   $  8,199   $ 13,239   $  2,132   $(12,676)  $  7,400
                                                      ========   ========   ========   ========   ========   ========

                           LORECOM TECHNOLOGIES, INC.

               FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND 1998


                                  (UNAUDITED)



                                          TELKEY                 TERRA                 TRAVIS                 OTHERS
                                    -------------------   -------------------   ---------------------   -------------------
                                      1999       1998       1999       1998        1999        1998       1999       1998
                                    --------   --------   --------   --------   ----------   --------   --------   --------
NET SALES.........................  $388,836   $244,959   $605,247   $448,477   $1,140,659   $897,513   $130,987   $193,572
COSTS AND EXPENSES:
  Cost of sales...................   176,884     95,227    268,308    264,505      549,820    331,185     69,515    110,503
  Salaries and benefit............   141,464    102,508    227,105    152,232      442,828    408,155     52,178     37,906
  Selling, general and
    administrative................    41,554     43,189     71,131     61,993      106,143    136,686     23,686     19,717
  Interest........................      (226)       815      6,274        415        1,539      1,350      1,148      3,376
  Depreciation and amortization...     7,450      6,889      8,100      7,500        7,722      6,931      2,819      4,119
                                    --------   --------   --------   --------   ----------   --------   --------   --------
        Total costs and
          expenses................   367,126    248,628    580,918    486,645    1,108,052    884,307    149,346    175,621
                                    --------   --------   --------   --------   ----------   --------   --------   --------
INCOME (LOSS) BEFORE INCOME
  TAXES...........................    21,710     (3,669)    24,329    (38,168)      32,607     13,206    (18,359)    17,951
INCOME TAX (EXPENSE) BENEFIT......    (3,257)       550     (4,754)     5,732       (6,553)    (2,653)     3,668     (3,604)
                                    --------   --------   --------   --------   ----------   --------   --------   --------
NET INCOME (LOSS).................  $ 18,453   $ (3,119)  $ 19,575   $(32,436)  $   26,054   $ 10,553   $(14,691)  $ 14,347
                                    ========   ========   ========   ========   ==========   ========   ========   ========



                                                    INTERCONNECT PARTNERS
                                                          COMBINED               LORECOM            COMBINED TOTAL
                                                   -----------------------   ----------------   -----------------------
                                                      1999         1998        1999      1998      1999         1998
                                                   ----------   ----------   ---------   ----   ----------   ----------
NET SALES........................................  $4,613,868   $3,801,456   $  26,436    --    $4,640,304   $3,801,456
COSTS AND EXPENSES:
  Cost of sales..................................   2,239,822    1,774,075      26,436    --     2,266,258    1,774,075
  Salaries and benefits..........................   1,638,874    1,432,764     121,323    --     1,760,197    1,432,764
  Selling, general and administrative............     626,747      580,396      84,455    --       711,202      580,396
  Interest.......................................      23,090       20,797         484    --        23,574       20,797
  Depreciation and amortization..................      57,163       52,005       2,460    --        59,623       52,005
                                                   ----------   ----------   ---------   ---    ----------   ----------
        Total costs and expenses.................   4,585,696    3,860,037     235,158    --     4,820,854    3,860,037
                                                   ----------   ----------   ---------   ---    ----------   ----------
INCOME (LOSS) BEFORE INCOME TAXES................      28,172      (58,581)   (208,722)   --      (180,550)     (58,581)
INCOME TAX (EXPENSE) BENEFIT.....................     (18,042)       6,580          --    --       (18,042)       6,580
                                                   ----------   ----------   ---------   ---    ----------   ----------
NET INCOME (LOSS)................................  $   10,130   $  (52,001)  $(208,722)   --    $ (198,592)  $  (52,001)
                                                   ==========   ==========   =========   ===    ==========   ==========

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements give effect to the acquisitions by LORECOM of the outstanding capital stock or assets of the interconnect partners. The acquisitions will be accounted for using the purchase method of accounting. LORECOM has been identified as the accounting acquiror.


     December 31, 1998 unaudited pro forma statements of operations. The unaudited pro forma combined statement of operations give effect to these transactions as if they had occurred on January 1, 1998. All of the historical financial information included in the "Interconnect Partners Historical Combined" column below is as of December 31, 1998 and for the twelve months then ended, except for Telkey Communications, Inc. and Terra Telecom, Inc., whose information is for the nine months ended September 30, 1998.



     March 31, 1999 unaudited pro forma combined financial statements. The unaudited pro forma combined balance sheet gives effect to the acquisitions and the offering as if they had occurred on March 31, 1999. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1998. All of the historical financial information included in the "Interconnect Partners Historical Combined" column below is as of March 31, 1999 and for the three months then ended.



     For purposes of computing the purchase price for accounting purposes, the value of shares is determined using an estimated discounted value of $9.90 per share, which represents a discount of 10 percent from the initial public offering price of $11.00 per share due to restrictions on the sale and transferability of the shares issued. The purchase price has been allocated to the interconnect companies' historical assets and liabilities based on their respective carrying values as these carrying values are deemed to represent the fair market value of these assets and liabilities. LORECOM has allocated a portion of the purchase price to noncompete agreements based on an analysis prepared by LORECOM. The allocations of the purchase price are considered preliminary until such time as the closing of the offering and the acquisitions.



     LORECOM has preliminarily analyzed the savings that it expects to realize from reductions in salaries and benefits to certain stockholders of the interconnect partners who will not be employees of LORECOM. Net reductions have been reflected in the pro forma combined statements of operations for the stockholders and management of the interconnect partners who will not be employed by LORECOM and for certain other cost savings, including the overhead allocations made by the parent of one of the interconnect partners. These savings have been offset by the incremental increase in costs related to consulting agreements and LORECOM's new management. Subsequent to the offering, LORECOM believes that it can realize savings from (1) increased productivity of its technical service staff, (2) greater volume discounts from suppliers, and
(3) consolidation of insurance programs and other corporate operations, such as financial and management reporting. Integration of the interconnect partners may also present opportunities to reduce costs through the elimination of duplicative functions and through increased employee utilization. However, subsequent to the offering, LORECOM will incur additional costs and expenditures for corporate expenses related to being a public company, systems development and corporate administration. Neither these anticipated savings nor the anticipated off-setting costs have been included in the pro forma combined financial statements of LORECOM.



     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data do not purport to represent what LORECOM's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of LORECOM's financial position or results of operations for any future period. Since the interconnect partners were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the risk factors starting on page 4 of this prospectus and the financial statements and notes thereto included elsewhere in this prospectus.

                           LORECOM TECHNOLOGIES, INC.



                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                 MARCH 31, 1999



                                     ASSETS



                                      INTERCONNECT
                                        PARTNERS                                        PRO FORMA
                                       HISTORICAL                 PRO FORMA                AS
                                        COMBINED      LORECOM    ADJUSTMENTS   NOTES    ADJUSTED
                                      ------------   ---------   -----------   -----   -----------
Cash................................   $  293,445    $  28,981   $ 5,056,474     1     $ 5,306,900
                                                                     (72,000)    7
Accounts receivable.................    1,989,106       26,436                           2,015,542
Inventory...........................    1,274,550                                        1,274,550
Other current assets................       79,263        2,721                              81,984
                                       ----------    ---------   -----------           -----------
          Total current assets......    3,636,364       58,138     4,984,474             8,678,976
Property and equipment, net.........      668,838      100,425       (17,800)    7         751,463
Goodwill and other intangible
  assets............................                              12,466,319     2      12,466,319
Other assets........................       48,338      509,644      (509,644)    1          48,338
                                       ----------    ---------   -----------           -----------
          TOTAL.....................   $4,353,540    $ 668,207   $16,923,349           $21,945,096
                                       ==========    =========   ===========           ===========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable....................   $1,035,858    $ 268,873   $  (153,670)    1     $ 1,151,061
Accrued expenses....................       26,235       35,233                              61,468
Current portion of long-term debt...      518,938        8,255                             527,193
Other current liabilities...........      849,090      153,670                           1,002,760
                                       ----------    ---------   -----------           -----------
          Total current
            liabilities.............    2,430,121      466,031      (153,670)            2,742,482
Long-term debt......................      329,088       23,966         2,600     7         355,654

STOCKHOLDERS' EQUITY
Common stock........................        8,938        7,610        10,869     1          27,417
Additional paid-in capital..........      185,952      492,400    18,462,991     1      19,141,343
Retained earnings...................    1,399,441     (321,800)   (1,399,441)    1        (321,800)
                                       ----------    ---------   -----------           -----------
          Total stockholders'
            equity..................    1,594,331      178,210    17,074,419            18,846,960
                                       ----------    ---------   -----------           -----------
          TOTAL.....................   $4,353,540    $ 668,207   $16,923,349           $21,945,096
                                       ==========    =========   ===========           ===========

                           LORECOM TECHNOLOGIES, INC.



             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                       INTERCONNECT
                                         PARTNERS                                        PRO FORMA
                                        HISTORICAL                 PRO FORMA                AS
                                         COMBINED      LORECOM    ADJUSTMENTS   NOTES    ADJUSTED
                                       ------------   ---------   -----------   -----   -----------
Net sales............................  $17,814,781                                      $17,814,781
                                       -----------                                      -----------
Cost of sales........................    8,227,477                                        8,227,477
Salaries and benefits................    6,168,160    $  63,267    $(107,708)     3       6,123,719
Selling, general and
  administrative.....................    2,681,773       46,983                           2,728,756
Interest.............................      125,771          850                             126,621
Depreciation and amortization........      268,328        1,978      912,548      4       1,182,854
                                       -----------    ---------    ---------            -----------
          Total costs and expenses...   17,471,509      113,078      804,840             18,389,427
                                       -----------    ---------    ---------            -----------
Income (loss) before income taxes....      343,272     (113,078)    (804,840)              (574,646)
Income tax (expense) benefit.........     (108,843)                  (19,560)     5        (128,403)
                                       -----------    ---------    ---------            -----------
Net income (loss)....................  $   234,429    $(113,078)   $(824,400)           $  (703,049)
                                       ===========    =========    =========            ===========
Net loss per share (both basic and
  diluted)...........................                                             6     $     (0.29)
                                                                                        ===========
Number of shares used in computing
  net loss per share.................                                                     2,456,632
                                                                                        ===========

                           LORECOM TECHNOLOGIES, INC.



             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS


                   FOR THE THREE MONTHS ENDED MARCH 31, 1999



                                         INTERCONNECT
                                           PARTNERS                                       PRO FORMA
                                          HISTORICAL                 PRO FORMA                AS
                                           COMBINED      LORECOM    ADJUSTMENTS   NOTES    ADJUSTED
                                         ------------   ---------   -----------   -----   ----------
Net sales..............................   $4,613,868    $  26,436                         $4,640,304
                                          ----------    ---------                         ----------
Cost of sales..........................    2,239,822       26,436                          2,266,258
Salaries and benefits..................    1,638,874      121,323    $(201,157)     3      1,559,040
Selling, general and administrative....      626,747       84,455                            711,202
Interest...............................       23,090          484                             23,574
Depreciation and amortization..........       57,163        2,460      228,137      4        287,760
                                          ----------    ---------    ---------            ----------
          Total costs and expenses.....    4,585,696      235,158       26,980             4,847,834
                                          ----------    ---------    ---------            ----------
Income (loss) before income taxes......       28,172     (208,722)     (26,980)             (207,530)
Income tax (expense) benefit...........      (18,042)                   10,192      5         (7,850)
                                          ----------    ---------    ---------            ----------
Net income (loss)......................   $   10,130    $(208,722)   $ (16,788)           $ (215,380)
                                          ==========    =========    =========            ==========
Net loss per share (both basic and
  diluted).............................                                             6     $    (0.09)
                                                                                          ==========
Number of shares used in computing net
  loss per share.......................                                                    2,456,632
                                                                                          ==========

                           LORECOM TECHNOLOGIES, INC.



         NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1


     To record the issuance of stock, net of offering costs, from the sale of shares in the offering and from the issuance of stock in the acquisitions as follows:



                                                          MARCH 31,
                                                             1999
                                                         ------------
Cash proceeds..........................................  $ 17,600,000
Offering costs.........................................    (2,700,000)
Less costs incurred....................................       509,644
Payment to related party...............................      (153,670)
                                                         ------------
Net proceeds...........................................    15,255,974
Less amount of proceeds paid to partners...............   (10,199,500)
                                                         ------------
Net cash proceeds......................................  $  5,056,474
                                                         ============



     The equity effect was recorded at an assumed issuance of 1,600,000 shares at $11.00 per share, and 380,682 shares at a value of $9.90 per share, with a par value of $.01 per share for LORECOM common stock.



     Also to eliminate the interconnect partners' historical combined total equity, including $8,938 in common stock and $185,952 in additional paid-in capital.


NOTE 2


     To reflect allocation of the $13,968,250 purchase price of the interconnect partners as follows:



Cost of net tangible assets...........................    $ 1,501,931
                                                          -----------
Identified intangible assets..........................      1,688,631
Goodwill..............................................     10,777,688
                                                          -----------
Adjustment to other assets............................     12,466,319
                                                          -----------
          Total purchase price........................    $13,968,250
                                                          ===========


     Identified intangible assets consist of noncompetition agreements with the interconnect partners' stockholders.

NOTE 3

     To reflect:


                                                              MARCH 31,   DECEMBER 31,
                                                                1999          1998
                                                              ---------   ------------
Expense reductions:
  Salaries and benefits for stockholders of the interconnect partners that will not continue subsequent to the
     acquisition............................................  $172,277     $ 689,108
  Overhead allocation from the parent of an interconnect
     partner that will not continue.........................    76,618       309,333
                                                              --------     ---------
          Total estimated cost reductions...................   248,895       998,441
Less additional costs resulting from the purchase:
  Consulting agreements with certain interconnect
     partners...............................................   (39,000)     (156,000)
  Salaries and benefits for administrative employees of
     LORECOM for a twelve month period, net of actual
     expenses incurred......................................    (8,738)     (734,733)
                                                              --------     ---------
Pro forma adjustment to salaries and benefits...............  $201,157     $ 107,708
                                                              ========     =========


NOTE 4


     To reflect amortization of goodwill over periods ranging from 5 to 20 years and identified intangible assets over a four to eight-year period.


NOTE 5


     To reflect the incremental provision for federal and state income taxes, assuming each company acquired was subject to federal and state income tax, and provide the income tax benefit of pro forma net expenses. The adjustment assumes a corporate income tax rate of 38% and that a majority of the goodwill and intangible asset amortization is non-deductible.


NOTE 6


     Unaudited pro forma net loss per share (both basic and diluted) is calculated using 2,456,632 shares of common stock. Shares outstanding include 1,600,000 shares sold pursuant to this offering, 380,682 shares issued to interconnect partners and 475,950 shares owned by the existing shareholders of LORECOM following the cancellation of 285,000 shares from an exiting stockholder.


NOTE 7


     To reflect certain asset distributions from certain of the interconnect partners to their stockholders and assumption of certain liabilities prior to the acquisitions consisting of:


Cash.......................................................   72,000
Property and equipment.....................................   17,800
Long-term debt.............................................    2,600

                                 CAPITALIZATION



     The following table sets forth, as of March 31, 1999, the cash, long-term debt, including current maturities, and capitalization of (1) LORECOM on an actual basis, (2) the interconnect partners on an historical combined basis and
(3) LORECOM on a pro forma combined basis to give effect to the acquisitions and the offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of LORECOM and the related notes included elsewhere in this prospectus.



                                                                     MARCH 31, 1999
                                                    ------------------------------------------------
                                                                INTERCONNECT PARTNERS     LORECOM
                                                     LORECOM          HISTORIC          PRO FORMA AS
                                                     ACTUAL           COMBINED            ADJUSTED
                                                    ---------   ---------------------   ------------
Cash..............................................  $  28,981        $  293,445         $ 5,306,900
                                                    =========        ==========         ===========
Long-term debt; including current portion(1):.....     32,221           848,026             882,847
Stockholders' equity:
  Preferred Stock: $.01 par value, 500,000 shares
     authorized: no shares issued and
     outstanding..................................         --                --                  --
  Common Stock: $.01 par value, 4,500,000 shares
     authorized: 760,950 shares issued and
     outstanding, LORECOM; 2,456,632 shares issued
     and outstanding, LORECOM pro forma as
     adjusted.....................................      7,610             8,938              27,417
  Additional paid-in capital......................    492,400           185,952          19,141,343
  Retained earnings (deficit).....................   (321,800)        1,399,441            (321,800)
                                                    ---------        ----------         -----------
          Total stockholders' equity..............    178,210         1,594,331          18,846,960
                                                    ---------        ----------         -----------
          Total debt and capitalization...........  $ 210,431        $2,442,357         $19,729,807
                                                    =========        ==========         ===========


---------------
(1) For a description of each company's debt, see the notes to financial statements of the interconnect partners included elsewhere in this prospectus.


                                USE OF PROCEEDS



     The net proceeds to LORECOM from the issuance and sale of its common stock offered hereby, after deducting the underwriting discount and expenses of the offering, are estimated to be $14.9 million ($17.3 million if the underwriter's over-allotment option is exercised in full), assuming an offering price of $11.00 per share. The following table illustrates the sources and uses of the net proceeds to LORECOM, as estimated by its management, in connection with the offering:



               SOURCE OF FUNDS
               ---------------
Offering of common stock.......   $14,900,000
                                  -----------
     Total sources of funds....   $14,900,000
                                  ===========



                USES OF FUNDS
                -------------
Acquisition of the interconnect
  partners.....................   $10,199,500
Repayment of the debt(1).......       540,000
Management information
  system.......................       500,000
Future acquisitions............     2,000,000
Working capital................     1,660,500
                                  -----------
     Total uses of funds.......   $14,900,000
                                  ===========


---------------

(1) Consists of balance due under a loan from our principal shareholder. Advances under the loan agreement were used to complete this offering, to acquire the interconnect partners and for working capital. The loan is payable on the earlier to occur of the closing of this offering or December 31, 1999, and bears interest at 10%. See "Certain Relationships and Related Transactions."



     Pending their use, all net proceeds from this offering to be used for the purchase and installation of a management information system and for future acquisitions will be invested in federally insured or guaranteed short-term interest bearing investments.

                                    DILUTION



     The initial public offering price is substantially higher than the net tangible book value per share of LORECOM's common stock. As a result, investors purchasing common stock in this offering will incur immediate dilution in net tangible book value per share of common stock. The historical combined net tangible book value of LORECOM as of March 31, 1999 was approximately $1,262,897, or approximately $1.47 per share, after giving effect to the acquisitions. See "Summary Combined Financial Information." The historical combined net tangible book value per share represents our pro forma net tangible assets as of March 31, 1999 divided by the number of shares to be outstanding after giving effect to the acquisitions. After giving effect to the sale of an estimated 1,600,000 shares that we are offering at an assumed initial public offering price of $11.00 per share and deducting estimated underwriting discounts and commissions and estimated offering expenses payable by LORECOM, our pro forma net tangible book value as of March 31, 1999 would have been approximately $6,380,641 or approximately $2.60 per share. This represents an immediate increase in pro forma net tangible book value of approximately $1.13 per share to existing stockholders and an immediate dilution of approximately $8.40 per share to new investors purchasing shares in the offering. The following table illustrates this pro forma dilution:



Assumed initial public offering price per share.............   $11.00
                                                               ------
Pro forma net tangible book value per share before the
  offering..................................................     1.47
Increase in pro forma net tangible value per share
  attributable to existing stockholders.....................     1.13
                                                               ------
Pro forma net tangible book value per share after the
  offering..................................................     2.60
                                                               ------
Dilution per share to new investors.........................   $ 8.40
                                                               ======



     The following table sets forth, on a pro forma basis as of June 15, 1999, the number of shares of common stock purchased from LORECOM, the total consideration to LORECOM and the average price per share paid to LORECOM by existing stockholders and the new investors purchasing shares from LORECOM in the acquisitions and the offering (before deducting underwriting discounts and commissions and estimated offering expenses):



                                     SHARES PURCHASED      TOTAL CONSIDERATION     AVERAGE
                                    -------------------   ---------------------     PRICE
                                     NUMBER     PERCENT     AMOUNT      PERCENT   PER SHARE
                                    ---------   -------   -----------   -------   ---------
Existing stockholders.............    475,950    19.37%   $   500,001     2.29%     $1.05
Interconnect partners.............    380,682    15.50%     3,768,750    17.23%      9.90
New Investors.....................  1,600,000    65.13%    17,600,000    80.48%     11.00
                                    ---------    -----    -----------    -----      -----
          Total...................  2,456,632      100%   $21,868,751      100%     $8.90
                                    =========    =====    ===========    =====      =====

                                    BUSINESS



     LORECOM was incorporated in Oklahoma on September 4, 1998, under the name Advantage Business Solutions, Inc., which changed its name to The Alliance Group, Inc. on March 17, 1999 and then to LORECOM on May 12, 1999. We formed LORECOM so that we could consolidate the operations of certain interconnect companies in Oklahoma. When we refer to LORECOM throughout this prospectus, we are also referring to The Alliance Group and Advantage Business Solutions. LORECOM is a subchapter S corporation. We intend to terminate our subchapter S status prior to the closing of this offering. LORECOM is in the process of trademarking its name and expects to receive its trademark in the first quarter of 2000.


LORECOM'S BUSINESS AND GROWTH STRATEGY


     Our objective is to become a leader in the next evolution of interconnection. Interconnect companies have traditionally served as bridges or integrators between the customers' telecommunications equipment and the public telephone network. LORECOM anticipates the interconnect's role as a telephone equipment provider to expand and to include other products and services related to the merging of voice and data networks. LORECOM also believes that the nature of the customer-interconnect relationship will put LORECOM in a position to provide its customers with best-of-class products and services. At the same time, vendors and suppliers can channel their products through LORECOM to our consolidated customer base.



     LORECOM's primary growth strategy will be the acquisition of interconnect companies in states contiguous to Oklahoma. Following the acquisitions of the thirteen original interconnect partners, LORECOM expects to duplicate that model in the surrounding states. We believe that economies of scale will benefit the company as it utilizes its growing customer base as a means of distributing telecommunications products and services.



     LORECOM will maintain its market presence in support of traditional telephone equipment, and will capitalize on as well as take advantage of the strong demand for emerging technologies in telecommunication equipment and services. The telecommunications industry has begun to merge traditionally separate networks of voice and data into one consolidated network. Therefore, LORECOM will serve as the integrator or bridge between the communications service provider and the customer.



     We believe that LORECOM will gain a significant share of the interconnect-related telecommunications service business in its regional market. As part of our business strategy, we will concentrate on:



     Providing an integrated portfolio of services. We believe that substantial demand exists among customers in our target markets for a "one stop" integrated portfolio of services that satisfies all of their telephone equipment and related software applications needs. By bundling a wide variety of services and equipment, we will provide our customers "one stop" shopping for all of their data networking, data communication and telecommunications needs.


     Cross-selling additional services to existing customers. Our interconnect partners will become multi-service companies. We believe we can increase our revenues at a relatively minor incremental cost by offering an expanded range of services to the customers of the interconnect partners. We will have a substantial reservoir of prospective business customers that are already familiar with some aspects of our services.


     Utilizing the regional customer base. We plan to utilize the consolidated regional customer base with emerging network providers of voice and data to provide enhanced services and increase our market presence.


     Exploring potential acquisitions and mergers. While we expect to grow through expanded sales, service and cross marketing efforts, we believe that there are a number of attractive acquisition candidates in Oklahoma and the surrounding region.

     Focusing on small and medium-sized customers. We will principally target small and medium-sized business customers, initially in Oklahoma, and then throughout the surrounding region. Growth and spending by these companies, which generally have fewer than 1,000 telephone, modem and fax connections, reflects a trend in the overall economy which shows that small and medium-sized companies are acquiring the technology previously available only to larger companies. These companies are acquiring more sophisticated technology and, as a result, requiring more service and support coverage.

     Marketing and customer service. We will seek long-term service contracts with our customers and hope to maintain a low customer attrition rate. We intend to use an information system which provides immediate access to customer service, facility inventory and billing records, allowing seamless provisioning of new service, quick response to service problems and inquiries and a single invoice for all services.

THE MARKET


     The telecommunications industry in the United States is immense and robust. According to the 1998 MultiMedia Telecommunications Market Review and Forecast, spending on telecommunications equipment, software and services totaled $406.7 billion in 1997, an increase of 11.3% over 1996 -- nearly twice the 5.8 percent rate of growth of the economy as a whole. The need to transmit larger volumes of information, the increased spending by small and medium-sized companies, the desire to integrate voice and data, the need for more compatible equipment stemming from the development of standards and the search for cost-effective solutions are among the principal factors fueling the telecommunications industry.



     Services in support of telecommunications equipment. As the installed base of high-technology telecommunications equipment rises, demand for services associated with the support of this equipment grows too. According to the 1998 MultiMedia Telecommunications Market Review and Forecast, industry spending for these services totaled $82 billion in 1997 and increased by 17.3% in 1997. These services include market segments in which LORECOM will be positioning itself for future growth, such as:


     - Maintenance and repair;

     - Logistical support;

     - Providing integration of products from different vendors;

     - Technical assistance for hardware and software operations;

     - End-user training; and

     - Information technology consulting.


     Equipment-based sales. The Telecommunications Industry Association market studies indicate that the telephone system markets will continue strong growth fueled by system replacements, add-on lines, new purchases and shifts away from older technology. The majority of shipments and the fastest growth have occurred in companies with fewer than 1,000 telephone, modem and fax connections, reflecting the trend in the overall economy in which small and medium-sized companies are acquiring the technology previously available only to larger companies. This market segment coincides directly with the target market for the LORECOM partners. LORECOM believes the small to medium-sized companies will directly influence its future growth.



     Agency agreements for local and long distance. Local and long distance carriers use agents, like the LORECOM partners, as a cost-effective way to sell services with commissions ranging from approximately 6% to 15% and, generally, being paid over the life of the contract. Carriers tend to seek out business partners who can add value by providing access to new market segments. Some of the LORECOM partners already enjoy a good agency relationship with Southwestern Bell. LORECOM would like to enter into similar relationships with long distance carriers and data communication carriers.


     In each of our targeted markets, a number of interconnect companies provide telecommunications services. Consequently, we have numerous opportunities to acquire companies that will supply us with important technical support personnel, as well as management expertise. The interconnect companies' business customers would provide us with a base for further expansion, increased cash flow and product line development.

     In general, an interconnect company has a client base that is considerably more stable than the traditional carrier-driven long distance consumer base. Industry data suggest that interconnect companies have client relationships that last from five to ten years, or longer. On the other hand, long distance companies, on average, retain customers for only 18 months. Accordingly, the foundation of our success will be our partners' relationships with their base of business customers. Many of the business customers have been satisfied clients for years, in several cases for as long as 15 or 20 years. The longevity of these business relationships reflects the integrity and quality of service provided by the partners.

PRODUCTS AND SERVICES


     Each of the interconnect partners has two or three primary lines of telephone equipment it sells and supports. However, many of them perform maintenance on three to four times that many different manufacturers' products. This broad base of experience has allowed the interconnect partners to service a wide range of customers and gain expertise in a wide array of communication products.



     LORECOM intends to focus on equipment lines that have a broad base of support with the partners, have a strong market share in target market segments and provide equipment that can easily be updated to accommodate new and emerging technologies. LORECOM expects to enter into agreements with some vendors that would not have been available to the partners without LORECOM. LORECOM has provided the partners with new products to sell their customers and the opportunity to compete in additional geographic areas.



     We will provide new products and services to our interconnect partners. Some of the partners will enjoy increased margins in their current equipment lines due to the combined purchasing power of two or more partners. We plan to market and support the following products and services through the interconnect partners:


     - Telephone equipment sales and support;

     - Telecommunications network design for medium to large companies and companies having multiple locations, intrastate and/or interstate;

     - Remote management and support of customer premise telephone equipment;

     - Telephone software applications such as:

      (1) Voice mail;

      (2) Unified messaging -- combines voice mail, fax and e-mail to allow users to access all of their messages through the telephone or at their personal computer;


      (3) Interactive voice recognition -- systems that allow individuals to access information in an organization's computer data base and to receive that information either verbally, using an ordinary touch-tone phone, or on a personal computer via the Internet; and



      (4) Automated call distribution -- the distribution of incoming calls in some logical pattern to a group of operators;



     - Call center design and installation for telemarketing;


     - Video conferencing design and installation;


     - Design and installation of standards-based cabling systems for both copper and fiber;

     - Engineering, installation and administration of data communications networks used to link computers and peripheral devices; and


     - Coordinating and providing local access and long distance telephone service.


     Network provider agency program. LORECOM will secure the local access, long distance and data communications portion of its business strategy through the network provider agency program. Rather than committing substantial investments to build a facilities-based network, initially, LORECOM will secure agency agreements with leading local exchange carriers or competitive local exchange carriers and long distance or inter-exchange carrier companies. Later, LORECOM will have the opportunity to utilize the combined customer base to provide enhanced network services as a telecommunications reseller, and finally as a facility-based provider.



     Under the agency agreements, we expect to be able to represent the carriers' mature product lines with the following benefits:



     - Extensive service offerings, including enhanced product capabilities;



     - Co-branding of the LORECOM name alongside the providers;



     - Name recognition and regional marketing support;



     - Competitive cost of services, with equal access to direct sales for promotional and special pricing; and



     - Ability to attract and retain top sales representatives which provides our customers with stable account management.


     Targeted business customers that are not currently clients of the partners may deal with several providers of communication equipment and services. A typical business customer could employ four or more providers to acquire, install and maintain voice and data networks. Each of these providers produces separate invoices, separate contact points for sales and service, and separate pricing based on specific services rather than solution-based pricing. LORECOM intends to reduce the number of contacts and provide a single interface for the customer premise equipment.


     A foundational service strategy is to retain customers and increase our business by maintaining a consistent presence before the customer and being more responsive to the customer's needs than traditional telephone service providers. The interconnect partners are not the lowest priced providers and they generally price their products to permit quality of service and timely response for support. All of the partners enjoy good working relationships with their customers and are trusted to provide sound business advice in the telecommunications area of their businesses.



     At this time, we are dependent on Southwestern Bell to provide our local telephone service. If our customers prefer other providers, we may lose business. Similarly, we depend on our relationships with, and the success of, third parties that provide Internet, voice and data services and related equipment and services. We do not know if we will be able to get these services on a competitive basis. Our agreements with these third parties are generally terminable at will. If any of the agreements are terminated, we may not be able to replace those products or services.


THE INTERCONNECT PARTNERS


     Initially the LORECOM partners will continue to be primarily responsible for their individual businesses and will keep their business relationships with existing customers. Each partner presently operates as a traditional interconnect, bridging the customer to the public telephone network through equipment sales and service. The interconnect partners can combine their sales and technical abilities, enabling each of them to provide products and services which are not presently available to them individually. For example, as of the date of this prospectus, four of the interconnect partners sell and install equipment related to data communications. Upon completing the acquisitions and forming

LORECOM, each of the thirteen partners will be able to provide customers with data communications services.


     As the following descriptions indicate, LORECOM's interconnect partners represent a diverse range of telephone products and services and related software applications that complement one another and can be used to build a more complete and solid business base.



     Able Communication Incorporated: Able was incorporated in 1987 and is based in Oklahoma City, Oklahoma. Able provides business communications solutions to small and medium sized business customers. Able is a preferred dealer for the Comdial product line and coordinates the local access services and data cabling requirements for its customers. Able has three employees.



     Access Communications Services, Inc.: Access Communications was formed in 1986 and is based in Oklahoma City, Oklahoma. Access has 12 employees who sell, install and maintain a wide range of telecommunication products and services. Access is a Panasonic DBS, Mitel and Harris dealer. Access also designs, installs and maintains long distance inter-exchange switch facilities.


     American Telcom, Inc.: American Telcom was formed in 1987 and is based in Del City, Oklahoma. American Telcom currently has 11 employees who sell, install and maintain telecommunications systems as well as copper and fiber cabling systems. American services its clients communications needs with a wide variety of products and services. American is an authorized Toshiba and NEC dealer. American is also a Southwestern Bell local service and wireless agent and is an agent for TSR and Pagenet paging services.


     Banner Communications, Inc.: Banner was established in 1987 and is based in Tulsa, Oklahoma. Banner has 13 employees and is a leading provider of voice and data communicators in northeastern Oklahoma. Banner is a Mitel "Elite" dealer, a Telrad dealer, an NEC associate, an AVT dealer, an NT Right Fax dealer, a Spectralink Wireless dealer and a Lucent Data Value Added Reseller. Banner is also an authorized agent of Southwestern Bell Telephone Company.



     Commercial Telecom Systems, Inc.: CTS was incorporated in 1988 and is based in Oklahoma City, Oklahoma. CTS has eight employees who sell, install and maintain telecommunications and data equipment for business customers. CTS is a Newbridge direct distributor that provides digital cross connects, access concentrators and ATM switches. CTS specializes in telemedicine and hospital environments.


     Communication Services, Inc.: CSI was formed in 1987 and is based in Shawnee, Oklahoma. CSI has 12 employees who sell, install and maintain telecommunications systems and digital cellular services. CSI serves the greater Shawnee area including Oklahoma City with Comdial and Panasonic. CSI is a premiere authorized agent for Southwestern Bell Telephone Company and Southwestern Bell wireless. CSI also serves as a cellular service retailer.


     Electrical & Instrument Sales Corp. d/b/a EIS Communications: EIS was formed in 1975 and is located in Tulsa, Oklahoma. EIS is an authorized dealer for Nortel Norstar and Meridian products and is also a Lucent Technologies representative. EIS also provides Polycom video teleconferencing services and private label paging services. The telecom and paging division of EIS, which are the subject of EIS's asset purchase agreement with us, employs nine people.


     Nobel Systems, Inc.: Nobel was formed in 1984 and is based in Oklahoma City, Oklahoma. Nobel currently has 14 employees who sell, install and maintain telecommunication systems. Nobel is an authorized Comdial, Key-Voice and Active Voice dealer. Nobel also installs equipment in support of local and wide area networks.


     Perkins Office Machines, Inc.: Perkins was founded in 1982 and is based in Lawton, Oklahoma. Perkins began selling telephone equipment in 1989. Perkins sells, installs and maintains telephone systems and voice mail systems. Perkins also provides data cabling services for its customers. Perkins has three employees.

     The Phone Man Sales and Services, Inc.: The Phone Man was incorporated in 1987 and is based in Oklahoma City, Oklahoma. The Phone Man installs, services and maintains telephone systems and communication cabling systems. Some of The Phone Man's customers include a large hospital complex and a multi-location financial institution.

     Telkey Communications, Inc.: Telkey was incorporated in 1984 and is based in Tulsa, Oklahoma. Telkey has 14 employees who sell, install and maintain telephone systems. Telkey is the exclusive Tadiran dealer in the state of Oklahoma. Telkey's customer base includes large school systems which require a complex network design. Telkey is also an agent for Southwestern Bell and Southwestern Bell wireless.

     Terra Telecom, Inc.: Terra Telcom was founded in 1980 and is based in Tulsa, Oklahoma. Terra employs 16 people who install and service voice and data equipment for its customers. Terra was the first ITT/Cortelco PBX authorized distributor in the United States. Terra is also an authorized Toshiba dealer and an authorized Southwestern Bell agent.


     Travis Business Systems, Inc.: Travis Business Systems was formed in 1988, and is headquartered in Oklahoma City, Oklahoma. Travis is the exclusive distributor in Oklahoma for Lanier Worldwide's voice products division and is a Lucent and Inter-tel telephone distributor. Travis is also an authorized Southwestern Bell agent. Travis employs 39 people and has offices in Tulsa, Dallas, Houston, San Antonio and Springdale, Arkansas featuring its Digital Communications Recording Division for the rapidly expanding call center market. Travis is the third largest interconnect in Oklahoma and was recently recognized as the 31st fastest growing company in Oklahoma.


THE ACQUISITIONS

     The agreements. LORECOM entered into definitive agreements with each of the thirteen interconnect partners. LORECOM will acquire the assets of Able Communication Incorporated, Electrical & Instrument Sales Corp. and The Phone Man Sales and Service, Inc. by asset purchase and will acquire the assets of the other ten partners by merger. Each acquisition's closing is subject to the closing of this offering and several standard conditions, including accuracy of the representations and warranties made, performance of covenants included in the agreements, execution of employment and consulting agreements by certain employees of the interconnect partners and no material adverse change in the results of operations, financial condition or business of the interconnect partners. Additionally, any or all of the acquisition agreements may be terminated before this offering closes:

     - By the mutual consent of the boards of directors of LORECOM and the affected interconnect partner;

     - If the offering and the acquisitions are not closed by May 31, 1999;

     - By the interconnect partner if its schedules to its acquisition agreement are amended to reflect a material adverse change and such amendment is rejected by LORECOM; or

     - If a material breach or default under the agreement by one party occurs and is not waived.


     We cannot assure you that the conditions to the closing of all the acquisitions will be satisfied or waived or that each acquisition will close. Commercial Telecom Systems, Inc. has agreed to extend the May 31, 1999 deadline to July 31, 1999. All other interconnect partners have extended the May 31, 1999 deadline to the date LORECOM terminates its efforts to register its common stock. For information about the employment and consulting agreements to be entered into by stockholders of the interconnect partners, see the "Employees" paragraph on page 32 of this "Business" section.



     The consideration. The aggregate consideration LORECOM is paying in the acquisitions is approximately $13.97 million, which is to be paid $10.2 million in cash and $3.77 million in LORECOM common stock. The common stock issued as purchase consideration will be valued at the initial public offering price less a 10% discount due to sale and transferability restrictions. The actual number of shares of common stock to be issued in the acquisitions depends on the initial public offering price. Each merger and asset purchase agreement provides that the number of shares of common stock to be issued will be calculated by dividing the initial public offering price into the designated dollar amount. LORECOM will also assume the current liabilities and long-term debt of the partners, issue a limited number of warrants and permit certain distributions to be made by the interconnect partners to their stockholders prior to closing. LORECOM determined the amount of consideration it would pay in the acquisitions in arm's length negotiations between its representatives and representatives of each of the respective companies.

     The following table summarizes information relating to the consideration payable to the interconnect partners pursuant to the mergers and asset acquisitions:


                                                           AMOUNT OF PURCHASE PRICE PAID IN
                                              -----------------------------------------------------------
                                                 CASH                         STOCK(1)
                                              -----------   ---------------------------------------------
                                                               VALUE AT OFFERING        DISCOUNTED VALUE
COMPANY                                                     PRICE ($11.00 PER SHARE)   ($9.90 PER SHARE)
-------                                                     ------------------------   ------------------
Able Communication Incorporated.............  $    15,000          $   50,000              $   45,000
Access Communications Services, Inc. .......      600,000             300,000                 270,000
American Telcom, Inc. ......................      850,000             250,000                 225,000
Banner Communications, Inc. ................    1,275,000             225,000                 202,500
Commercial Telecom Systems, Inc. ...........    1,300,000             100,000                  90,000
Communication Services, Inc. ...............      200,000             275,000                 247,500
Electrical & Instrument Sales Corp..........    1,250,000             500,000                 450,000
Nobel Systems, Inc. ........................      385,000             325,000                 292,500
Perkins Office Machines, Inc. ..............      187,000             125,000                 112,500
The Phone Man Sales and Service, Inc. ......       37,500              37,500                  33,750
Telkey Communications, Inc. ................      650,000             350,000                 315,000
Terra Telecom, Inc. ........................    1,050,000             450,000                 405,000
Travis Business Systems, Inc. ..............    2,400,000           1,200,000               1,080,000
                                              -----------          ----------              ----------
          TOTAL:............................  $10,199,500          $4,187,500              $3,768,750
                                              ===========          ==========              ==========


---------------


(1) Total purchase price paid in LORECOM stock is the discounted value of the LORECOM stock, or $3,768,750. The number of shares to be issued, however, is based on the initial public offering price of the LORECOM stock. As a result, the number of shares to be issued to the interconnect partners is approximately 380,682, or $4,187,500 divided by $11.00 per share.


  Other consideration.

     Cash and stock. The agreement between LORECOM and Electrical & Instrument Sales Corp. permits an increase in the purchase price by the amount of net current assets existing on the date of closing, but not to exceed $150,000. Electrical & Instrument's cash consideration could also increase by an additional $150,000 if its gross revenues exceed $2,350,000 for the twelve months ended May 31, 1999. Electrical & Instrument's total consideration received will also increase by an additional $50,000 in cash, or $100,000 in LORECOM stock, as purchase price for its paging business. LORECOM expects that Electrical & Instrument will meet the net asset and gross revenue tests, and will elect to take cash in consideration for its paging business. As a result, the cash consideration reflected as payable to Electrical & Instrument in the table above has been increased by $350,000.


     Debt. LORECOM is assuming certain current liabilities and long-term debt of the partners. As of March 31, 1999, total assumed current liabilities would have been approximately $2.37 million and total assumed long-term debt would have been approximately $425,000, including the assumed debt of a shareholder of Communication Services, Inc., which was approximately $24,000 on March 31, 1999. Although the debt is in the name of the shareholder, the proceeds were used for the benefit of Communications Services, Inc.


     Other distributions. Banner Communications, Inc. and Perkins Office Machines, Inc. are Subchapter S corporations. Prior to the closing of the acquisitions, both Banner and Perkins will distribute cash to their stockholders, not to exceed the stockholders' individual tax liabilities resulting from the partners' 1998 operations. The distribution for Banner was $9,035 and the distribution for Perkins is expected to be no more than $10,000. Prior to closing, Commercial Telecom Systems, Inc. will distribute cash to its stockholders in an amount equal to the excess of its net worth on the date of closing over its net worth existing on December 31, 1998.


     Able Communication Incorporated, Access Communications Services, Inc., American Telcom, Inc., Banner Communications, Inc. and Travis Business Systems, Inc. will each distribute certain automobiles to their stockholders prior to closing. The stockholders will assume all liabilities and obligations related to the automobiles for a net distribution of approximately $60,000. Access will also distribute a time-share condominium to a shareholder prior to closing. The time-share is valued at approximately $10,500. Also prior to closing, American Telcom will cancel notes receivable from its stockholders and distribute cash and certificates of deposit in the aggregate amount of $99,477.


     LORECOM will issue to Commercial Telecom Systems, Inc. 10,000 non-transferable, four-year warrants to purchase common stock exercisable at the initial public offering price. The warrants are exercisable commencing one year after the closing of the acquisitions and carry registration rights similar to those provided to shareholders of the interconnect partners.



FAIRNESS OPINION OF HOULIHAN SMITH & COMPANY, INC.



     On             , 1999, Houlihan Smith & Company, Inc., a National
Association of Securities Dealers member and independent investment banker, delivered its written opinion that, as of such date and subject to certain assumptions, factors and limitations, the consideration to be paid to the shareholders of the interconnect partners was fair to LORECOM and its shareholders, from a financial point of view. Houlihan's opinion was based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of their opinion. Events and conditions subsequent to such date have not been considered and may materially alter the assumptions relied upon in the conclusions stated by Houlihan in its opinion. Houlihan has no obligation to update, revise or reaffirm its fairness opinion and LORECOM has no intent to seek any such updating, revisions, or reaffirmation by Houlihan. LORECOM engaged Houlihan on a non-contingent fee basis.


COMPETITION


     Our business is highly competitive. Many companies provide the same products and services that we provide, and many of those companies have greater capital resources and more established reputations than LORECOM. Although each of our partners have competed in the interconnect industry, we have not done so. We do not have an established reputation in the industry, and our competitive position remains to be determined. We will compete primarily on the basis of pricing, quality of service and customer loyalty. Our ability to compete effectively will depend on our ability to maintain high quality services at prices generally equal to or below those charged by our competitors. If our competitors lower their prices or we are forced to lower ours, we will be adversely affected.



     Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can. We do not believe that a significant number of other companies provide single-source solutions for the data networking, data transport and telecommunications requirements of our target customers, but numerous competitors can provide one or more of those requirements. Many of our competitors also have long-standing relationships with their customers and greater name recognition than LORECOM. Our products and services do not necessarily have any particular competitive advantage over other industry participants. We believe we are more capable of satisfying our customers' needs than larger providers which are traditionally impersonal and slow to respond to the customers' needs. Additionally, we are better equipped than other smaller service providers because these smaller competitors generally do not have the financial capability to provide a complete range of telecommunication products and services.

PROPERTY


     Our principal administrative, sales, marketing, consulting, education, customer support and research and development facilities are located at 12101 North Meridian, Oklahoma City, Oklahoma 73120. LORECOM currently occupies an aggregate of approximately 2,200 square feet of office space in the Oklahoma City facility that is leased on a month-to-month basis. Our liability for rent and overhead allocations are currently annualized at $18,296.00 per year. We expect to execute a two-year lease for approximately 5,700 square feet of space on or before July 15, 1999. Our monthly lease cost is expected to be $4,950.00 per month. Once LORECOM acquires the interconnect partners, it will be responsible for a total of nine leased facilities in Oklahoma and will own one facility in Shawnee, Oklahoma. We believe that these facilities will exceed our current and future requirements and that certain of these leases will be terminated in accordance with their terms.


EMPLOYEES

     As of April 1, 1999, LORECOM had six full-time employees. None of our employees are currently represented by a collective bargaining agreement. We believe that we enjoy good relationships with our employees. The interconnect partners currently have approximately 157 full-time employees, including 19 members of management, 46 in sales and customer service, 71 in technical support and 21 in finance, administration and operations. None of these employees are currently represented by a collective bargaining agreement. We expect that we will have good relationships with employees of the interconnect partners upon their acquisition.

     Several of the interconnect partners' stockholders will execute employment or consulting agreements with LORECOM. These agreements are intended to ensure that LORECOM retains the goodwill created by each interconnect partner's relationship with its customer base. The employment agreements have terms of three years, provide for aggregate annual base salaries of approximately $900,000, provide for bonuses generally based on performance and include noncompete provisions. The consulting agreements have terms of two years and have aggregate annual payments of $150,000. Consultants will be bound by the two-year noncompete provisions set forth in the acquisition agreements with each of the interconnect partners.


     To be successful, we must keep the services of a small number of key management and operating personnel, including certain sales, technical and marketing personnel. If one or more of these people joins a competitor or otherwise competes against LORECOM, it could materially hurt our business. If we lose key people, we may not be able to hire adequate replacements. We intend to purchase a key-man life insurance policy on Mr. Travis.


     Competition for personnel in the telecommunications and data communications industries is intense. In addition, new employees generally require substantial training. This training will require substantial resources and management attention.

LEGAL PROCEEDINGS


     Neither LORECOM nor the interconnect partners are involved in any material legal proceedings nor are they a party to any pending or threatened claim that could reasonably be expected to have a material adverse effect on LORECOM's financial condition or results of operations.



WHERE YOU CAN FIND MORE INFORMATION


     Because this is our first public offering, we have never been subject to the reporting requirements of the Securities and Exchange Act of 1934. We filed a registration statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 describing and discussing the common stock offered in this prospectus. As allowed by the Securities and Exchange Commission, this prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Additionally, statements we make in the prospectus about contracts and other documents are not necessarily complete. For more information about LORECOM and our common stock, you should read the registration statement and any attached exhibits and schedules.


     You can read and copy our registration statement and any other materials we file with the Securities and Exchange Commission at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. You can get information about the operation of the public reference room by calling the Commission at 1-800-SEC-0330. You may also access information regarding us through our web page on the Internet at http://www.lorecom.com.

                         MANAGEMENT'S PLAN OF OPERATION



OVERVIEW


     You should read the following discussion and analysis in conjunction with the Unaudited Pro Forma Combined Financial Statements and related notes found elsewhere in this document.


     LORECOM is an Oklahoma corporation and was incorporated on September 4, 1998. With limited exceptions, LORECOM has not started its business operations. In early 1999, LORECOM executed two contracts to provide services. LORECOM effectively assigned all benefits and obligations under these contracts to one of the interconnect partners. LORECOM does not have any significant assets and has not engaged in any material business operations relating to service associated with the maintenance and installation of telephone equipment. Our activities have effectively been limited to acquiring the interconnect partners, addressing organizational matters, conducting research and due diligence and preparing and filing the registration statement of which this prospectus is a part.


PURPOSE OF ORGANIZATION


     We organized LORECOM to consolidate and continue the operations of thirteen interconnect partners in Oklahoma in order to (1) take advantage of economies of scale, (2) position the partners' combined customer base as a channel for new products and services and (3) become a leader in the next evolution of interconnect companies by adding value as the bridge between service providers and the business market. If successful, LORECOM will gain a competitive advantage in its operating markets, which will allow LORECOM to expand its base of operations to the contiguous states surrounding Oklahoma.


PLAN OF OPERATION


     Our plan of operation throughout the next twelve months includes (1) maintenance of current operations within the individual interconnects, (2) development and installation of supporting information systems, (3) implementation of new service offerings to the customer base, (4) consolidation of certain operating facilities within the two major metropolitan areas serviced by LORECOM and (5) acquisition of additional interconnects initially in Texas, Arkansas, Missouri or Kansas.


     We will retain at least one of the former business owners as manager in their respective base of business to be responsible for maintaining revenue and profitability. Management is reinforcing a business as usual directive for the first few months in order to manage the transition process for the partners' customers and vendors.


     LORECOM has contracted with an organizational and systems design consultant to document current processes and deliver a recommendation for best practice in sales and service management. LORECOM is in the process of reviewing information systems to support sales and service as well as financial system requirements, project management, call center/technical support and the Internet interface for internal and external users. LORECOM is also researching the database requirements to support the consolidation of customer information to include customer premise equipment, system configuration, cabling system, access lines, type of services and software applications.


     LORECOM intends to implement new service offerings immediately following the acquisition process. LORECOM will prepare the sales staff to offer company-wide local access and long distance services within the first 60 days of consolidated operations. Data communication services, like IP, Frame Relay and ATM, local area and wide area network support and Internet access will soon follow (some individual partners currently provide such services). Additional offerings like unified messaging, interactive-voice response and other sophisticated voice applications will be marketed as sales and technical staff is qualified to support the products.

     We are currently reviewing plans to consolidate technical, sales and support staff within our areas of operation, which include Oklahoma City, Tulsa, Shawnee and Lawton. We have included the partners in operational task groups to determine the most efficient means of consolidating and the most effective means of maintaining customer support and employee morale.


     After we complete the offering and the initial thirteen acquisitions, we will utilize a similar acquisition model in the states surrounding Oklahoma. Already, companies in Texas, Arkansas and Missouri have demonstrated interest in joining LORECOM. Much like the original partners, these companies expressed interest in merging due to the accelerating change in technology and the lack of access to adequate capital to fund growth.



     On a combined basis, the interconnect partners generate sufficient cash flow to satisfy our expected cash requirements for on-going operations. Proceeds from this offering will provide the additional cash needed to complete the consolidation and integration of the interconnect partners. Our only foreseeable need for additional capital would be to fund the consummation of any additional significant acquisitions. We intend to pursue one or more significant acquisitions within the next 12 months, and as a result, expect to raise additional capital by issuing debt or equity in either a public or private offering or incurring bank financing.


     Our management expects the consolidation phase of our operations to last approximately six to twelve months. Barring any unexpected delays, we expect to consolidate the financial and administrative functions of all of the interconnect partners within this time frame. LORECOM will operate each partner's base of business, while one of that partner's original owners serves as business manager. Each partner will be responsible for its own base of business, much like a professional services company. Operating in this manner will allow LORECOM to retain the partners' customers, reduce implementation barriers to new service offerings and provide coordination for changes in policy and procedure.

     We do not anticipate any significant reduction in employees. The growth that we expect to experience should provide opportunities for existing employees, allowing them to accept new or different responsibilities. At the same time, these opportunities may require the employees to obtain additional training. We have already started our training program in order to ensure continued professional training and technical staff certifications. We are also considering using state vocational-technical institutions to ensure adequate staffing in critical support areas, such as engineering, installation and support of voice and data networks.

IMPACT OF YEAR 2000 ISSUE

     The year 2000 issue is the result of computer programs using two digits rather than four digits when defining the year in question. It is possible date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This mistake in recognition could result in system failures or miscalculations causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in similar routine business activities.

     Company readiness. LORECOM's and the interconnect partners' information systems are generally maintained on personal computers using packaged software from outside vendors. Management believes that such systems are year 2000 compliant. If not, management believes that most of the tasks performed by the systems can be temporarily performed manually, and that any costs necessary to upgrade or replace noncompliant systems will be insignificant.


     Readiness of others. It is possible that noncompliance with year 2000 issues of other companies, including but not limited to the regional or national telephone network or power grid, could delay LORECOM's provision of services to, or receipt of revenues from, its customers. LORECOM and the interconnect partners do not provide any assurance of year 2000 compliance for the equipment they sell or install. Upon request, the interconnect partners have provided their customers year 2000 compliance documentation from the equipment manufacturers. LORECOM will continue to communicate with the telephone equipment manufacturers to coordinate year 2000 compliance.


     The interconnect partners regularly warrant the equipment and software they sell. LORECOM is presently investigating its potential liability for noncompliant equipment and software which is (1) under a manufacturer's warranty, (2) under an extended warranty of the interconnect partner, or (3) not under a warranty of any kind. Presently, LORECOM does not believe it will have any material liability under these warranties.

     Contingency plans. LORECOM has no contingency plan for conversion of its own equipment or business application software, and none will be formulated. With regard to contingency plans for the failure, or possible failure, of others, each major source of revenues or services will be handled on a case-by-case basis, with full preparedness by December 31, 1999.


     Risks. If any equipment or software of third-party providers does not recognize the difference between 1900 and 2000, we may incur unexpected expenses to remedy the problem. Additionally, a regional or national failure in the telephone network or power grid could prevent LORECOM from servicing its customers and generating revenues. LORECOM does not have a contingency plan if any of these events occur.

                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS


DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


     The following table sets forth certain information concerning each of LORECOM's directors and executive officers and certain other significant employees. The board of directors presently consists of one director serving in one of the three classes of directors serving staggered terms. LORECOM has nominated six (6) additional directors to fill all three classes effective upon closing this offering. Directors and executive officers of LORECOM are elected to serve until they resign or are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Directors of LORECOM are elected at the annual meeting of the stockholders and the board of directors appoints the officers shortly after each annual meeting of stockholders. Following the closing of this offering, LORECOM will maintain at least two independent directors on its board of directors.



                                                                                                   DIRECTOR
                                                                                                     TERM
NAME                     AGE(1)                            POSITION(S)                             EXPIRES
----                     ------                            -----------                             --------
DIRECTORS AND OFFICERS
Ricky Naylor...........    45     Chairman of the Board; Director                                    2000
Larry Travis(2)........    52     President and Chief Executive Officer; Director                    2002
William J. Hartwig.....    43     Vice President of Operations and Chief Technical Officer
Joseph O. Evans(3).....    45     Chief Financial Officer and Secretary; Director                    2001
Debra G. Morehead......    38     Chief Accounting Officer
Wesley E.
  Cantrell(3)..........    64     Director                                                           2002
Wayne Stone(3).........    49     Director                                                           2000
John J. Wiesner(3).....    61     Director                                                           2001
Andrew May(3)..........    41     Director                                                           2002
SIGNIFICANT EMPLOYEES
Roger Clanton..........    51     Vice President -- Sales and Marketing
Becky Brittain.........    33     Major Accounts Manager
Don DeWald.............    42     Network Technical Services Manager


---------------


(1) Ages as of June 15, 1999.


(2) Mr. Travis is presently President of Travis Business Systems, Inc., an interconnect partner. Mr. Travis has agreed to be the President and Chief Executive Officer and a director of LORECOM upon completion of this offering and the acquisitions.


(3) Messrs. Cantrell, Evans, Stone, Wiesner and May have agreed to serve as a director of LORECOM upon completion of this offering and the acquisitions.



     Ricky Naylor, Chairman of the Board and Director. Mr. Naylor has served as a director of LORECOM since September 8, 1998, and as Chairman of the Board of LORECOM since March 26, 1999. Mr. Naylor has devoted all his efforts to serving as President and a director of each of the Naylor Companies during the past five years, or since inception of the companies. The Naylor Companies presently include Naylor Concrete, Naylor Concrete and Steel, Milestone General Contractors, Milestone Real Estate, Interstate Consulting and Prestige Investments, Inc. Mr. Naylor serves as Chairman of the board of the National Christian Collegiate Athletic Association.



     Larry Travis, President and Chief Executive Officer and Director. Mr. Travis has served as President and Chief Executive Officer of Travis Business Systems since 1988 and has served as President of Digital Transcription Systems, Inc. since 1992. Mr. Travis is on the board of directors of Milner Business Products, a computer and telephone interconnect company in Atlanta, Georgia. Mr. Travis is also a board member of The Independent Distributor Association and has served as President of the Independent Distributor Association twice. Mr. Travis is a current board member of Medical Transcription Industry

Alliance and is a former Vice President National Sales Manager for Lanier Worldwide in Atlanta, Georgia. Mr. Travis is a graduate of Texas A&M Commerce with a BBA in marketing.

     William J. Hartwig, Vice President of Operations and Chief Technical Officer. Mr. Hartwig has served as Vice President of Operations and Chief Technical Officer of LORECOM since May 10, 1999, served as President and Chief Operating Officer of LORECOM from March 26, 1999 to May 10, 1999, and served as Vice President -- Operations of LORECOM from November, 1998 to March 26, 1999. From 1991 to 1998, Mr. Hartwig served as Systems Development Manager for Braum's Ice Cream and Dairy Stores. Mr. Hartwig also managed Braum's telecommunications requirements over a five-state area, with over 270 locations. Mr. Hartwig also installed technologies related to networking, cabling, telecommunications and personal computer hardware, including the installation and maintenance of token-ring, Ethernet and TCP/IP topologies, Unix, Novell, and NT Networks, Cisco, 3Com, Ascend routers, PBX and voice mail systems, T1 and ISDN communications and structured cabling systems. Prior to his time at Braum's, Mr. Hartwig was Contracting and Billing Manager for AAR Oklahoma, Inc. where he managed a department that provided contract administration, job costing, contract billing and sales accounting for five aviation division offices. Mr. Hartwig holds a B.S. in Business Administration from the University of Central Oklahoma and also has earned several technical certifications.


     Joseph O. Evans, Chief Financial Officer and Secretary and Director. Mr. Evans has served as Chief Financial Officer and Secretary of LORECOM since November, 1998. From 1997 to 1998, Mr. Evans served as Senior Vice President and Financial Advisor of Energy Lending for the First National Bank of Commerce in New Orleans, Louisiana. Prior to 1997, Mr. Evans practiced as an audit partner of Deloitte & Touche LLP, with an emphasis in SEC practice. From 1990 to 1997, Mr. Evans served as an Associate Professional Practice director for the Oklahoma practice of Deloitte & Touche LLP, related to technical accounting and auditing issues and quality control. Mr. Evans is a Certified Public Accountant and holds a B.S. in Accounting from the University of Central Oklahoma.



     Debra G. Morehead, Chief Accounting Officer. Ms. Morehead has served as Chief Accounting Officer of LORECOM since September 8, 1998. Ms. Morehead has served as controller of The Naylor Companies since May of 1998. From June 1993 to May 1998, Ms. Morehead was a partner at the accounting firm of Olson & Potter, CPA's. Ms. Morehead is a Certified Public Accountant and received a B.S. in accounting from the University of Central Oklahoma.



     Wesley E. Cantrell, Director. Mr. Cantrell is President and CEO of Lanier Worldwide, Inc. based in Atlanta. Lanier Worldwide, Inc., with revenues in excess of $1.5 billion annually is one of the world's largest providers and designers of document management solutions and services. Lanier globally markets a wide array of tailored DOCutivity(TM) solutions, including color and digital copiers, facsimile systems, digital dictation systems, print on demand solutions, Systems integration and fully integrated healthcare information management systems. Mr. Cantrell was selected to the Board of Directors of Oxford Industries, formerly Lanier's parent company in 1974 and was named President of Lanier Business Products in 1977. Mr. Cantrell was President of Lanier when the company was acquired by Harris Corp. in 1983. In 1987, he was named President and CEO of Harris/3M Document Products, Inc., a joint venture between Harris and the 3M Company. Mr. Cantrell was named to his current position and elected an officer of Harris Corporation in 1989. Mr. Cantrell serves on the Board of Directors of First Union National Bank of Georgia in Atlanta and Ann Taylor Stores in New York.



     Wayne Stone, Director. Mr. Stone is currently a principal of Ward-Stone Company, a real estate development firm. From October 1997 to August 1998, Mr. Stone served as Chairman, President and Chief Executive Officer of Bank of Arkansas. From 1994 to 1997, Mr. Stone served as President of Bank of Oklahoma, Oklahoma City, Oklahoma, Financial Corporation. Mr. Stone was previously President and Chief Executive Officer of Founders Bank and Trust Company in Oklahoma City, Oklahoma. He has also served as a director of Bank of Oklahoma, Tulsa, Oklahoma and as Executive Vice-President of Management Associates, Inc., a bank acquisition and management company.



     John J. Wiesner, Director. Mr. Wiesner has been a business consultant and a director of Stage Stores, Inc. since July 1997. Mr. Wiesner serves on Stage's audit committee. Mr. Wiesner held various positions at C.R. Anthony, including Chairman of the Board and President, from 1987 to 1997. Mr. Wiesner also serves as a director of Lamonts Apparel, Inc. and Elder-Beerman Department Stores, Inc. In each case, Mr. Wiesner serves on the compensation committee.



     Andrew W. May, Director. Mr. May has been in the investment industry for 24 years and has benefited from significant experience ranging from money management to investment banking. Currently, Mr. May is the owner of May Capital Management L.L.C., which is the General Partner to The May Strategy Fund LP. Mr. May was a founder of ComVest Partners Inc., a Dallas, Texas-based institutional research and investment banking and broker-dealer specializing in the telecommunications and networking arenas. He served as President of ComVest from 1995 until 1999. Mr. May was Managing Director in charge of institutional sales at William K. Woodruff & Co. Inc., an institutional research boutique from 1983 to 1995. Between 1975 and 1983, Mr. May was employed by Ivory & Sime, PLC, an investment management organization based in Edinburgh, Scotland. Mr. May was employed in various capacities of which the final four years was as a portfolio manager/research analyst specializing in high growth companies, primarily in the technology sectors.


     Roger Clanton, Vice President Sales and Marketing. Mr. Clanton has served as Vice President Sales and Marketing for LORECOM since March 1, 1999. Mr. Clanton was with AT&T prior to joining LORECOM, where he managed the implementation of advanced communication services for a critical large market account. From 1987 to 1998, Mr. Clanton served as Major Account Manager for Sprint. During his tenure with Sprint, he managed Sprint's largest accounts in Oklahoma City and Tulsa, Oklahoma.


     Becky Brittain, Major Accounts Manager. Ms. Brittain became Major Account Manager for LORECOM on March 1, 1999. Prior to that date, Ms. Brittain was employed as Major Account Executive for Williams Communications and Major Account Manager for GTE, Inc. Ms. Brittain also served as National Accounts Manager, System Designer and Management Information Systems with Nortel, Siemens Rolm and MCI.



     Don DeWald, Network Technical Services Manager. Mr. DeWald was appointed Network Technical Services Manager on March 1, 1999. Prior to that date, Mr. DeWald was Manager of Engineering Services for Global Data. From 1996 to 1997, Mr. DeWald served as Systems Engineer for Precision Computer Services in Oklahoma City. From 1992 to 1996, Mr. DeWald served as Technology Trainer and Developer for Wave Technologies. As Technology Trainer and Developer, Mr. DeWald wrote several training manuals on topics on computer networking and TCP/IP and was selected by Wave to teach their initial offerings of administration and advanced administration for Novell NetWare. Mr. DeWald is a Master Certified Novell Engineer and a Microsoft Certified Systems Engineer.



     The board of directors will have two standing committees, which are the Compensation Committee and the Audit Committee. Each Committee will be composed of at least two independent directors. Upon closing of this offering, the board of directors will appoint independent directors to the Compensation and Audit Committees and determine the duties of each committee.


COMPENSATION


     Executive Officers. LORECOM has not conducted any significant operations except those related to the acquisitions and this offering. In 1998, LORECOM paid its Chief Executive Officer, David W. Aduddell, $33,615, plus a car allowance. In 1999, LORECOM paid David Aduddell $44,500, plus a car allowance. See "Certain Relationships and Related Transactions" for a discussion of why Mr. Aduddell is no longer LORECOM's Chief Executive Officer. In 1999, we will pay our continuing executive officers and officer nominees in accordance with their employment agreements described under the heading "Employment Agreements with Executive Officers." We are paying Mr. Travis $12,500 per month as a management fee for his services provided between April 7, 1999 and the closing of this offering and the acquisitions.

     Directors. Directors of LORECOM who are also employees will not receive directors' fees. LORECOM will pay non-employee directors fees of $1,000 for each board meeting attended and will reimburse the directors for reasonable out-of-pocket travel expenditures.


EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS



     We have employment agreements with Messrs. Travis, Evans and Hartwig for an initial term expiring on the third anniversary of the closing of this offering, subject to annual extensions of one year. Each of the employment agreements carry the same terms with the exception of compensation. Mr. Travis will receive an annual base salary of $150,000, Mr. Evans will receive an annual base salary of $135,000 and Mr. Hartwig will receive an annual base salary of $110,000. Messrs. Evans and Hartwig will also receive a one time bonus of $10,000 payable upon the closing of this offering. Messrs. Travis, Evans and Hartwig are eligible for bonuses, but only if LORECOM meets certain financial performance criteria to be determined by the board. Messrs. Travis, Evans and Hartwig will be reimbursed for all reasonable, ordinary and necessary business expenses, and will receive a life insurance policy with premiums not to exceed $2,000.



     Each of Messrs. Travis, Evans and Hartwig may be terminated by us for death or cause, and they may terminate our agreements upon a change of control or for good reason. Upon death, the employee's representatives will receive (1) the employee's base salary for a period equal to the greater of the remaining portion of the employment term or two years (the "Continuation Period"), and (2) any pro rata bonus payable in the year of death. If an employment agreement is terminated for any reason other than death or cause, or by the employee upon a change of control or for good reason, the employee will receive (1) his base salary for the Continuation Period, (2) for each year during the Continuation Period, the highest annual bonus paid to the employee for any proceeding calendar year, pro rated for any partial years, and (3) vacation pay for the Continuation Period, pro rated for any partial years. The employee is also provided continuing coverage under our group health, life and disability insurance plans for one year after the termination date. If the employee's employment is terminated by us for cause, or voluntarily by the employee, the employee will receive his base salary and group health, life and disability insurance coverage for one year after his termination date.



     Messrs. Travis, Evans and Hartwig cannot compete against us during the term of his employment or any period during which he is receiving payments or for which he has been paid pursuant to his employment agreement. However, the non-competition provisions do not apply if Messrs. Travis, Evans or Hartwig are terminated without cause. Similarly, Messrs. Travis, Evans and Hartwig cannot solicit our customers or employees, and cannot interfere with our contractual relations with others, for the greater of the five-year anniversary of his employment agreement or two years following termination of the employment agreement.



DEFERRED COMPENSATION AND STOCK INCENTIVE PLANS



     We have adopted a deferred stock compensation plan and an omnibus long-term incentive plan to provide incentive to our directors, officers and certain other key employees and consultants by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in LORECOM.



     Deferred Stock Compensation Plan. The LORECOM Deferred Stock Compensation Plan is effective on the closing date of this offering. The plan enables our directors and officers to defer compensation and fees in cash and to elect payments of such compensation and fees in LORECOM common stock. All officers and directors are automatically entitled to participate in the plan. We have reserved 50,000 shares of common stock for issuance under the plan. Initially, there will be five individuals eligible to participate in the plan. The plan will be administered by our Compensation Committee. Directors may elect to defer a minimum of 25% of their compensation and fees or a greater amount in 25% increments, and officers may elect to defer a minimum of 5% of compensation and fees or a greater amount in 5% increments. All director's fees deferred under the plan are credited to a stock unit account and are converted into

LORECOM common stock by dividing the amount of compensation and fees deferred by the fair market value of one share of common stock as of the date the fees would have otherwise been paid. All officer compensation deferred under the plan is credited to a stock unit account and is converted into LORECOM common stock by dividing the amount of the compensation deferred for each calendar quarter by the fair market value of one share of common stock on the first day of the calendar quarter following the deferral quarter. Once the person ceases to be an officer or director, his or her participation in the plan automatically terminates and LORECOM common stock is distributed to the officer or director either in lump sum or over time not to exceed three years. The plan is subject to standard anti-dilution provisions.



  1999 Long-Term Incentive Plan.



     General Description. The 1999 Long-Term Incentive Plan (the "Omnibus Plan") is effective on the closing date of this offering. The Omnibus Plan provides for compensatory awards (each an "Award") representing or corresponding to up to 450,000 shares of our common stock. Awards may be granted for no consideration and consist of stock options, restricted stock, stock appreciation rights ("SARs"), other stock-based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. Any shares of common stock subject to an Award under the Omnibus Plan, which Award for any reason expires, is cancelled or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Omnibus Plan; provided, however, that forfeited common stock or other securities shall not be available for further Awards if the grantee has realized any benefits of ownership from such common stock. The Compensation Committee will administer the Omnibus Plan. The Compensation Committee will have the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the time at which all Awards shall be granted. No Award, other than a nonqualified stock option, can be sold, pledged, assigned, transferred or encumbered by a grantee other than by will or by the laws of descent and distribution.



     Stock Awards. The Compensation Committee has the right to grant Awards of shares of common stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as are deemed appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to LORECOM.



     SARs. An Award may consist of SARs. Upon exercising a SAR, the holder will be paid an amount in cash equal to the difference between the fair market value of the shares of common stock on the date of exercise, and the fair market value of the shares of common stock on the date of the grant of the SAR, less applicable withholding of Federal and State taxes. The applicable percentage and exercise price shall be established by the Compensation Committee at the time the SAR is granted and shall not be less than the fair market value of a share of common stock on the date the SAR is granted.



     Options Issued Under Omnibus Plan. The terms of specific options will be determined by the Compensation Committee. The Compensation Committee may grant options designated as either nonqualified or incentive stock options. The exercise price of any stock option will be determined by the Compensation Committee, and for incentive stock options, will not be less than the fair market value of the common stock subject to the option on such date. However, if the grantee is a ten percent or more shareholder, the exercise price of an incentive stock option will not be less than 110% of the fair market value of the common stock subject to the option on such date. Each option will be exercisable for the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. The Compensation Committee may provide for termination of an option in the case of termination of employment or directorship or any other reason. If a grantee dies or becomes subject to a disability prior to termination of his or her right to exercise an option, the stock option agreement may provide that the option may be exercised to the extent that the shares with respect to the option could have been exercised by the grantee on the date of his or her death or disability.

     Performance Awards Consisting of Options and SARs Issued in Tandem Under Omnibus Plan. SARs may be granted in tandem with an option, in which event, the grantee has the right to elect to exercise either the SAR or the option. Upon the grantee's election to exercise one of these Awards, the other Award is subsequently terminated. SARs may also be granted as an independent Award. In the case of an SAR granted in tandem with an incentive stock option to an employee who is a ten percent shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the fair market value of a share of common stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the fair market value of a share of common stock on the date the SAR is granted.



     Other Performance Awards Issued Under the Omnibus Plan. The Omnibus Plan authorizes the Compensation Committee to grant, to the extent permitted under Rule 16b-3 promulgated under the Exchange Act and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Furthermore, the amount or terms of an Award may be related to our performance or to such other criteria or measure of performance as the directors or, if appointed, the Compensation Committee may determine.



     On June 21, 1999, the board of directors approved the issuance to each of Messrs. Travis, Evans and Hartwig nonqualified stock options to purchase an aggregate of 75,000 shares of common stock at an exercise price per share equal to the offering price of our common stock in this offering. 15,000 options vest immediately. The remaining options will vest in 15,000 increments over the next four years.


LIMITATION ON DIRECTORS' AND OFFICERS' LIABILITY


     LORECOM's Certificate of Incorporation provides for the indemnification of officers and directors to the fullest extent permitted by the Oklahoma General Corporation Act. All of the Company's directors and officers will be covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such.


     Pursuant to the underwriting agreement filed as an exhibit to the registration statement, the underwriter has agreed to indemnify LORECOM, each officer and director of LORECOM and each person, if any, who controls LORECOM within the meaning of the Securities Act, against certain liabilities resulting from information in this prospectus provided by the underwriter.


     To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and each controlling person of LORECOM pursuant to its Certificate of Incorporation, Bylaws, Oklahoma law or otherwise, LORECOM has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by LORECOM of expenses incurred or paid by a director, officer or controlling person of LORECOM and the successful defense of any person, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, LORECOM will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS



     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 15, 1999 by (a) LORECOM's executive officers, (b) each of LORECOM's directors (including persons who will become directors upon consummation of the offering), (c) all executive officers and directors of LORECOM as a group and (d) each other person (or group of affiliated persons) who we know beneficially owns 5% or more of LORECOM's common stock.



                                               AMOUNT AND NATURE
                                            OF BENEFICIAL OWNERSHIP                     PERCENT
                                        --------------------------------    --------------------------------
                                        BEFORE OFFERING   AFTER OFFERING    BEFORE OFFERING   AFTER OFFERING
                                              AND              AND                AND              AND
NAME                                     ACQUISITIONS      ACQUISITIONS      ACQUISITIONS      ACQUISITIONS
----                                    ---------------   --------------    ---------------   --------------
Ricky Naylor..........................      452,153          452,153              95%               18%
  821 S.W. 66th
  Oklahoma City, OK 73139
Larry Travis..........................           --          107,727(1)(2)        --                 4%(1)(2)
  4200 Perimeter Center Drive
  Suite 100
  Oklahoma City, OK 73112


William J. Hartwig....................           --           15,000(2)           --                <1%(2)
  12101 North Meridian
  Oklahoma City, OK 73120


Joseph O. Evans.......................           --           15,000(2)           --                <1%(2)
  12101 North Meridian
  Oklahoma City, OK 73120


Debra G. Morehead.....................        4,759            4,759               1%               <1%
  821 S.W. 66th
  Oklahoma City, OK 73139
Wesley E. Cantrell....................           --               --              --                --
  2300 Parklake Drive, N.E.
  Atlanta, Georgia 30345
Wayne Stone...........................           --               --              --                --
  710 Cedar Lake Blvd.
  Suite 200
  Oklahoma City, OK 73114
Jack Wiesner..........................           --               --              --                --
  228 Robert S. Kerr Avenue
  Suite 350
  Oklahoma City, OK 73118
Andrew May............................           --               --              --                --
  3309 Westminster
  Dallas, Texas 75205
All officers and directors as a group
  (9 persons).........................      456,912          594,639              96%               24%


---------------


(1) Mr. Travis is an officer and a director of the general partner of Wylie Limited Partnership. Wylie Limited Partnership is expected to receive 92,727 shares of LORECOM common stock from the acquisition of Travis Business Systems, Inc., an interconnect partner, by LORECOM. Mr. Travis owns 25% of the general partner of Wylie Limited Partnership and owns 50% of the limited partnership interests in Wylie Limited Partnership. The remaining interests in the general partner, and limited partner interests in Wylie Limited Partnership, are owned by Mr. Travis' wife and children. Mr. Travis disclaims any beneficial ownership with respect to these interests.


(2) Messrs. Travis, Evans and Hartwig will each be issued 75,000 nonqualified stock options upon closing this offering. 15,000 of the options will vest immediately.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



     LORECOM was incorporated by David Aduddell on September 4, 1998 under the name Advantage Business Solutions, Inc. Aduddell capitalized LORECOM with $10.00 cash and certain intangible personal property, including business plans, organizational documents and economic projections relating to several consolidating company opportunities. Aduddell was the sole shareholder until September 8, 1998, when Advantage Business Solutions, Inc. sold 62.5% of its outstanding stock to Ricky Naylor in exchange for $10.00 cash and a binding agreement to pay LORECOM $499,990 upon demand. At June 15, 1999, Naylor had paid LORECOM all amounts owed under this agreement.



     David Aduddell is subject to a noncompetition agreement which prohibits him from (1) directly or indirectly selling local and long distance service in competition with a certain telephone service provider, and (2) owning an interest in a competitor of the telephone service provider, except that he can own up to 1% of a publicly traded competitor. As a result, Aduddell's affiliation in any way with LORECOM would restrict LORECOM's ability to sell local and long distance service. Similarly, if LORECOM sells local and long distance service, Aduddell could only own up to 1% of LORECOM. Aduddell believed that LORECOM could substantially increase its revenues and net income by selling local and long distance services through the interconnect partners' customer bases. Therefore, on April 9, 1999, Aduddell cancelled his 32.5% interest (285,000 shares) in LORECOM. Also, on April 9, 1999, David Aduddell resigned as Chief Executive Officer and a director of LORECOM to ensure that LORECOM's ability to sell local and long distance services would not be restricted by his affiliation with LORECOM.



     David Aduddell also owns 33.33% of Access Communications Services, Inc., one of the interconnect partners. Aduddell will receive $100,000 in cash and LORECOM common stock equal to $200,000 (estimated to be 18,182 shares) upon the acquisition of Access by LORECOM. Upon completion of the offering and acquisition of the interconnect partners, we anticipate having approximately 2,456,632 shares of common stock issued and outstanding. Aduddell's 18,182 shares will represent less than 1% of our total outstanding stock.



     Steve Aduddell is David Aduddell's brother. Steve Aduddell owns 67.67% of Access Communications Services, Inc., one of the interconnect partners. Steve Aduddell will receive $500,000 in cash and LORECOM common stock equal to $100,000 (estimated to be 9,091 shares) upon the acquisition of Access by LORECOM.



     Aduddell Enterprises owns the lease space where our principal offices are located. David Aduddell and Steve Aduddell each own 50% of Aduddell Enterprises. Aduddell Enterprises has sold the lease space, and as a result, LORECOM must vacate the premises. LORECOM will abandon approximately $22,800 of leasehold improvements, and Access Communications will abandon approximately $18,000 of leasehold improvements, which could be deemed to have inured to the benefit of, and been reflected in the sales price of the building for, Aduddell Enterprises.



     Wylie Limited Partnership is expected to receive 92,727 shares of LORECOM common stock from the acquisition of Travis Business Systems, Inc., an interconnect partner, by LORECOM. Mr. Travis owns 25% of the general partner of Wylie Limited Partnership and 50% of the limited partnership interests in Wylie Limited Partnership.



     Ricky Naylor agreed to fund, and has funded through an affiliate, the operations of LORECOM prior to the closing of this offering. Any and all amounts loaned to LORECOM are unsecured, bear interest at 10% per year and are payable on the earlier of the closing of this offering or December 31, 1999. This loan, together with accrued interest, will be repaid from the proceeds of this offering. As of June 15, 1999, the principal amount due Mr. Naylor was approximately $535,000.



     Management believes each transaction between LORECOM and our officers, directors or principal stockholders or their affiliates were on terms no less favorable to our officers, directors or principal stockholders or their affiliates than could reasonably have obtained in an arm's length transaction with independent third parties. In most cases, however, at the time the transactions took place, we lacked sufficient disinterested independent directors to ratify the transactions.



     LORECOM's Certificate of Incorporation provides that all transactions between LORECOM or its subsidiaries and a director, officer or other affiliate of LORECOM will be void or voidable unless the material facts regarding the relationship and the transaction are disclosed, or are known to the board, and a majority of the disinterested directors in good faith authorize the transaction; or the material facts regarding the relationship and the transaction are disclosed, or are known to the stockholders entitled to vote on the transaction, and a majority of the disinterested stockholders approve the transaction. As a result of these provisions, any future transactions with directors, officers, employees or affiliates of LORECOM are anticipated to be minimal and will, in any case, be approved in advance by either a majority of the independent and disinterested directors or disinterested stockholders of LORECOM. Similarly, all of our future material affiliate transactions, loans, any forgiveness of loans and any issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel, or to independent counsel.

                          DESCRIPTION OF COMMON STOCK


ABOUT THE COMMON STOCK

     As of the date of this prospectus, LORECOM is authorized to issue 4,500,000 shares of common stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share. The summary of the terms of LORECOM's authorized and outstanding capital stock found below is qualified in its entirety by reference to LORECOM's Certificate of Incorporation, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part.

     Common stock. Owners of common stock will be entitled to dividends declared by LORECOM's board of directors out of funds legally available. The common stockholders are entitled to one vote per share for the election of directors and other corporate matters. In the event of liquidation, dissolution or winding up, common stockholders would be entitled to share ratably in all of LORECOM's assets available for distribution. The common stock carries no preemptive rights. All outstanding shares of common stock are, and the shares of common stock to be sold by LORECOM in the offering when issued will be, duly authorized, validly issued, fully paid and nonassessable. We are making
application to list the common stock on the           .


     Preferred stock. The board of directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, 500,000 shares of preferred stock with such dividend, redemption, conversion, liquidation and exchange provisions as are provided in the particular series. Except as expressly provided by law, or except as may be provided by resolution of the board of directors, the preferred stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of LORECOM's stockholders. No shares of preferred stock are issued or outstanding and the board of directors has no present plans to issue any of the preferred stock. We will only offer shares of preferred stock to a promoter, officer, director or 5% shareholder on the same terms as offered to all other existing stockholders or to new stockholders.


     Possible anti-takeover effects. The board is divided into three classes. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board. LORECOM's Bylaws provide that, subject to the rights of the holders of any series of preferred stock, the number of directors may be fixed from time to time by resolution of the board, but will consist of not less than one nor more than nine members. The term for directors in the first class expires at the annual meeting of stockholders to be held in 2000; the initial term for directors in the second class expires at the annual meeting of stockholders to be held in 2001; and the initial term for directors in the third class expires at the annual meeting of stockholders to be held in 2002. A director of LORECOM may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote at an election of directors. The board provisions set forth in LORECOM's Certificate of Incorporation may not be amended without the approval of at least 66 2/3 percent of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class. The provisions of LORECOM's Certificate of Incorporation and Bylaws, together with the ability of the board to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors and could also discourage or make more difficult a merger, tender offer or proxy contest even if such event would be favorable to the interests of stockholders.

     Section 1090.3 of the Oklahoma General Corporation Act prohibits a publicly held Oklahoma corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, either the business combination or the transaction which resulted in such person becoming an interested stockholder is approved by the board of directors; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (3) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock. The effect of such statute may be to discourage certain types of transactions involving an actual or potential change in control of LORECOM.

     If we have 1,000 or more shareholders and meet other conditions, we will be subject to Oklahoma's control shares act. With exceptions, this act prevents holders of more than 20% of our stock from voting those shares. This provision at least delays the time it takes anyone to gain control of LORECOM. Also, shareholder action by written consent without a meeting must be unanimous.

DIVIDEND POLICY


     LORECOM intends to retain earnings, if any, to finance the expansion of its business and for general corporate purposes. We do not expect to pay dividends for the foreseeable future. Future lenders may also impose restrictions on our ability to pay dividends.



MARKET FOR COMMON STOCK AND SHARES ELIGIBLE FOR FUTURE SALE



     No public market currently exists for LORECOM's common stock. The offering price of our common stock does not necessarily indicate the price at which the common stock will trade. Stock prices and trading volumes for many telecommunication companies fluctuate for a number of reasons, including some reasons which may be unrelated to their business or results of operation. An active trading market for the common stock may not develop or continue after the offering.



     We presently have four stockholders of record. Upon completion of the offering, 2,456,632 shares of common stock are expected to be outstanding. All of the 1,600,000 shares expected to be purchased in the offering (1,840,000 shares if the underwriter's over-allotment option is exercised in full) will be freely tradeable without registration or other restriction under the Securities Act, except for shares purchased by affiliates of LORECOM. All of the remaining shares of common stock outstanding, which are the restricted shares, may be sold only pursuant to an effective registration statement filed by LORECOM or pursuant to an applicable exemption, including an exemption under Rule 144 under the Securities Act. In this regard, 23,797 of the restricted shares of common stock will be eligible for resale pursuant to Rule 144 no later than September, 1999, approximately 287,955 of the restricted shares of common stock will be eligible for resale pursuant to Rule 144 no later than one year following the consummation of this offering, and approximately 544,880 of the restricted shares will be eligible for resale pursuant to Rule 144 no later than two years following the consummation of this offering. The effect, if any, that future market sales of shares or the availability of shares for sale will have on the prevailing market prices for the common stock cannot be predicted. Nevertheless, sales of a substantial number of shares in the public market could adversely affect prevailing market prices for the common stock.



     In general, Rule 144 provides that if a person (excluding an affiliate) holds restricted shares (regardless of whether such person is the initial holder or a subsequent holder of such shares), and if at least one year has elapsed since the later of the date on which the restricted shares were issued or the date that they were acquired from an affiliate, then such person is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of such stock during the four calendar weeks preceding the sale. After the restricted shares are held for two years by a person who is not, and has not been during the preceding three months, deemed an "affiliate" of LORECOM, the holder would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above.



     The holders of approximately 380,682 shares of common stock and warrants to purchase an additional 10,000 shares of common stock will have certain rights to require LORECOM to register such shares for resale under the Securities Act. If, subsequent to the consummation of the offering, we propose to register any of our securities under the Securities Act, such holders are entitled to notice of such registration and to include their shares in such registration with their expenses borne by LORECOM, subject to the right of an underwriter participating in the offering to limit the number of shares included in such registration.

In addition, the holders of a majority of such shares of common stock have the right to immediately demand, subject to certain limitations, that LORECOM file one registration statement covering sales of their respective shares, and we are obligated to pay the expenses of such registration.


     Our directors and executive officers (including those holders with registration rights described above) have agreed that, during the two-year period following the close of the offering they will not, and LORECOM has agreed that for a period of 180 days following the date of this prospectus it will not, without the prior written consent of Capital West Securities, Inc., offer, sell, contract to sell or otherwise dispose of any shares of common stock or any securities convertible into, or exercisable or exchangeable for, common stock, except that we may grant units or awards under our deferred stock compensation plan and the Omnibus Plan, and may issue shares of common stock (1) in connection with the acquisitions, or (2) pursuant to the exercise of awards or distributions of units under our incentive plans.


TRANSFER AGENT


     The transfer agent for the common stock is Continental Stock Transfer and Trust Company.



                  THE UNDERWRITER AND THE PLAN OF DISTRIBUTION


THE UNDERWRITING AGREEMENT


     Capital West Securities, Inc. has agreed, subject to the terms and conditions set forth in the underwriting agreement between LORECOM and Capital West, to purchase from LORECOM, and LORECOM has agreed to sell to Capital West, 1,600,000 shares of common stock, excluding the over-allotment option. Capital West is offering the common stock on a firm commitment basis.


     The underwriting agreement provides that the obligations of Capital West to purchase the shares listed above are subject to certain conditions. The underwriting agreement also provides that Capital West is committed to purchase, and we are obligated to sell, all of the shares offered by this prospectus, if any of the shares being sold pursuant to the underwriting agreement are purchased (without consideration of any shares that may be purchased through the exercise of the underwriter's over-allotment option).


     Capital West has advised us that it proposes to offer the shares to the public initially at the public offering price set forth on the cover page of this prospectus and to certain dealers at such price, less a concession not to
exceed $     per share. Capital West may allow, and the dealers may reallow, a
concession to other dealers not to exceed $     per share. After the initial
public offering of the shares, the public offering price, the concessions to selected dealers and the reallowance to other dealers may be changed by Capital West.



     Capital West was first registered as a broker-dealer in May 1995. Capital West has participated in only nine public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. Prospective purchasers of the securities offered in this prospectus should consider Capital West's limited underwriting experience in evaluating this offering.



     We have granted Capital West an option, exercisable during the 45-day period after the date of this prospectus, to purchase up to an additional 240,000 shares of common stock at the initial public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. Capital West may exercise such option only to cover over-allotments, if any, incurred in the sale of shares.


     We have agreed to indemnify Capital West against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that Capital West may be required to make in respect thereof. Capital West has informed us that it does not intend to confirm sales to any account over which it exercises discretionary authority.


     We agreed to pay to Capital West a non-accountable expense allowance of 2% of the gross proceeds derived from the sale of the common stock (including the sale of any shares of common stock subject to

Capital West's over-allotment option), $16,000 of which has been paid as of the date of this prospectus. The non-accountable expense allowance will cover all expenses incurred in connection with qualifying our common stock for sale under the laws of such states as Capital West may designate, including filing fees and fees and expenses of counsel retained for such purposes by the underwriter, and registering the offering with the National Association of Securities Dealers, Inc.



     In connection with this offering, LORECOM has agreed to sell to Capital West, for a price of $.001 per warrant, warrants to purchase shares of common stock equal to 10% of the total number of shares of common stock sold pursuant to this offering, excluding shares subject to the over-allotment option. The Capital West warrants are exercisable at a price equal to 120% of the initial public offering price ($13.20 assuming an initial public offering price of $11.00 per share) for four years, commencing one year from the date of this prospectus. The Capital West warrants grant to Capital West, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of Capital West's warrants, one demand registration right during the exercise period, as well as piggyback registration rights at any time. Subject to limited exceptions, the warrants will be restricted from sale, transfer, pledge or assignment for a period of one year from the effective date of the offering.



     Pursuant to the relevant merger or asset purchase agreement, holders of approximately 12% of the shares of LORECOM's common stock (including LORECOM's directors and executive officers) outstanding after completion of this offering have agreed for a period of 12 months after the date of closing the offering, they will not offer, sell or otherwise dispose of any shares of common stock owned by them. LORECOM's executive officers and directors have agreed to enter into a 24 month lock-up agreement with regard to shares of common stock they own, representing approximately 24% of the common stock outstanding after completion of this offering.



     The shares of common stock are expected to be listed on the
under the trading symbol "          ." Any listing is contingent, among other
things, upon LORECOM obtaining 400 shareholders. In connection with this offering, Capital West may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase common stock for the purpose of stabilizing its market price. Capital West also may create a short position by selling more common stock in connection with the offering than it is committed to purchase from LORECOM, and in such case, may purchase common stock in the open market following completion of the offering to cover all or a portion of such short position. Capital West may also cover all or a portion of such short position, up to 240,000 shares of common stock, by exercising its over-allotment option referred to above. In addition, Capital West may impose "penalty bids" under contractual arrangements with the underwriters whereby it may reclaim from an underwriter (or dealer participating in the offering) for the account of the other underwriters, the selling concession with respect to common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any transactions described in this paragraph may result in the maintenance of the price of the common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, and, if they are undertaken, they may be discontinued at any time.



     The estimated aggregate expenses, to be paid solely by LORECOM, in connection with the acquisitions and the distribution of the securities being registered is approximately $2.7 million.

DETERMINING THE OFFERING PRICE

     Prior to this offering, there has been no public market for LORECOM's common stock. We determined the initial public offering price in negotiations with Capital West. Among the factors we considered in determining the initial public offering price, in addition to prevailing market conditions, were the following:

     - Our financial information and prospects for future revenues;

     - The history of, and the prospects for, LORECOM and the industry in which it competes;


     - That LORECOM and its interconnect partners have not previously engaged in business transactions before;



     - That on a pro forma basis, LORECOM experienced a loss for 1998;


     - An assessment of our management;

     - LORECOM's past and present operations;


     - The dilution that new investors in LORECOM will experience;


     - The present state of our development; and

     - All of these factors in relation to market values and valuation measures of other companies engaged in activities similar to LORECOM.

     The initial public offering price set forth on the cover page of this prospectus should not be considered an indication of the actual value of the common stock. The price is subject to change as a result of market conditions and other factors. We cannot assure you that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offering at or above the initial public offering price.


                                    EXPERTS



     The financial statements of the following companies (for the periods indicated) included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (as further described below) appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing:


          As of December 31, 1998, and for the period from September 4, 1998 (date of inception), to December 31, 1998:
        LORECOM Technologies, Inc. (formerly The Alliance Group, Inc.)

          As of December 31, 1998, and for the year then ended:
        Access Communications Services, Inc.
        American Telcom, Inc.
        Banner Communications, Inc.
        Communication Services, Inc.
        Travis Business Systems, Inc.

          As of December 31, 1998 and 1997, and for the years then ended:
        Telephone and Paging Divisions of Electrical & Instrument Sales Corporation ("EIS") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the divisions being a component part of EIS)

          As of September 30, 1998, and for the year then ended:
        Terra Telecom, Inc.
        Telkey Communications, Inc.

     The financial statements of the following companies (for the periods indicated) included in this prospectus have been audited by Saxon & Knoll, P.C., independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing:


          As of December 31, 1998, and for the year then ended:
        Nobel Systems, Inc.

          As of December 31, 1997, and for the year then ended:
        Access Communications Services, Inc.
        American Telcom, Inc.
        Banner Communications, Inc.
        Travis Business Systems, Inc.

          As of September 30, 1997, and for the year then ended:
        Terra Telecom, Inc.
        Telkey Communications, Inc.


     The financial statements of Commercial Telecom Systems, Inc. as of December 31, 1998, and for the year then ended included in this prospectus have been audited by Hunter, Atkins & Russell, PLC, independent auditors, as stated in their report appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



                            VALIDITY OF COMMON STOCK


     The validity of the common stock offered hereby will be passed on for LORECOM by McAfee & Taft A Professional Corporation, Oklahoma City, Oklahoma. Certain legal matters in connection with the shares of common stock will be passed on for Capital West by Robertson & Williams, Oklahoma City, Oklahoma.

                         INDEX TO FINANCIAL STATEMENTS


LORECOM Technologies, Inc. .................................    F-2
Access Communications Services, Inc. .......................   F-10
American Telcom, Inc. ......................................   F-21
Banner Communications, Inc. ................................   F-30
Commercial Telecom Systems, Inc. ...........................   F-39
Communication Services, Inc. ...............................   F-47
Telephone and Paging Divisions of EIS Communications
  Combined Financial Statements.............................   F-55
Nobel Systems, Inc. ........................................   F-62
Telkey Communications, Inc. ................................   F-70
Terra Telecom, Inc. ........................................   F-80
Travis Business Systems, Inc. ..............................   F-90

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
LORECOM Technologies, Inc. (formerly
  The Alliance Group, Inc.):

     We have audited the accompanying balance sheet of LORECOM Technologies, Inc. (formerly The Alliance Group, Inc.) as of December 31, 1998, and the related statements of operations, stockholders' deficiency, and cash flows for the period from September 4, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of LORECOM Technologies, Inc. (formerly The Alliance Group, Inc.) at December 31, 1998, and the results of its operations and its cash flows for the period from September 4, 1998 (date of inception) to December 31, 1998, in conformity with generally accepted accounting principles.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
March 18, 1999 (April 9, 1999 as to
  Note 7 to the financial statements, and
  May 12, 1999 as to Note 8 to the
  financial statements)

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)


                                 BALANCE SHEETS


                                     ASSETS


                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $  28,981     $  79,700
  Accounts receivable.......................................      26,436            --
  Other current assets......................................       2,721         1,933
                                                               ---------     ---------
          Total current assets..............................      58,138        81,633
PROPERTY AND EQUIPMENT:
  Vehicles..................................................      35,988        35,988
  Leasehold improvements....................................      22,795            --
  Equipment.................................................      46,080         6,711
                                                                 104,863        42,699
  Less accumulated depreciation.............................      (4,438)       (1,978)
                                                               ---------     ---------
          Property and equipment, net.......................     100,425        40,721
OTHER ASSETS:
  Deferred offering costs...................................     509,644        19,109
  Other assets..............................................          --         1,389
                                                               ---------     ---------
          Total other assets................................     509,644        20,498
                                                               ---------     ---------
          TOTAL.............................................   $ 668,207     $ 142,852
                                                               =========     =========

                        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Current portion of long-term debt.........................   $   8,255     $   8,049
  Accounts payable..........................................     268,873        32,464
  Accounts payable -- related parties.......................     118,670        18,296
  Note payable -- related party.............................      35,000            --
  Cash advances payable.....................................          --        80,000
  Other current liabilities.................................      35,233            --
                                                               ---------     ---------
          Total current liabilities.........................     466,031       138,809
Long-term debt, net of current portion......................      23,966        26,119
                                                               ---------     ---------
          Total liabilities.................................     489,997       164,928
                                                               ---------     ---------
COMMITMENTS
STOCKHOLDERS' EQUITY (DEFICIENCY):
  Preferred stock, $.01 par value, 500,000 shares
     authorized; none issued................................          --            --
  Common stock, $.01 par value; 4,500,000 shares authorized;
     760,950 shares issued and outstanding (see Note 7).....       7,610         7,610
  Additional paid in-capital................................     492,400       492,400
  Accumulated deficit.......................................    (321,800)     (113,078)
  Stock subscription receivable.............................          --      (409,008)
                                                               ---------     ---------
          Total stockholders' equity (deficiency)...........     178,210       (22,076)
                                                               ---------     ---------
          TOTAL.............................................   $ 668,207     $ 142,852
                                                               =========     =========


                       See notes to financial statements.

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)


                            STATEMENTS OF OPERATIONS



                                                                 THREE      PERIOD FROM
                                                                MONTHS      SEPTEMBER 4,
                                                                 ENDED        1998 TO
                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
NET SALES...................................................   $  26,436     $      --
COSTS AND EXPENSES:
  Cost of sales.............................................      26,436            --
  Salaries and benefits.....................................     121,323        63,267
  General and administrative expenses.......................      86,915        48,961
  Interest expense..........................................         484           850
                                                               ---------     ---------
          Total costs and expenses..........................     235,158       113,078
                                                               ---------     ---------
NET LOSS....................................................   $(208,722)    $(113,078)
                                                               =========     =========


                       See notes to financial statements.

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)


                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY



                                      COMMON             ADDITIONAL      STOCK
                                      SHARES    COMMON    PAID-IN     SUBSCRIPTION   ACCUMULATED
                                     (NOTE 7)   STOCK     CAPITAL      RECEIVABLE      DEFICIT       TOTAL
                                     --------   ------   ----------   ------------   -----------   ---------
BALANCE, September 4, 1998
  (Date of inception) --
  Issuance of common stock.........  760,950    $7,610    $492,400     $(500,000)     $      --    $      10
  Collections on stock subscription
    receivable.....................       --       --           --        90,992             --       90,992
  Net loss.........................       --       --           --            --       (113,078)    (113,078)
                                     -------    ------    --------     ---------      ---------    ---------
BALANCE, December 31, 1998.........  760,950    7,610      492,400      (409,008)      (113,078)     (22,076)
  Collections on stock subscription
    receivable (Unaudited).........       --       --           --       409,008             --      409,008
  Net loss (Unaudited).............       --       --           --            --       (208,722)    (208,722)
                                     -------    ------    --------     ---------      ---------    ---------
BALANCE, March 31, 1999
  (Unaudited)......................  760,950    $7,610    $492,400     $      --      $(321,800)   $ 178,210
                                     =======    ======    ========     =========      =========    =========


                       See notes to financial statements.

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)


                            STATEMENTS OF CASH FLOWS



                                                                 THREE      PERIOD FROM
                                                                MONTHS      SEPTEMBER 4,
                                                                 ENDED        1998 TO
                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................   $(208,722)    $(113,078)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation...........................................       2,460         1,978
     Changes in current assets and liabilities:
       Accounts receivable..................................     (26,436)           --
       Other current assets.................................        (788)       (1,933)
       Other assets.........................................    (489,146)      (20,498)
       Accounts payable.....................................     256,783        50,760
       Other current liabilities............................      35,233        80,000
                                                               ---------     ---------
          Net cash used in operating activities.............    (430,616)       (2,771)
                                                               ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................     (62,164)      (42,699)
                                                               ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock..................................          --            10
  Proceeds from borrowings..................................      35,000        36,073
  Payments on long-term debt................................      (1,947)       (1,905)
  Collections on stock subscription receivable..............     409,008        90,992
                                                               ---------     ---------
          Net cash provided by financing activities.........     442,061       125,170
                                                               ---------     ---------
NET (DECREASE) INCREASE IN CASH.............................     (50,719)       79,700
CASH, beginning of period...................................      79,700            --
                                                               ---------     ---------
CASH, end of period.........................................   $  28,981     $  79,700
                                                               =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................   $     450     $     775
  Common stock issued under stock subscription receivable...   $      --     $ 500,000


                       See notes to financial statements.

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     LORECOM Technologies, Inc. (formerly The Alliance Group, Inc., formerly Advantage Business Solutions, Inc.) (the "Company"), was incorporated on September 4, 1998, under the laws of the State of Oklahoma. The Company was formed solely for the purpose of identifying and acquiring interconnect telecommunications companies.

     At December 31, 1998, the Company has an accumulated deficit of $113,078 and a stockholders' deficiency of $22,076 that may raise concerns about the Company's ability to continue as a going concern. The losses are due to costs incurred prior to the Company earning any revenues. The stockholders' deficiency is mainly due to the stock subscription receivable (see Note 4 to the financial statements). Collections on such subscription will help fund future costs of the Company. Subsequent to December 31, 1998, the Company collected $284,000 on the stock subscription receivable through March 18, 1999. In addition, a stockholder has agreed to fund the Company's operations prior to commencement of operations in exchange for a note payable. Management's plans to improve the Company's financial position include plans for expansion by acquisition (see Note 6 to the financial statements) and seeking large telecommunication installation projects. In February 1999 the Company obtained its first contract with a third party for maintenance of telecommunications equipment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statement of operations, stockholders' equity and cash flows for the three months ended March 31, 1999, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current period income or loss.

     Property and equipment owned by the Company are depreciated using the straight-line method over their estimated useful lives of three to seven years.

     The Company records impairments to its long-lived assets when it becomes probable that the carrying values of the assets will not be fully recovered over their estimated lives. Impairments are recorded to reduce the carrying value of the assets to their estimated fair values determined by the Company based on facts and circumstances in existence at the time of the determination. No impairments were recorded in 1998.


     Income Taxes -- The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.


     Advertising -- Advertising costs incurred by the Company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash, short-term payables, and notes payable. The carrying amounts of cash and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

3. LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998, consists of the following:

Note payable to a bank, due in monthly principal and
  interest payments, interest rate of 8.75%, secured by a
  vehicle, due in 2002......................................   $34,168
Less current maturities.....................................     8,049
                                                               -------
Total long-term debt........................................   $26,119
                                                               =======

     Maturities of long-term debt for the next four years are as follows:
1999 -- $8,049; 2000 -- $8,782; 2001 -- $9,583; and 2002 -- $7,754.

4. STOCK SUBSCRIPTION RECEIVABLE

     In 1998, the Company sold 475,950 shares of common stock to a director in exchange for a stock subscription receivable of $500,000. Collections have been made on the subscription as funds were needed to fund operations during the initial start-up period of the Company. During 1998, approximately $91,000 was collected. Through March 18, 1999, a total of $375,000 was collected, and the remaining balance due was $125,000.


     Unaudited -- Through March 31, 1999, the remaining balance had been collected.


5. RELATED PARTY TRANSACTIONS

     The Company has recorded a liability for rent and overhead allocations in the amount of $18,296 to an entity wholly owned and operated by a major stockholder of the Company.

     The Company has recorded a non-interest bearing cash advance payable in the amount of $80,000 to an entity wholly owned and operated by a major stockholder of the Company. The advance was repaid in January 1999.

     During 1998, a major stockholder of the Company assigned 4,760 shares of his stock to an employee of an entity owned and operated by the major stockholder. The employee provided services to the Company which were invoiced to and expensed by the Company in the amount of $10,397.


     Unaudited -- During the three months ended March 31, 1999, the Company has recorded a liability for:



     - purchases of property and equipment in the amount of $35,600 to an entity wholly owned and operated by a major stockholder of the Company.

                           LORECOM TECHNOLOGIES, INC.
                      (FORMERLY THE ALLIANCE GROUP, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


     - operating expenses of the Company in the amount of $35,000 to a major stockholder of the Company.



     - rent, purchase of property and equipment, and overhead allocations in the amount of $38,073 to an entity wholly owned and operated by a major stockholder of the Company.


6. DEFERRED OFFERING COSTS

     The Company and its stockholders have entered into definitive agreements with 13 Oklahoma-based telecommunications companies (the "Entities") pursuant to which the Company will purchase all of the issued and outstanding common stock or assets of the Entities concurrently with, and as a condition to, completion of a public or private offering of the common stock of the Company. All of the issued and outstanding common stock or assets of the Entities will be exchanged for cash and common stock of the Company.

7. SUBSEQUENT EVENTS -- CAPITAL STOCK

     Subsequent to December 31, 1998, the stockholders effected an increase in the number of authorized common shares from 1,000 to 4,500,000 and a stock split that increased the issued and outstanding common shares from 267 to 760,950. The stockholders also authorized 500,000 shares of $.01 par value preferred stock. These changes have been reflected in the Company's financial statements on a retroactive basis as though they had been effected on the date of inception of the Company.

     Also, subsequent to December 31, 1998, the Company's Chief Executive Officer ("CEO") resigned his position and directorship of the Company. Additionally, all 285,000 shares of Company stock owned by the CEO, as adjusted for the stock split, were voluntarily canceled. The shares canceled represented 32.5% of the total shares issued at that time. The cancellation increased the percent of ownership of the remaining shareholders incrementally.

8. SUBSEQUENT EVENT -- COMPANY NAME CHANGE

     In May 1999, the stockholders effected a change in the name of the Company from The Alliance Group, Inc. (formerly Advantage Business Solutions, Inc.) to LORECOM Technologies, Inc. This change has been reflected in the Company's financial statements on a retroactive basis as though it had been effected on the date of inception of the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Access Communications Services, Inc.:

     We have audited the accompanying balance sheet of Access Communications Services, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Access Communications Services, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
February 28, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Access Communications Services, Inc.:

     We have audited the accompanying balance sheet of Access Communications Services, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1997 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Access Communications Services, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 28, 1999

                      ACCESS COMMUNICATIONS SERVICES, INC.


                                 BALANCE SHEETS


                                     ASSETS


                                                                               DECEMBER 31,
                                                              MARCH 31,    --------------------
                                                                1999         1998        1997
                                                             -----------   ---------   --------
                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash.....................................................   $  25,136    $ 187,464   $ 18,922
  Accounts receivable......................................     215,972      127,953    299,553
  Inventory................................................      60,465       51,820     38,220
  Other current assets.....................................       3,143        3,864      1,590
                                                              ---------    ---------   --------
          Total current assets.............................     304,716      371,101    358,285
PROPERTY AND EQUIPMENT:
  Autos and trucks.........................................     124,776      124,776    114,188
  Equipment................................................     105,074       69,524     34,744
  Leasehold improvements...................................      35,213       35,213     35,213
  Real estate..............................................      15,198       15,198     15,198
                                                              ---------    ---------   --------
                                                                280,261      244,711    199,343
  Less accumulated depreciation............................    (109,570)    (101,667)   (72,251)
                                                              ---------    ---------   --------
          Property and equipment, net......................     170,691      143,044    127,092
                                                              ---------    ---------   --------
RECEIVABLE FROM STOCKHOLDERS...............................      27,400      156,577    138,629
OTHER ASSETS...............................................       1,000       42,400     35,910
                                                              ---------    ---------   --------
          TOTAL............................................   $ 503,807    $ 713,122   $659,916
                                                              =========    =========   ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Current liabilities:
     Accounts payable......................................   $ 177,520    $ 191,484   $202,220
     Deferred income taxes.................................      29,700       29,700         --
     Other current liabilities.............................      31,055       49,895     33,537
     Current portion of long-term debt.....................      54,281       53,344     40,974
     Current portion of capital lease obligations..........      20,484       20,130     11,151
                                                              ---------    ---------   --------
          Total current liabilities........................     313,040      344,553    287,882
  Long-term debt, net of current portion...................      97,187      109,680     54,645
  Deferred income taxes....................................          --           --     29,700
  Capital lease obligations................................       5,488        7,068     27,284
                                                              ---------    ---------   --------
          Total liabilities................................     415,715      461,301    399,511
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock, $5.00 par value; 100 shares authorized,
     issued and outstanding................................         375          500        500
  Additional paid in-capital...............................       1,409      168,950    168,950
  Retained earnings........................................      86,308       82,371     90,955
                                                              ---------    ---------   --------
          Total stockholders' equity.......................      88,092      251,821    260,405
                                                              ---------    ---------   --------
          TOTAL............................................   $ 503,807    $ 713,122   $659,916
                                                              =========    =========   ========


                       See notes to financial statements.

                      ACCESS COMMUNICATIONS SERVICES, INC.

                            STATEMENTS OF OPERATIONS


                                                  THREE MONTHS ENDED          YEARS ENDED
                                                       MARCH 31,             DECEMBER 31,
                                                  -------------------   -----------------------
                                                    1999       1998        1998         1997
                                                  --------   --------   ----------   ----------
                                                      (UNAUDITED)
SALES...........................................  $363,303   $287,023   $1,345,576   $1,447,155
COSTS AND EXPENSES:
  Cost of sales.................................   155,748    125,476      551,100      568,732
  Salaries and benefits.........................   132,439    137,234      523,127      502,620
  Selling, general and administrative...........    62,789     58,999      234,004      243,562
  Interest......................................     7,390      8,012       47,444       28,641
                                                  --------   --------   ----------   ----------
          Total costs and expenses..............   358,366    329,721    1,355,675    1,343,555
                                                  --------   --------   ----------   ----------
INCOME (LOSS) BEFORE TAXES......................     4,937    (42,698)     (10,099)     103,600
INCOME TAX BENEFIT (EXPENSE)....................    (1,000)     8,581        1,515      (30,000)
                                                  --------   --------   ----------   ----------
NET INCOME (LOSS)...............................  $  3,937   $(34,117)  $   (8,584)  $   73,600
                                                  ========   ========   ==========   ==========


                       See notes to financial statements.

                      ACCESS COMMUNICATIONS SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                            COMMON      COMMON
                                            SHARES       STOCK    ADDITIONAL
                                          (100 SHARES   ($5 PAR    PAID-IN     RETAINED
                                          AUTHORIZED)   VALUE)     CAPITAL     EARNINGS     TOTAL
                                          -----------   -------   ----------   --------   ---------
BALANCE, January 1, 1997................      100        $ 500    $ 168,950    $17,355    $ 186,805
  Net income............................       --           --           --     73,600       73,600
                                              ---        -----    ---------    -------    ---------
BALANCE, December 31, 1997..............      100          500      168,950     90,955      260,405
  Net loss..............................       --           --           --     (8,584)      (8,584)
                                              ---        -----    ---------    -------    ---------
BALANCE, December 31, 1998..............      100          500      168,950     82,371      251,821
  Common stock redemption (Unaudited)...      (25)        (125)    (167,541)        --     (167,666)
  Net income (Unaudited)................       --           --           --      3,937        3,937
                                              ---        -----    ---------    -------    ---------
BALANCE, March 31, 1999 (Unaudited).....       75        $ 375    $   1,409    $86,308    $  88,092
                                              ===        =====    =========    =======    =========


                       See notes to financial statements.

                      ACCESS COMMUNICATIONS SERVICES, INC.

                            STATEMENTS OF CASH FLOWS




                                                   THREE MONTHS ENDED         YEARS ENDED
                                                       MARCH 31,             DECEMBER 31,
                                                  --------------------   ---------------------
                                                    1999        1998       1998        1997
                                                  ---------   --------   ---------   ---------
                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................  $   3,937   $(34,117)  $  (8,584)  $  73,600
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities:
     Depreciation...............................      7,903      7,796      27,594      29,459
     Loss on sale of assets.....................         --         --       4,185          --
     Changes in current assets and liabilities:
       Accounts receivable......................    (88,019)    55,524     171,600    (188,485)
       Inventory................................     (8,645)    12,476     (13,600)     (7,500)
       Other current assets.....................        721        182      (2,274)      3,244
       Other assets.............................      5,850       (640)     (6,490)         (1)
       Accounts payable.........................    (13,964)    (9,442)    (10,736)     39,918
       Other current liabilities................    (18,840)     1,195      16,358      (3,642)
                                                  ---------   --------   ---------   ---------
          Net cash provided by (used in)
            operating activities................   (111,057)    32,974     178,053     (53,407)
                                                  ---------   --------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........         --         --     (51,173)    (46,991)
  Proceeds from sale of property and
     equipment..................................         --         --       3,442          --
  Advances to stockholders......................    (38,489)   (18,693)   (150,753)   (178,833)
  Repayment of receivable from stockholders.....         --         --     132,805      85,064
  Collections of accounts receivable, other.....         --         --          --     206,380
                                                  ---------   --------   ---------   ---------
          Net cash provided by (used in)
            investing activities................    (38,489)   (18,693)    (65,679)     65,620
                                                  ---------   --------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings............         --         --     181,835          --
  Payments on long-term borrowings and capital
     leases.....................................    (12,782)   (12,794)   (125,667)     (9,862)
                                                  ---------   --------   ---------   ---------
          Net cash provided by (used in)
            financing activities................    (12,782)   (12,794)     56,168      (9,862)
                                                  ---------   --------   ---------   ---------
NET INCREASE (DECREASE) IN CASH.................   (162,328)     1,487     168,542       2,351
CASH, beginning of period.......................    187,464     18,922      18,922      16,571
                                                  ---------   --------   ---------   ---------
CASH, end of period.............................  $  25,136   $ 20,409   $ 187,464   $  18,922
                                                  =========   ========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for interest......  $   7,776   $  7,611   $  38,027   $  24,485
  Cash paid during the period for income
     taxes......................................  $      --   $     --   $  29,503   $  35,750


                       See notes to financial statements.

                      ACCESS COMMUNICATIONS SERVICES, INC.


                         NOTES TO FINANCIAL STATEMENTS



1. ORGANIZATION


     Access Communications Services, Inc. (the "Company") was incorporated in October 1986, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma market area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company recognizes deferred revenues for advance payment on agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months. Deferred revenues are not significant as of December 31, 1998 and 1997.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts. No allowances have been established at December 31, 1998 and 1997 as management believes no material losses will be incurred from receivables.

     Inventory -- Inventory is stated at the lower of cost or market on a specific identification basis. Cost is determined on a first-in, first-out method.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

     Property and equipment owned by the Company are depreciated using an accelerated method over their estimated useful lives of three to seven years.

     Income Taxes -- The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss

                      ACCESS COMMUNICATIONS SERVICES, INC.

and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. At December 31, 1998 and 1997, the Company's temporary differences between financial and tax bases of assets and liabilities consist primarily of timing differences in the recognition of gain from sale of an asset in a prior period.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash and cash equivalents, accounts receivable, receivables from stockholders, short-term payables, capital lease obligations, and notes payable. The carrying amounts of cash and cash equivalents, accounts receivable, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of receivables from stockholders do not have readily determinable fair values due to the related party nature of the transaction (see Note 8). The carrying amounts of capital lease obligations and notes payable approximate fair value based on borrowing terms currently available to the Company.

3. OPERATING LEASES

     The Company has noncancelable operating leases for equipment and a noncancelable operating lease with a stockholder for its office space. The future minimum payments by year for these leases at December 31, 1998, are as follows:

1999......................................................   $49,223
2000......................................................    48,000
                                                             -------
                                                             $97,223
                                                             =======

                      ACCESS COMMUNICATIONS SERVICES, INC.

4. LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998 and 1997, consisted of the following:


                                                                1998      1997
                                                              --------   -------
Note payable to bank, due in monthly principal and interest
  payments; interest rate of 10.6%; maturing in 2002;
  secured by all furniture, fixtures, inventory, equipment,
  accounts receivable, and 50,000 shares of Zenex Long
  Distance, Inc. separately owned by shareholders of the
  Company...................................................  $ 86,949   $52,445
Note payable to bank, due in monthly principal and interest
  payments; interest rate of 10.6%; maturing in 1999;
  secured by all furniture, fixtures, inventory, equipment,
  accounts receivable, 50,000 shares of Clear-Line
  Communications, Inc., and 20,000 shares of Zenex Long
  Distance Co., Inc. separately owned by stockholders of the
  Company...................................................    46,533        --
Note payable to credit union, due in monthly principal and
  interest payments; interest rate of 8.5%; maturing in
  2000; secured by vehicle..................................     9,171    14,537
Note payable to bank, due in monthly principal and interest
  payments; interest rate of 10.4%; maturing in 2001;
  secured by vehicle........................................     8,997    12,174
Note payable to bank, due in monthly principal and interest
  payments; interest rate of 9.2%; maturing in 2001; secured
  by vehicle................................................     6,505     9,213
Note payable to a related party, due on demand, non
  interest-bearing, unsecured; settled in 1998 through
  offset with related party receivable......................        --     7,250
Note payable to bank, due in monthly principal and interest
  payments; interest rate of 9.7%; maturing in 2000; secured
  by vehicle................................................     4,869        --
                                                              --------   -------
                                                               163,024    95,619
Less current maturities.....................................    53,344    40,974
                                                              --------   -------
Total long-term debt........................................  $109,680   $54,645
                                                              ========   =======


5. CAPITAL LEASES

     Future minimum lease payment obligations for leased assets under capital leases as of December 31, 1998 are as follows:

1999........................................................  $20,746
2000........................................................    7,120
                                                              -------
Total minimum lease payments................................   27,866
Less amount representing interest...........................      668
                                                              -------
Present value of minimum lease payments.....................   27,198
Less current portion........................................   20,130
                                                              -------
Long-term portion...........................................  $ 7,068
                                                              =======

                      ACCESS COMMUNICATIONS SERVICES, INC.

6. INCOME TAXES

     The income tax provision benefit (expense) consists of the following:

                                                             1998      1997
                                                            ------   --------
Current benefit (expense).................................  $1,515   $(24,136)
Deferred (expense)........................................      --     (5,864)
                                                            ------   --------
                                                            $1,515   $(30,000)
                                                            ======   ========

     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended December 31, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

     Deferred tax liabilities at December 31, 1998 and 1997, consist of timing differences in the recognition of gain from sale of an asset in a prior period.

7. BENEFIT PLAN

     All employees are eligible to participate in the Company's simple 401(k) plan upon completion of one year of employment. Employees may contribute up to 15% of base compensation, as defined. All contributions made by employees are 100% vested at the time the contribution is made. The Company matches 100% of employee contributions up to 3% of the employee's base compensation. The Company made contributions totaling $9,470 and $9,602 during the years ended December 31, 1998 and 1997.

8. MAJOR CUSTOMERS

     The Company has an account receivable from an individual customer that amounts to 16% of the Company's total accounts receivable at December 31, 1998.

9. RELATED PARTY TRANSACTIONS


     The Company has an investment in Zenex Long Distance, Inc. ("Zenex"), an affiliate of the Company, of $35,550 at December 31, 1998 and 1997. The investment is included in other assets and recorded at cost. The Company provides services and sells equipment to Zenex. Amounts billed by the Company for sales and services during the years ended December 31, 1998 and 1997, totaled $108,375 and $204,000, respectively.



     The Company has receivables of $156,577 and $138,629 at December 31, 1998 and 1997, respectively, from stockholders. The receivables are non interest-bearing and unsecured. The Company advanced $150,753 and $178,833 during the years ended December 31, 1998 and 1997, respectively, of which $132,805 and $85,064 was repaid in 1998 and 1997, respectively.


     During the year ended December 31, 1998, the Company borrowed $78,000 from an affiliated company. Interest paid during the year totaled $13,000. The amount was repaid in full during the year.

     The Company leases office space from an entity controlled by stockholders of the Company. Lease payments to this affiliated company were $48,000 during each of the years ended December 31, 1998 and 1997.


     Unaudited -- In March 1999:



     - The Company exchanged all of its shares of Zenex common stock for office furniture and equipment from Zenex equal to the Company's investment in Zenex. No gain or loss was recognized by the Company.

                      ACCESS COMMUNICATIONS SERVICES, INC.

     - The Company exchanged the receivable from stockholders for shares of the Company's common stock. The purchase price for the shares of stock was determined by management to equal the amount receivable by the Company from stockholders which totaled $167,666 on the transaction date. The transaction resulted in the reduction of the receivable from stockholders, and the shares obtained by the Company were retired.



10. SUBSEQUENT EVENTS



     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All of the issued and outstanding common stock of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
American Telcom, Inc.:

     We have audited the accompanying balance sheet of American Telcom, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of American Telcom, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                /s/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
February 19, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
American Telcom, Inc.:

     We have audited the accompanying balance sheet of American Telcom, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1997 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of American Telcom, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            /s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 19, 1999

                             AMERICAN TELCOM, INC.


                                 BALANCE SHEETS



                                     ASSETS



                                                                               DECEMBER 31,
                                                               MARCH 31,    -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $ 64,934     $ 82,545   $ 32,428
  Accounts receivable, net..................................    113,998      230,324    101,645
  Inventory.................................................     23,142       25,484     29,886
  Other current assets......................................      2,800        2,800      2,800
                                                               --------     --------   --------
          Total current assets..............................    204,874      341,153    166,759
PROPERTY AND EQUIPMENT:
  Autos and trucks..........................................    138,258      138,258     97,585
  Fixtures and equipment....................................     15,327       15,327     15,327
                                                               --------     --------   --------
                                                                153,585      153,585    112,912
  Less accumulated depreciation.............................    (82,626)     (77,926)   (65,211)
                                                               --------     --------   --------
          Property and equipment, net.......................     70,959       75,659     47,701
                                                               --------     --------   --------
          TOTAL.............................................   $275,833     $416,812   $214,460
                                                               ========     ========   ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Current liabilities:
     Accounts payable.......................................   $ 20,492     $ 50,751   $ 19,680
     Accrued compensation...................................     19,897       36,849     32,577
     Current portion of long-term debt......................     26,825       66,827     25,158
     Other current liabilities..............................     17,318       50,502      4,216
                                                               --------     --------   --------
          Total current liabilities.........................     84,532      204,929     81,631
  Long-term debt, net of current portion....................         --           --      6,574
                                                               --------     --------   --------
          Total liabilities.................................     84,532      204,929     88,205
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 50,000 shares authorized,
     1,000 shares issued and outstanding....................      1,000        1,000      1,000
  Additional paid-in capital................................     31,902       31,902     31,902
  Retained earnings.........................................    158,399      178,981     93,353
                                                               --------     --------   --------
          Total stockholders' equity........................    191,301      211,883    126,255
                                                               --------     --------   --------
          TOTAL.............................................   $275,833     $416,812   $214,460
                                                               ========     ========   ========


                       See notes to financial statements.

                             AMERICAN TELCOM, INC.

                            STATEMENTS OF OPERATIONS




                                                   THREE MONTHS ENDED         YEARS ENDED
                                                        MARCH 31,            DECEMBER 31,
                                                   -------------------   ---------------------
                                                     1999       1998        1998        1997
                                                   --------   --------   ----------   --------
                                                       (UNAUDITED)
NET SALES........................................  $261,415   $216,119   $1,168,070   $901,883
COSTS AND EXPENSES:
  Cost of sales..................................   134,497    113,444      482,278    432,099
  Salaries and benefits..........................   104,001     72,806      365,055    314,712
  Selling, general and administrative............    49,024     30,026      200,126    220,183
  Interest.......................................       544        626        3,028      2,161
                                                   --------   --------   ----------   --------
          Total costs and expenses...............   288,066    216,902    1,050,487    969,155
                                                   --------   --------   ----------   --------
INCOME (LOSS) BEFORE TAXES.......................   (26,651)      (783)     117,583    (67,272)
INCOME TAX (EXPENSE) BENEFIT.....................     6,069         --      (31,955)    11,818
                                                   --------   --------   ----------   --------
NET INCOME (LOSS)................................  $(20,582)  $   (783)  $   85,628   $(55,454)
                                                   ========   ========   ==========   ========


                       See notes to financial statements.

                             AMERICAN TELCOM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                               ADDITIONAL
                                             COMMON   COMMON    PAID-IN     RETAINED
                                             SHARES   STOCK     CAPITAL     EARNINGS    TOTAL
                                             ------   ------   ----------   --------   --------
BALANCE, January 1, 1997...................  1,000    $1,000    $31,902     $148,807   $181,709
  Net loss.................................     --       --          --      (55,454)   (55,454)
                                             -----    ------    -------     --------   --------
BALANCE, December 31, 1997.................  1,000    1,000      31,902       93,353    126,255
  Net income...............................     --       --          --       85,628     85,628
                                             -----    ------    -------     --------   --------
BALANCE, December 31, 1998.................  1,000    1,000      31,902      178,981    211,883
  Net loss (Unaudited).....................     --       --          --      (20,582)   (20,582)
                                             -----    ------    -------     --------   --------
BALANCE, March 31, 1999 (Unaudited)........  1,000    $1,000    $31,902     $158,399   $191,301
                                             =====    ======    =======     ========   ========


                       See notes to financial statements.

                             AMERICAN TELCOM, INC.

                            STATEMENTS OF CASH FLOWS




                                                    THREE MONTHS ENDED        YEARS ENDED
                                                         MARCH 31,            DECEMBER 31,
                                                    -------------------   --------------------
                                                      1999       1998       1998        1997
                                                    --------   --------   ---------   --------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $(20,582)  $   (783)  $  85,628   $(55,454)
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities:
     Depreciation.................................     4,700      5,866      18,802     23,466
     (Gain) loss on sale of assets................        --         --      (8,516)        --
     Changes in current assets and liabilities:
       Accounts receivable........................   116,326     44,396    (128,679)    (7,464)
       Inventory..................................     2,342     17,812       4,402       (897)
       Other current assets.......................        --         --          --     14,221
       Accounts payable...........................   (30,259)   (15,222)     31,071    (49,263)
       Accrued compensation.......................   (16,952)        --       4,272     (2,800)
       Other current liabilities..................   (33,184)     2,611      46,286     10,928
                                                    --------   --------   ---------   --------
          Net cash provided by (used in) operating
            activities............................    22,391     54,680      53,266    (67,263)
                                                    --------   --------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.............        --         --     (66,742)   (11,050)
  Proceeds from sale of property and equipment....        --         --      28,498         --
                                                    --------   --------   ---------   --------
          Net cash used in investing activities...        --         --     (38,244)   (11,050)
                                                    --------   --------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings on long-term debt......                           83,733     32,076
  Payments on long-term borrowings................   (40,002)    (1,031)    (48,638)      (344)
                                                    --------   --------   ---------   --------
          Net cash provided by financing
            activities............................   (40,002)    (1,031)     35,095     31,732
                                                    --------   --------   ---------   --------
NET INCREASE (DECREASE) IN CASH...................   (17,611)    53,649      50,117    (46,581)
CASH, beginning of period.........................    82,545     32,428      32,428     79,009
                                                    --------   --------   ---------   --------
CASH, end of period...............................  $ 64,934   $ 86,077   $  82,545   $ 32,428
                                                    ========   ========   =========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest........  $  1,337   $     --   $   1,532   $  2,104
  Cash paid during the period for income taxes....  $ 32,000   $     --   $      --   $ 18,628


                       See notes to financial statements.

                             AMERICAN TELCOM, INC.


                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

     American Telcom, Inc. (the "Company") was incorporated in January 1987, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the greater Oklahoma City area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its telephone equipment from one manufacturer. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months. Deferred revenues are not significant as of December 31, 1998 and 1997.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost or market on a specific identification basis. Cost is determined on a first-in, first-out method.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

     Property and equipment owned by the Company are depreciated using an accelerated method over three to seven years.

     Income Taxes -- The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between

                             AMERICAN TELCOM, INC.

the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of December 31, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash and cash equivalents, receivables, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

3. OPERATING LEASES

     The Company has a noncancelable operating lease for its office space with a related party. The Company expensed and paid $37,060 and $13,850 for rent during the years ended December 31, 1998 and 1997, respectively. The future minimum payments by year at December 31, 1998, are as follows:

1999......................................................   $33,060
2000......................................................    33,060
2001......................................................    33,060
                                                             -------
                                                             $99,180
                                                             =======

4. LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998 and 1997, consisted of the following:

                                                               1998      1997
                                                              -------   -------
Promissory note, balloon payment of principal and interest,
  interest rate of 8%, due in February 1999, secured by
  vehicles..................................................  $66,827   $    --
Promissory note, due in monthly principal and interest
  payments, interest rate of 7.5%, secured by vehicle.......       --    10,707
Promissory note, due in monthly principal and interest
  payments, interest rate of 8%, secured by vehicle and
  personal guaranties from Company owners...................       --    21,025
                                                              -------   -------
                                                               66,827    31,732
Less current maturities.....................................   66,827    25,158
                                                              -------   -------
Total long-term debt........................................  $    --   $ 6,574
                                                              =======   =======

                             AMERICAN TELCOM, INC.

5. INCOME TAXES

     The income tax provision consists of the following:

                                                                1998      1997
                                                              --------   -------
Federal income tax (expense) benefit........................  $(29,107)  $11,818
State income taxes, net of federal benefit..................    (2,848)       --
                                                              --------   -------
                                                              $(31,955)  $11,818
                                                              ========   =======

     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended December 31, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

6. BENEFIT PLAN

     All employees are eligible to participate in the Company's defined contribution plan upon completion of two years of employment and reaching the age of 21. Employees may contribute up to 15% of base compensation, as defined. All contributions made by employees are 100% vested at the time the contribution is made. Contributions by the Company are made at the discretion of management. No contributions were made by the Company during the years ended December 31, 1998 and 1997.

7. MAJOR CUSTOMERS

     Sales to the Company's largest customer amounted to approximately 10% of net sales for fiscal year 1998. No individual customer in 1997 accounted for net sales in excess of 10%. The Company has accounts receivable from two customers that amount to 20% and 36% of the Company's total accounts receivable at December 31, 1998.

8. RELATED PARTY TRANSACTIONS

     The Company has recorded a liability to its president and 50% stockholder of $26,977 at December 31, 1998 and 1997, representing unpaid accrued compensation.

     The Company made rent payments of $37,060 and $13,850 during the years ended December 31, 1998 and 1997, respectively, for office space to an entity owned and operated 100% by the owners of the Company.

9. SUBSEQUENT EVENTS


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All outstanding shares of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.



     In February 1999, the Company made a payment of $40,002 on a promissory note with a bank having a balance totaling $66,827 at December 31, 1998. The note terms required a balloon payment for the total amount plus accrued interest in February 1999. The bank extended the due date for the remaining unpaid amount plus accrued interest and fees until May 1999. All other note terms remained unchanged.



     Unaudited -- In May 1999, the Company paid an additional $10,000 on the promissory note and the bank extended the due date until August 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Banner Communications, Inc.:

     We have audited the accompanying balance sheet of Banner Communications, Inc. as of December 31, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Banner Communications, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
February 28, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Banner Communications, Inc.:

     We have audited the accompanying balance sheet of Banner Communications, Inc. as of December 31, 1997, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Banner Communications, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            /s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 28, 1999

                          BANNER COMMUNICATIONS, INC.


                                 BALANCE SHEETS


                                     ASSETS


                                                                              DECEMBER 31,
                                                             MARCH 31,    ---------------------
                                                               1999         1998        1997
                                                            -----------   ---------   ---------
                                                            (UNAUDITED)
CURRENT ASSETS:
  Cash....................................................   $   1,670    $  13,486   $  24,796
  Accounts receivable.....................................      71,195      148,033     101,305
  Inventory...............................................      73,939       68,939      77,094
                                                             ---------    ---------   ---------
          Total current assets............................     146,804      230,458     203,195
PROPERTY AND EQUIPMENT:
  Autos and trucks........................................     160,053      160,053     125,060
  Fixtures and equipment..................................      59,532       58,651      50,384
                                                             ---------    ---------   ---------
                                                               219,585      218,704     175,444
  Less accumulated depreciation...........................    (145,123)    (139,564)   (121,905)
                                                             ---------    ---------   ---------
          Property and equipment, net.....................      74,462       79,140      53,539
                                                             ---------    ---------   ---------
          TOTAL...........................................   $ 221,266    $ 309,598   $ 256,734
                                                             =========    =========   =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Current liabilities:
     Current portion of long-term debt....................   $  19,174    $  20,073   $  17,644
     Line of credit.......................................      30,000       30,000          --
     Accounts payable.....................................      68,224       68,432      61,180
     Other current liabilities............................      25,066       32,646       5,408
                                                             ---------    ---------   ---------
          Total current liabilities.......................     142,464      151,151      84,232
  Long-term debt, net of current portion..................      39,760       44,807      25,435
                                                             ---------    ---------   ---------
          Total liabilities...............................     182,224      195,958     109,667
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 10,000 shares authorized,
     500 shares issued and outstanding....................         500          500         500
  Retained earnings.......................................      38,542      113,140     146,567
                                                             ---------    ---------   ---------
          Total stockholders' equity......................      39,042      113,640     147,067
                                                             ---------    ---------   ---------
          TOTAL...........................................   $ 221,266    $ 309,598   $ 256,734
                                                             =========    =========   =========


                       See notes to financial statements.

                          BANNER COMMUNICATIONS, INC.

                             STATEMENTS OF EARNINGS


                                                  THREE MONTHS ENDED          YEARS ENDED
                                                       MARCH 31,             DECEMBER 31,
                                                  -------------------   -----------------------
                                                    1999       1998        1998         1997
                                                  --------   --------   ----------   ----------
                                                      (UNAUDITED)
NET SALES.......................................  $240,355   $276,409   $1,548,874   $1,314,544
COSTS AND EXPENSES:
  Cost of sales.................................   130,736    148,234      827,098      610,731
  Salaries and benefits.........................   125,828     94,191      452,068      395,251
  Selling, general and administrative
     expenses...................................    49,990     48,179      216,801      182,200
  Interest expense..............................     2,467      1,245        6,689        6,624
                                                  --------   --------   ----------   ----------
          Total costs and expenses..............   309,021    291,849    1,502,656    1,194,806
                                                  --------   --------   ----------   ----------
NET INCOME (LOSS)...............................  $(68,666)  $(15,440)  $   46,218   $  119,738
                                                  ========   ========   ==========   ==========


                       See notes to financial statements.

                          BANNER COMMUNICATIONS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                       COMMON   COMMON   RETAINED
                                                       SHARES   STOCK    EARNINGS    TOTAL
                                                       ------   ------   --------   --------
BALANCE, January 1, 1997.............................   500      $500    $ 50,355   $ 50,855
  Dividends to stockholders..........................                     (23,526)   (23,526)
  Net income.........................................    --        --     119,738    119,738
                                                        ---      ----    --------   --------
BALANCE, December 31, 1997...........................   500       500     146,567    147,067
  Dividends to stockholders..........................                     (79,645)   (79,645)
  Net income.........................................    --        --      46,218     46,218
                                                        ---      ----    --------   --------
BALANCE, December 31, 1998...........................   500       500     113,140    113,640
  Dividends to stockholders (Unaudited)..............    --        --      (5,932)    (5,932)
  Net loss (Unaudited)...............................    --        --     (68,666)   (68,666)
                                                        ---      ----    --------   --------
BALANCE, March 31, 1999..............................   500      $500    $ 38,542   $ 39,042
                                                        ===      ====    ========   ========


                       See notes to financial statements.

                          BANNER COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS


                                                     THREE MONTHS ENDED        YEARS ENDED
                                                          MARCH 31,           DECEMBER 31,
                                                     -------------------   -------------------
                                                       1999       1998       1998       1997
                                                     --------   --------   --------   --------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................  $(68,666)  $(15,440)  $ 46,218   $119,738
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation..................................     5,559      3,900     28,837     15,435
     Changes in current assets and liabilities:
       Accounts receivable.........................    76,838    (36,168)   (46,728)   (22,695)
       Inventory...................................    (5,000)    (5,200)     8,155     (2,313)
       Accounts payable............................      (208)    52,469      7,252    (12,022)
       Other current liabilities...................    (7,580)    45,123     27,238    (23,413)
                                                     --------   --------   --------   --------
          Net cash provided by operating
            activities.............................       943     44,684     70,972     74,730
                                                     --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..............      (881)    (2,544)   (10,267)    (2,608)
                                                     --------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends to stockholders........................    (5,932)    (8,939)   (79,645)   (23,526)
  Proceeds from borrowings under line of credit....        --         --     30,000         --
  Payments on long-term debt and line of credit....    (5,946)    (9,846)   (22,370)   (20,861)
                                                     --------   --------   --------   --------
          Net cash used in financing activities....   (11,878)   (18,785)   (72,015)   (44,387)
                                                     --------   --------   --------   --------
NET (DECREASE) INCREASE IN CASH....................   (11,816)    23,355    (11,310)    27,735
CASH, beginning of period..........................    13,486     24,796     24,796     (2,939)
                                                     --------   --------   --------   --------
CASH, end of period................................  $  1,670   $ 48,151   $ 13,486   $ 24,796
                                                     ========   ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.........  $  2,245   $  1,034   $  6,689   $  6,688
  Purchase of property and equipment through
     borrowings....................................  $     --   $ 30,600   $ 44,171   $     --


                       See notes to financial statements.

                          BANNER COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION


     Banner Communications, Inc. (the "Company") was incorporated in January 1987, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment for commercial customers in the greater Tulsa, Oklahoma market area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its telephone equipment from three manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues for deposits and advance payments received from customers prior to installation. Such amounts are immaterial and are included in other current liabilities in the accompanying financial statements.

     Accounts Receivable -- Allowances for doubtful accounts receivable are established based on historical losses, experience and knowledge of specific items. No allowances have been established at December 31, 1998 and 1997 as management believes no material losses will be incurred from receivables.

     Inventory -- Inventory is stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

     Property and equipment owned by the Company are depreciated using accelerated methods over their estimated useful lives of three to five years.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

                          BANNER COMMUNICATIONS, INC.

     Income Taxes -- The stockholders of the Company have elected to be taxed as an S corporation under provisions of the Internal Revenue Code. The items of income, credit, deduction and loss of the Company pass through to the stockholders and are includable in their personal income tax returns. Accordingly, the accompanying financial statements do not reflect a provision or benefit for income taxes nor deferred tax assets and liabilities.

     Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Company's financial statements and tax returns, as well as the individual tax returns of the stockholders, may be changed to conform as a result of a review by the Internal Revenue Service. No such review is presently in process.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Advertising -- Advertising costs incurred by the Company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash, receivables, short-term payables, notes payable and borrowings under its line of credit. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable and borrowings under line of credit approximate fair value based on borrowing terms currently available to the Company.

3. DEBT

     The Company's long-term debt at December 31, 1998 and 1997, consist of the following:

                                                               1998      1997
                                                              -------   -------
Notes payable to bank, due in monthly principal and interest payments, interest rates of 8.5% to 8.95%, maturing in
  2002 and 2003, secured by vehicles........................  $39,708   $    --
Note payable to bank, due in monthly principal and interest
  payments, interest rate of 9.25%, maturing in December
  2001, secured by vehicle..................................   11,291    14,412
Note payable to bank, due in monthly principal and interest
  payments, interest rate of 8.75%, maturing in November
  2000, secured by vehicle..................................   10,543    15,166
Notes payable to banks, due in monthly principal and
  interest payments, interest rates of 8.25 to 10.25%,
  maturing in July and August 1999, secured by vehicles.....    3,338     9,661
Other.......................................................       --     3,840
                                                              -------   -------
                                                               64,880    43,079
Less current portion of long-term debt......................   20,073    17,644
                                                              -------   -------
Long-term debt..............................................  $44,807   $25,435
                                                              =======   =======

     The Company also has $30,000 outstanding at December 31, 1998 under its line of credit agreement with a bank. The agreement permits advances up to $50,000, with interest at Chase Bank Prime plus 1.5% (9.25% at December 31,
1998) and expires March 4, 1999; however, management expects renewal of the agreement under similar terms. The agreement is collateralized by accounts receivable, inventory and equipment of the Company.

     Maturities of long-term debt and borrowings under the line of credit for the next five years are as follows: 1999 -- $50,073; 2000 -- $17,870;
2001 -- $14,002; 2002 -- $8,149; 2003 -- $4,786.

                          BANNER COMMUNICATIONS, INC.

     Unaudited -- In March 1999 the bank extended the expiration date of the line of credit to July 31, 1999. All other terms remained unchanged.


4. LEASES

     The Company leases its office space under an operating lease with annual rentals of $17,776. The lease expired in 1998 and is currently month-to-month.

5. RETIREMENT PLAN

     The Company sponsors a defined contribution plan covering employees who meet minimum age requirements. Employees may elect to contribute up to 15% of their eligible compensation. Contributions by the Company are made at the discretion of management.

     The Company made contributions to the plan totaling $9,037 and $10,028 in 1998 and 1997, respectively.

6. COMMITMENTS AND CONTINGENCIES

     The Company is involved in suits and claims incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Company's business, financial position, or results of operations.

7. SUBSEQUENT EVENT


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All of the issued and outstanding common stock of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Commercial Telecom Systems, Inc.:

     We have audited the accompanying balance sheets of Commercial Telecom Systems, Inc. as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Commercial Telecom Systems, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                            /s/  HUNTER, ATKINS & RUSSELL, PLC

February 18, 1999

                        COMMERCIAL TELECOM SYSTEMS, INC.

                                 BALANCE SHEETS


                                     ASSETS



                                                                               DECEMBER 31,
                                                               MARCH 31,    -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $ 46,264     $ 54,532   $ 18,667
  Accounts receivable.......................................    107,011       72,080    131,811
  Inventory.................................................     95,402       90,902     73,097
                                                               --------     --------   --------
          Total current assets..............................    248,677      217,514    223,575
                                                               --------     --------   --------
PROPERTY AND EQUIPMENT, at cost:
  Autos and trucks..........................................     58,055       58,055     58,055
  Fixtures and equipment....................................     39,451       39,451     39,451
  Furniture and fixtures....................................        976          976        976
  Leasehold improvements....................................      1,552        1,552      1,552
                                                               --------     --------   --------
                                                                100,034      100,034    100,034
  Less accumulated depreciation.............................    (87,691)     (85,191)   (77,970)
                                                               --------     --------   --------
          Property and equipment, net.......................     12,343       14,843     22,064
                                                               --------     --------   --------
OTHER ASSETS................................................        610          610        610
                                                               --------     --------   --------
          TOTAL.............................................   $261,630     $232,967   $246,249
                                                               ========     ========   ========
                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
  Accounts payable..........................................   $133,719     $137,590   $ 74,865
  Deferred maintenance contracts............................     67,768       64,568     49,042
  Other current liabilities.................................     99,803       94,773     20,309
  Notes payable, current portion............................      4,400        4,044     81,723
                                                               --------     --------   --------
          Total current liabilities.........................    305,690      300,975    225,939
LONG-TERM LIABILITIES:
  Long-term debt, net of current portion....................      5,739        7,348     11,393
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; 1,000 shares authorized and
     outstanding............................................      1,000        1,000      1,000
  Treasury stock............................................     (4,924)      (4,924)    (4,924)
  Retained earnings (Accumulated deficit)...................    (45,875)     (71,432)    12,841
                                                               --------     --------   --------
          Total stockholders' equity (deficiency)...........    (49,799)     (75,356)     8,917
                                                               --------     --------   --------
          TOTAL.............................................   $261,630     $232,967   $246,249
                                                               ========     ========   ========


                       See notes to financial statements.

                        COMMERCIAL TELECOM SYSTEMS, INC.


                             STATEMENTS OF EARNINGS



                                                  THREE MONTHS ENDED          YEARS ENDED
                                                       MARCH 31,             SEPTEMBER 30,
                                                  -------------------   -----------------------
                                                    1999       1998        1998         1997
                                                  --------   --------   ----------   ----------
                                                      (UNAUDITED)
SALES...........................................  $332,225   $349,347   $1,437,932   $1,233,316
COSTS AND EXPENSES:
  Cost of sales.................................   192,134    208,597      704,506      631,028
  Salaries and benefits.........................    70,830     96,957      386,413      394,632
  Selling, general and administrative
     expenses...................................    33,566     32,763      133,253      126,167
  Interest expense..............................       263        805        5,099        6,316
                                                  --------   --------   ----------   ----------
          Total costs and expenses..............   296,793    339,122    1,229,271    1,158,143
                                                  --------   --------   ----------   ----------
INCOME BEFORE TAXES ON INCOME...................    35,432     10,225      208,661       75,173
INCOME TAX EXPENSE..............................    (9,875)    (2,026)     (76,316)     (11,201)
                                                  --------   --------   ----------   ----------
NET INCOME......................................  $ 25,557   $  8,199   $  132,345   $   63,972
                                                  ========   ========   ==========   ==========


                       See notes to financial statements.

                        COMMERCIAL TELECOM SYSTEMS, INC.


                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)



                                                                          RETAINED
                                                                          EARNINGS
                                           COMMON   COMMON   TREASURY   (ACCUMULATED
                                           SHARES   STOCK     STOCK       DEFICIT)       TOTAL
                                           ------   ------   --------   ------------   ---------
BALANCE, January 1, 1997.................  1,000    $1,000   $(4,924)    $  24,903     $  20,979
  Net income.............................                                   63,972        63,972
  Dividends paid.........................     --       --         --       (76,034)      (76,034)
                                           -----    ------   -------     ---------     ---------
BALANCE, December 31, 1997...............  1,000    1,000     (4,924)       12,841         8,917
  Net income.............................                                  132,345       132,345
  Dividends paid.........................     --       --         --      (216,618)     (216,618)
                                           -----    ------   -------     ---------     ---------
BALANCE, December 31, 1998...............  1,000    1,000     (4,924)      (71,432)      (75,356)
  Net income (Unaudited).................     --       --         --        25,557        25,557
                                           -----    ------   -------     ---------     ---------
BALANCE, March 31, 1999 (Unaudited)......  1,000    $1,000   $(4,924)    $ (45,875)    $ (49,799)
                                           =====    ======   =======     =========     =========


                       See notes to financial statements.

                        COMMERCIAL TELECOM SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS




                                                   THREE MONTHS ENDED         YEARS ENDED
                                                        MARCH 31,            DECEMBER 31,
                                                   -------------------   ---------------------
                                                     1999       1998       1998        1997
                                                   --------   --------   ---------   ---------
                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................  $ 25,557   $  8,199   $ 132,345   $  63,972
  Adjustments to reconcile net income to net cash
     provided by operations --
     Depreciation................................     2,500      1,805      10,121       9,485
     Gain on disposal of property................        --         --      (2,900)         --
     Changes in current assets and liabilities:
       Accounts receivable.......................   (34,931)    31,686      59,731      40,176
       Inventory.................................    (4,500)    36,306     (17,805)         --
       Accounts payable..........................    (3,871)    14,338      62,725     (40,181)
       Deferred maintenance contracts............     3,200        471      15,526     (14,999)
       Other current liabilities.................     5,030     (3,547)     74,464      15,870
                                                   --------   --------   ---------   ---------
          Net cash provided by operating
            activities...........................    (7,015)    89,258     334,207      74,323
                                                   --------   --------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment.............        --    (15,774)         --     (21,556)
                                                   --------   --------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable....................        --     59,550     100,900     359,834
  Payments on long-term debt.....................    (1,253)   (87,157)   (182,624)   (345,747)
  Dividends paid.................................        --    (25,682)   (216,618)    (76,034)
                                                   --------   --------   ---------   ---------
          Net cash used in financing
            activities...........................    (1,253)   (53,289)   (298,342)    (61,947)
                                                   --------   --------   ---------   ---------
NET INCREASE (DECREASE) IN CASH..................    (8,268)    20,195      35,865      (9,180)
CASH, beginning of period........................    54,532     18,667      18,667      27,847
                                                   --------   --------   ---------   ---------
CASH, end of period..............................  $ 46,264   $ 38,862   $  54,532   $  18,667
                                                   ========   ========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for interest.......  $    200   $  1,275   $   5,099   $   6,297
  Cash paid during the period for taxes..........  $     --   $     --   $      --   $   3,976


                       See notes to financial statements.

                        COMMERCIAL TELECOM SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION


     Commercial Telecom Systems, Inc. (the "Company") was incorporated in December 1988, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- The financial statements are prepared using the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when a liability is incurred.


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- For purposes of the Statements of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be a cash equivalent.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost or market on the first in, first out basis.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss. For the years ending December 31, 1998 and 1997 the Company had $-0- and $21,556 of additions to property and equipment, respectively.

     Property and equipment owned by the Company are depreciated using the straight-line method over the following useful lives: Autos and trucks -- 3 to 7 years; fixtures and equipment -- 5 to 7 years; furniture and fixtures -- 5 to 7 years; and leasehold improvements -- 5 to 20 years.

     Depreciation expense for the years ending December 31, 1998 and 1997 was $10,121 and $9,485, respectively.

     Deferred Maintenance Agreements -- The Company recognizes deferred revenues for advance payment on agreements to maintain customer telephone equipment. The deferred revenues are recorded as income in the period the services are provided, which is generally twelve months.

     Income Taxes -- Temporary differences between financial and tax bases of assets and liabilities are not material. Accordingly, no deferred income taxes have been presented.

                        COMMERCIAL TELECOM SYSTEMS, INC.

     Treasury Stock -- Stock held as treasury stock is stated at cost.

     Error Corrections -- Certain errors resulting in an over and understatement of balance sheet accounts occurred in calendar year 1996. These errors resulted in an adjustment of $3,327 to retained earnings for the year ending December 31, 1997.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Impairment -- Asset impairments are recorded when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

3. OPERATING LEASES

     The Company has an operating lease for its office space. The future minimum payments by year at December 31, 1998, are as follows:

1999.......................................................   $6,825

     The lease expires July 31, 1999 and has monthly payments of $975. There is no imputed interest or current maturities associated with this lease.

4. LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998 and 1997, consisted of the following:

                                                               1998      1997
                                                              -------   -------
Note payable to a bank, due July 1, 2001, carrying an
  interest rate of 9.5% with monthly payments of $413. The
  loan was for the purchase of a vehicle that was
  capitalized at $20,050....................................  $11,392   $16,491
Less current maturities.....................................   (4,044)   (5,098)
                                                              -------   -------
Long-term portion...........................................  $ 7,348   $11,393
                                                              =======   =======

     Maturities of long-term debt for years subsequent to December 31, 1998 are:
1999 -- $4,044; 2000 -- $4,445; 2001 -- $2,903.

     The Company has a line of credit with a local commercial bank. This line of credit matures March of each year. The line of credit is for $75,000 and carries an interest rate of 2% of Chase Manhattan prime. As of December 31, 1998 the Company did not owe any monies on this line of credit. As of December 31, 1997 the Company owed $64,973. This obligation is secured by bank accounts, inventory, furniture, fixtures, equipment and the personal guarantee of the majority stockholder.

                        COMMERCIAL TELECOM SYSTEMS, INC.

5. INCOME TAXES

     The Company has accrued liabilities for federal and state income taxes as follows:

                                                             1998      1997
                                                            -------   -------
Federal...................................................  $63,907   $ 8,625
State.....................................................   12,409     2,576
                                                            -------   -------
                                                            $76,316   $11,201
                                                            =======   =======

     The Company has also accrued estimates as to the penalties and interest owed on the above obligations. Total penalties and interest accrued for both federal and state is $15,801.

6. SUBSEQUENT EVENT


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All outstanding shares of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder
Communication Services, Inc.:

     We have audited the accompanying balance sheet of Communication Services, Inc. as of December 31, 1998, and the related statements of operations, stockholder's equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Communication Services, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                                /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
March 9, 1999

                          COMMUNICATION SERVICES, INC.

                                 BALANCE SHEETS

                                     ASSETS


                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $ 73,033       $ 26,440
  Accounts receivable, net of allowance for doubtful
     accounts of $42,000 at March 31, 1999 and $42,000 at
     December 31, 1998......................................     83,051         98,354
  Inventory.................................................     29,282         32,482
                                                               --------       --------
          Total current assets..............................    185,366        157,276
PROPERTY AND EQUIPMENT:
  Vehicles..................................................     76,140         76,140
  Equipment.................................................     22,798         26,689
                                                               --------       --------
                                                                 98,938        102,829
  Less accumulated depreciation.............................    (57,437)       (56,885)
                                                               --------       --------
       Property and equipment, net..........................     41,501         45,944
OTHER ASSETS................................................        133            200
                                                               --------       --------
          TOTAL.............................................   $227,000       $203,420
                                                               ========       ========

                          LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Current portion of long-term debt.........................   $  9,410       $  9,410
  Line of credit............................................     18,000         20,035
  Accounts payable..........................................     89,685         68,511
  Other current liabilities.................................     38,121         51,813
                                                               --------       --------
          Total current liabilities.........................    155,216        149,769
  Long-term debt, net of current portion....................     26,398         28,195
                                                               --------       --------
          Total liabilities.................................    181,614        177,964
                                                               --------       --------
COMMITMENTS
STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 50,000 shares authorized; 500
     shares issued and outstanding..........................        500            500
  Additional paid in-capital................................      1,774          1,774
  Retained earnings.........................................     43,112         23,182
                                                               --------       --------
          Total stockholder's equity........................     45,386         25,456
                                                               --------       --------
          TOTAL.............................................   $227,000       $203,420
                                                               ========       ========


                       See notes to financial statements.

                          COMMUNICATION SERVICES, INC.

                            STATEMENTS OF OPERATIONS


                                                             THREE MONTHS ENDED
                                                                  MARCH 31,         YEAR ENDED
                                                             -------------------   DECEMBER 31,
                                                               1999       1998         1998
                                                             --------   --------   ------------
                                                                 (UNAUDITED)
NET SALES..................................................  $263,503   $158,053     $807,432
COSTS AND EXPENSES:
  Cost of sales............................................   129,278     74,569      367,592
  Salaries and benefits....................................    78,551     69,047      285,823
  Selling, general and administrative expenses.............    33,924     22,131      156,493
  Interest expense.........................................     1,820      1,043        4,335
                                                             --------   --------     --------
          Total costs and expenses.........................   243,573    166,790      814,243
                                                             --------   --------     --------
NET INCOME (LOSS)..........................................  $ 19,930   $ (8,737)    $ (6,811)
                                                             ========   ========     ========


                       See notes to financial statements.

                          COMMUNICATION SERVICES, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY


                                                                 ADDITIONAL
                                               COMMON   COMMON    PAID-IN     RETAINED
                                               SHARES   STOCK     CAPITAL     EARNINGS    TOTAL
                                               ------   ------   ----------   --------   -------
BALANCE, January 1, 1998.....................   500      $500      $1,774     $31,722    $33,996
  Distribution to stockholder................                                  (1,729)    (1,729)
  Net loss...................................    --        --          --      (6,811)    (6,811)
                                                ---      ----      ------     -------    -------
BALANCE, December 31, 1998...................   500       500       1,774      23,182     25,456
  Net income (Unaudited).....................    --        --          --      19,930     19,930
                                                ---      ----      ------     -------    -------
BALANCE, March 31, 1999 (Unaudited)..........   500      $500      $1,774     $43,112    $45,386
                                                ===      ====      ======     =======    =======


                       See notes to financial statements.

                          COMMUNICATION SERVICES, INC.


                            STATEMENTS OF CASH FLOWS



                                                              THREE MONTHS ENDED
                                                                   MARCH 31,         YEAR ENDED
                                                              -------------------   DECEMBER 31,
                                                                1999       1998         1998
                                                              --------   --------   ------------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $19,930    $(8,737)     $ (6,811)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
     Depreciation...........................................    4,750      4,199        16,799
     Provision for losses on accounts receivable............       --         --        37,350
     Changes in current assets and liabilities:
       Accounts receivable..................................   15,303      4,903       (82,208)
       Inventory............................................    3,200      3,000        (2,597)
       Other assets.........................................       67      1,000         1,108
       Accounts payable.....................................   21,174     (8,732)       38,027
       Other current liabilities............................  (13,692)     3,024        17,725
                                                              -------    -------      --------
          Net cash provided by (used in) operating
            activities......................................   50,732     (1,343)       19,393
                                                              -------    -------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................     (307)        --        (7,524)
                                                              -------    -------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings under line of credit.............       --      7,045        20,035
  Payments on long-term debt and line of credit.............   (3,832)    (3,351)      (14,361)
  Distribution to stockholder...............................       --         --        (1,729)
                                                              -------    -------      --------
          Net cash provided by financing activities.........   (3,832)     3,694         3,945
                                                              -------    -------      --------
NET INCREASE IN CASH........................................   46,593      2,351        15,814
CASH, beginning of period...................................   26,440     10,262        10,626
                                                              -------    -------      --------
CASH, end of period.........................................  $73,033    $12,613      $ 26,440
                                                              =======    =======      ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................  $ 1,697    $   908      $  4,335
  Purchase of property and equipment through borrowings.....  $    --    $21,081      $ 20,910


                       See notes to financial statements.

                          COMMUNICATION SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

     Communication Services, Inc. (the "Company") was incorporated in January 1992, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone, wireless communication and paging equipment to commercial and individual customers in the state of Oklahoma.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its equipment and paging services from three manufacturers and providers. Although there are a limited number of such manufacturers and providers, management believes that others could provide similar equipment and services on comparable terms. A change in manufacturers and providers, however, could cause a possible loss of sales and services, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when paging and maintenance services are provided. The Company defers revenues for deposits and advance payments received from customers prior to installation. Such amounts are immaterial and are included in other current liabilities in the accompanying financial statements.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

     Property and equipment owned by the Company are depreciated using the straight-line method over their estimated useful lives of three to seven years.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

                          COMMUNICATION SERVICES, INC.

     Income Taxes -- The stockholder of the Company has elected to be taxed as an S Corporation under provisions of the Internal Revenue Code. The items of income, credit, deduction and loss of the Company pass through to the stockholder and are includable in the stockholder's personal income tax return. Accordingly, the accompanying financial statements do not reflect a provision or benefit for income taxes nor deferred tax assets and liabilities.

     Under federal income tax laws, regulations and administrative rulings, certain types of transactions may be accorded varying interpretations. Accordingly, the Company's financial statements and tax returns, as well as the individual tax return of the stockholder, may be changed as a result of a review by the Internal Revenue Service.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Advertising -- Advertising costs incurred by the Company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash, receivables, short-term payables, notes payable and borrowings under its line of credit. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable and borrowings under line of credit approximate fair value based on borrowing terms currently available to the Company.

3. LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998, consists of the following:

Notes payable to credit union, due in monthly principal
  and interest payments, interest rate of 7.5% and 7.75%,
  secured by vehicles, due in 2002 and 2003...............   $37,605
Less current maturities...................................     9,410
                                                             -------
          Total long-term debt............................   $28,195
                                                             =======

     The Company also has $20,035 outstanding at December 31, 1998 under its line of credit agreement with a bank which expires August 20, 1999. Borrowings under the agreement bear interest at 10.5% and are collateralized by accounts receivable and inventory of the Company.

     Maturities of long-term debt and borrowings under the line of credit for the next five years are as follows: 1999 -- $29,445; 2000 -- $10,688;
2001 -- $11,534; 2002 -- $5,496; 2003 -- $477.

4. OPERATING LEASES

     The Company subleases its retail space under a noncancelable operating sublease agreement. Minimum future payments under the sublease are $21,000 annually through December 31, 2001.

     The Company leases its office space from its stockholder. Rentals for 1998 were $21,000.

5. RETIREMENT PLAN

     The Company sponsors a defined contribution plan covering employees who meet minimum compensation and service requirements. Company contributions to the plan are made at the discretion of management and totaled $3,009 in 1998.

                          COMMUNICATION SERVICES, INC.

6. SUBSEQUENT EVENT


     The Company and its stockholder have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All of the issued and outstanding common stock of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
EIS Communications:

     We have audited the accompanying combined balance sheets of the Telephone and Paging Divisions of EIS Communications as of December 31, 1998 and 1997, and the related combined statements of operations, division equity, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Telephone and Paging Divisions of EIS Communications at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared from the separate records maintained by the Telephone and Paging Divisions of EIS Communications and may not necessarily be indicative of the financial condition that would have existed or the results of operations if the divisions had been operated as unaffiliated companies. Expenses of $309,000 and $260,000 included in the accompanying combined financial statements for 1998 and 1997, respectively, represent allocations from EIS Communications.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
March 5, 1999

              TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

                            COMBINED BALANCE SHEETS

                                     ASSETS


                                                                               DECEMBER 31,
                                                               MARCH 31,    -------------------
                                                                 1999         1998       1997
                                                              -----------   --------   --------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Accounts receivable, net of allowance for doubtful
     accounts of $24,000, $22,000 and $28,000,
     respectively...........................................   $166,718     $239,130   $208,051
  Inventory.................................................    303,741      177,340    238,701
                                                               --------     --------   --------
          Total current assets..............................    470,459      416,470    446,752
PROPERTY AND EQUIPMENT:
  Vehicles..................................................     34,297       34,297         --
  Less accumulated depreciation.............................    (17,585)     (15,085)        --
                                                               --------     --------   --------
          Vehicles, net.....................................     16,712       19,212         --
                                                               --------     --------   --------
          TOTAL.............................................   $487,171     $435,682   $446,752
                                                               ========     ========   ========
                                LIABILITIES AND DIVISION EQUITY
LIABILITIES:
  Current liabilities:
     Current portion of long-term debt and notes payable....   $ 11,352     $ 11,064   $  1,072
     Accounts payable.......................................    168,237      123,327    315,794
     Other current liabilities..............................     51,725       55,923     19,852
                                                               --------     --------   --------
          Total current liabilities.........................    231,314      190,314    336,718
  Long-term debt, net of current portion....................     13,831       16,581         --
                                                               --------     --------   --------
          Total liabilities.................................    245,145      206,895    336,718
COMMITMENTS AND CONTINGENCIES
DIVISION EQUITY.............................................    242,026      228,787    110,034
                                                               --------     --------   --------
          TOTAL.............................................   $487,171     $435,682   $446,752
                                                               ========     ========   ========


                       See notes to financial statements.

              TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

                       COMBINED STATEMENTS OF OPERATIONS


                                                  THREE MONTHS ENDED          YEARS ENDED
                                                       MARCH 31,             DECEMBER 31,
                                                  -------------------   -----------------------
                                                    1999       1998        1998         1997
                                                  --------   --------   ----------   ----------
                                                      (UNAUDITED)
NET SALES.......................................  $588,396   $465,079   $2,349,845   $2,291,546
COSTS AND EXPENSES:
  Cost of sales.................................   303,933    197,056    1,247,829    1,252,849
  Salaries and benefits.........................   164,754    171,046      678,442      575,654
  Selling, general and administrative
     expenses...................................   103,906     94,845      421,877      402,970
  Interest......................................       224         --        2,226           --
                                                  --------   --------   ----------   ----------
          Total costs and expenses..............   572,817    462,947    2,350,374    2,231,473
                                                  --------   --------   ----------   ----------
INCOME (LOSS) BEFORE TAXES......................    15,579      2,132         (529)      60,073
INCOME TAX EXPENSE..............................     2,340         --           --       24,000
                                                  --------   --------   ----------   ----------
NET INCOME (LOSS)...............................  $ 13,239   $  2,132   $     (529)  $   36,073
                                                  ========   ========   ==========   ==========


                       See notes to financial statements.

              TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

                     COMBINED STATEMENTS OF DIVISION EQUITY


BALANCE, January 1, 1997....................................  $107,214
  Distribution to parent....................................   (33,253)
  Net income................................................    36,073
                                                              --------
BALANCE, December 31, 1997..................................   110,034
  Contribution from parent..................................   119,282
  Net loss..................................................      (529)
                                                              --------
BALANCE, December 31, 1998..................................   228,787
  Net income (Unaudited)....................................    13,239
                                                              --------
BALANCE, March 31, 1999 (Unaudited).........................  $242,026
                                                              ========


                       See notes to financial statements.

              TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

                       COMBINED STATEMENTS OF CASH FLOWS


                                                    THREE MONTHS ENDED         YEARS ENDED
                                                         MARCH 31,            DECEMBER 31,
                                                   ---------------------   -------------------
                                                     1999        1998        1998       1997
                                                   ---------   ---------   ---------   -------
                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..............................  $  13,239   $   2,132   $    (529)  $36,073
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities:
     Depreciation................................      2,500          --      15,085        --
     Provision for losses on accounts
       receivable................................      2,000       6,900      10,690    27,724
     Changes in current assets and liabilities:
       Accounts receivable.......................     70,412     (29,630)    (41,769)  (80,791)
       Inventory.................................   (126,401)    (45,303)     61,361   (48,227)
       Accounts payable..........................     44,910     (77,247)   (192,467)  134,171
       Other current liabilities.................     (4,198)     40,765      36,071   (21,258)
                                                   ---------   ---------   ---------   -------
          Net cash provided by (used in)
            operating activities.................      2,462    (102,383)   (111,558)   47,692
                                                   ---------   ---------   ---------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions from (distribution to) parent....         --     102,383     119,282   (33,253)
  Payments on long-term borrowing................     (2,462)         --      (7,724)  (14,439)
                                                   ---------   ---------   ---------   -------
          Net cash provided by (used in)
            financing activities.................     (2,462)    102,383     111,558   (47,692)
                                                   ---------   ---------   ---------   -------
NET CHANGE IN CASH...............................         --          --          --        --
CASH, beginning of period........................         --          --          --        --
                                                   ---------   ---------   ---------   -------
CASH, end of period..............................  $      --   $      --   $      --   $    --
                                                   =========   =========   =========   =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for interest.......  $   4,975   $   2,970   $   2,226   $    --
  Vehicles acquired through borrowings...........  $      --   $      --   $  34,297   $    --


                       See notes to financial statements.

              TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Basis of Presentation -- The accompanying financial statements present the combined assets, liabilities, sales and expenses related to the telephone and paging divisions (the "Divisions") of EIS Communications ("EIS"). EIS sells, installs and maintains telephone, wireless communication, paging and radio equipment to commercial and individual customers in the greater Tulsa, Oklahoma market area. The financial statements have been prepared from the separate records maintained by the Divisions and may not necessarily be indicative of the financial conditions that would have existed or the results of operations if the Divisions had been operated as unaffiliated companies. Expenses of $309,000 and $260,000 included in the combined financial statements for the years ended December 31, 1998 and 1997, respectively, represent allocations made from EIS. Management is of the opinion that the allocations used are reasonable and appropriate.



     Unaudited Interim Financial Statements -- The combined balance sheet as of March 31, 1999, and the combined statements of operations, division equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by EIS without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Divisions currently buy most of their equipment and paging services from four manufacturers and providers. Although there are a limited number of such manufacturers and providers, management believes that others could provide similar equipment and services on comparable terms. A change in manufacturers and providers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when paging and maintenance services are rendered. The Divisions defer revenues for deposits and advance payments received from customers prior to installation. Such amounts are immaterial and are included in other current liabilities in the accompanying financial statements.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Vehicles are stated at cost and are depreciated using accelerated methods over their estimated useful lives of three years.

     Income Taxes -- EIS uses the asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized.

              TELEPHONE AND PAGING DIVISIONS OF EIS COMMUNICATIONS

     For purposes of preparing the combined financial statements of the Divisions, federal and state income taxes were determined as if the Divisions filed separate income tax returns. As of December 31, 1998 and 1997, the Divisions' temporary differences between financial and tax bases of assets and liabilities are not material and no deferred income taxes have been recognized.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Divisions to the manufacturer in exchange for replacement product or refund.

     Advertising -- Advertising costs incurred by the Divisions are expensed during the period in which the advertising occurs.

     Fair Value of Financial Instruments -- The carrying amounts for accounts receivable and accounts payable approximate fair value because of the short maturity of those instruments. The carrying amount of long-term debt approximates fair value based on borrowing terms currently available to EIS.

2. LONG-TERM DEBT

     The Divisions' long-term debt at December 31, 1998 consists of four notes payable to a bank due in monthly installments of principal and interest through March 2001. The notes bear interest at 9.95% and are secured by the Divisions' vehicles. Scheduled maturities by year are as follows: 1999 -- $11,064;
2000 -- $12,216; 2001 -- $4,365.

     A note payable to an individual with a balance of $1,072 at December 31, 1997 was repaid in 1998.

3. MAJOR CUSTOMERS

     At December 31, 1998 and 1997, the Company had an account receivable from an individual customer that amounted to 17% and 16%, respectively, of the Company's total accounts receivable.

4. COMMITMENTS AND CONTINGENCIES

     EIS is involved in claims and suits incidental to its business. In the opinion of management, the outcome of such matters will not have a material adverse effect on the Divisions' business, financial position or results of operations.

5. SUBSEQUENT EVENT


     EIS and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the telephone and paging divisions will be purchased by LORECOM in exchange for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Nobel Systems, Inc.

     We have audited the accompanying balance sheet of Nobel Systems, Inc. as of December 31, 1998, and the related statements of earnings, stockholders' equity, and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Nobel Systems, Inc. at December 31, 1998, and the results of their operations and their cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                 /s/ SAXON & KNOL, P.C.

February 28, 1999

                              NOBEL SYSTEMS, INC.


                                 BALANCE SHEETS


                                     ASSETS


                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $  3,175       $     --
  Accounts receivable.......................................     67,733         85,237
  Inventory.................................................     39,392         51,976
  Other current assets......................................     22,241             --
                                                               --------       --------
          Total current assets..............................    132,541        137,213
PROPERTY AND EQUIPMENT, at cost:
  Autos and trucks..........................................     53,117         53,117
  Machinery and equipment...................................     44,126         40,062
  Furniture and fixtures....................................      4,350         11,199
                                                               --------       --------
                                                                101,593        104,378
  Less accumulated depreciation.............................    (70,606)       (71,889)
                                                               --------       --------
          Property and equipment, net.......................     30,987         32,489
                                                               --------       --------
          TOTAL.............................................   $163,528       $169,702
                                                               ========       ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................   $ 52,108       $ 46,083
  Other current liabilities.................................     31,199         16,822
  Current portion of long-term debt.........................     60,645         71,567
                                                               --------       --------
          Total current liabilities.........................    143,952        134,472
LONG-TERM LIABILITIES:
  Long-term debt, net of current portion....................     14,250         17,228
                                                               --------       --------
          Total liabilities.................................    158,202        151,700
                                                               --------       --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 5,000 shares authorized,
     800 shares issued and outstanding......................        800            800
  Additional paid in-capital................................     53,614         53,614
  Retained earnings (accumulated deficit)...................    (49,088)       (36,412)
                                                               --------       --------
          Total stockholders' equity........................      5,326         18,002
                                                               --------       --------
          TOTAL.............................................   $163,528       $169,702
                                                               ========       ========


                       See notes to financial statements.

                              NOBEL SYSTEMS, INC.


                             STATEMENTS OF EARNINGS



                                                             THREE MONTHS ENDED
                                                                  MARCH 31,         YEAR ENDED
                                                             -------------------   DECEMBER 31,
                                                               1999       1998         1998
                                                             --------   --------   ------------
                                                                 (UNAUDITED)
SALES......................................................  $298,942   $264,905     $953,046
COSTS AND EXPENSES:
  Cost of sales............................................   160,041    131,845      454,729
  Salaries and benefits....................................    98,896     90,682      330,795
  Selling, general and administrative expenses.............    51,034     31,868      166,224
  Interest expense.........................................     1,647      3,110        9,729
                                                             --------   --------     --------
          Total costs and expenses.........................   311,618    257,505      961,477
                                                             --------   --------     --------
NET INCOME (LOSS)..........................................  $(12,676)  $  7,400     $ (8,431)
                                                             ========   ========     ========


                       See notes to financial statements.

                              NOBEL SYSTEMS, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                                            RETAINED
                                                             ADDITIONAL     EARNINGS
                                           COMMON   COMMON    PAID-IN     (ACCUMULATED
                                           SHARES   STOCK     CAPITAL       DEFICIT)      TOTAL
                                           ------   ------   ----------   ------------   --------
BALANCE, January 1, 1998.................   500      $500     $    --       $(27,981)    $(27,481)
  Additional investment..................   300       300      53,614             --       53,914
  Net loss...............................    --        --          --         (8,431)      (8,431)
                                            ---      ----     -------       --------     --------
BALANCE, December 31, 1998...............   800       800      53,614        (36,412)      18,002
  Net loss (Unaudited)...................    --        --          --        (12,676)     (12,676)
                                            ---      ----     -------       --------     --------
BALANCE, March 31, 1999 (Unaudited)......   800      $800     $53,614       $(49,088)    $  5,326
                                            ===      ====     =======       ========     ========


                       See notes to financial statements.

                              NOBEL SYSTEMS, INC.


                            STATEMENTS OF CASH FLOWS



                                                             THREE MONTHS ENDED
                                                                  MARCH 31,         YEAR ENDED
                                                             -------------------   DECEMBER 31,
                                                               1999       1998         1998
                                                             --------   --------   ------------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).......................................   $(12,676)  $  7,400     $ (8,431)
  Adjustments to reconcile net income (loss) to net cash
     provided by operations:
     Depreciation and amortization........................      3,160      3,160       14,926
     Loss on sale of assets...............................         --         --          374
     Changes in current assets and liabilities:
       Accounts receivable................................     17,504     61,113       72,084
       Inventory..........................................     12,584    (18,773)     (25,552)
       Other current assets...............................    (22,241)   (17,777)      10,572
       Accounts payable...................................      6,025    (28,852)     (52,613)
       Other current liabilities..........................     14,377     45,909       (5,136)
                                                             --------   --------     --------
          Net cash provided by operating activities.......     18,733     52,180        6,224
                                                             --------   --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES --
  Purchases of property and equipment.....................     (1,658)                 (6,970)
                                                             --------   --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Additional investment...................................         --        300       53,914
  Proceeds from borrowings on long-term debt..............         --         --       10,472
  Payments on long-term borrowings........................    (13,900)   (48,457)     (67,163)
                                                             --------   --------     --------
          Net cash used in financing activities...........    (13,900)   (48,157)      (2,777)
                                                             --------   --------     --------
NET INCREASE (DECREASE) IN CASH...........................      3,175      4,023       (3,523)
CASH, beginning of period.................................         --      3,523        3,523
                                                             --------   --------     --------
CASH, end of period.......................................   $  3,175   $  7,546     $     --
                                                             ========   ========     ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest................   $  1,647   $  3,110     $ 25,808


                       See notes to financial statements.

                              NOBEL SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION


     Nobel Systems, Inc. (the "Company") was incorporated in January 1989, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma market area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.


     Basis of Presentation -- The financial statements are prepared using the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when a liability is incurred.


     Concentrations -- The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost or market on a first in, first out basis.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

     Property and equipment owned by the Company are depreciated over the estimated useful lives using straight-line and accelerated tax-based methods.

     Deferred Income -- The Company recognizes deferred revenues for advance payment on agreements to maintain customer telephone equipment. The deferred revenues are recorded as income in the period the services are provided, which is generally twelve months.


     Income Taxes -- The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.

                              NOBEL SYSTEMS, INC.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Impairment -- Asset impairments are recorded when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

3. LONG-TERM DEBT

     The Company's long-term debt at December 31, 1998, consisted of the following:

Line of credit, monthly interest payments; interest rate of
  11.25%; due in February 1999, secured by accounts
  receivable................................................   $25,000
  Note payable to a related party, due in monthly principal
     and interest payments; interest rate of 12%; maturing
     in May 2000; unsecured.................................    22,974
  Note payable; due in monthly principal and interest
     payments; interest rate of 18%; maturing in January
     2000; secured by equipment.............................     9,137
  Note payable to a related party, due in monthly principal
     and interest payments; interest rate of 12%; maturing
     in May 2000; unsecured.................................     6,364
  Notes payable; due in monthly principal and interest
     payments; interest rates from 8.5% to 10.5%; maturing
     from January 1999 to March 2000; secured by
     vehicles...............................................    21,021
  Note payable, due in monthly principal and interest
     payments; interest rate of 14.5%; maturing in July
     1999; unsecured........................................     4,299
                                                               -------
                                                                88,795
  Less current maturities...................................   (71,567)
                                                               -------
                                                               $17,228
                                                               =======

     Maturities of long-term debt for the next five years are as follows:
1999 -- $71,567; 2000 -- $13,360; 2001  -- $2,996; and 2002 -- $872.

4. COMMITMENTS AND CONTINGENCIES

     The transferability of the majority shareholder's stock is subject to the satisfaction or removal of federal tax liens related to personal income tax liabilities.

5. CONCENTRATIONS OF CREDIT RISK

     Sales to the Company's three largest customers amounted to approximately 20% of net sales for fiscal year 1998. As of December 31, 1998, account balances due from the Company's three largest customers comprise approximately 12% of total trade accounts receivable, with the largest balance comprising approximately 5%.

6. RELATED PARTY TRANSACTIONS

     The Company has notes payable to the company's shareholders. The notes bear interest at the approximate fair value at inception of the note. The notes are unsecured and mature in 2000.

                              NOBEL SYSTEMS, INC.

7. SUBSEQUENT EVENT


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All outstanding shares of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Telkey Communications, Inc.:

     We have audited the accompanying balance sheet of Telkey Communications, Inc. as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1998. The financial statements as of September 30, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Telkey Communications, Inc. at September 30, 1998, and the results of its operations and its cash flows for the year ended September 30, 1998, in conformity with generally accepted accounting principles.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
February 26, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Telkey Communications, Inc.:

     We have audited the accompanying balance sheet of Telkey Communications, Inc. as of September 30, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Telkey Communications, Inc. at September 30, 1997, and the results of their operations and their cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

                                            /s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 26, 1999

                          TELKEY COMMUNICATIONS, INC.


                                 BALANCE SHEETS



                                     ASSETS



                                                                              SEPTEMBER 30,
                                                              MARCH 31,    --------------------
                                                                1999         1998       1997
                                                             -----------   --------   ---------
                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash.....................................................   $  49,002    $140,053   $  57,247
  Receivables, net.........................................     167,461     154,280     193,371
  Inventory................................................     112,389      88,748      82,164
  Notes receivable -- current..............................       7,188      15,324          --
  Other current assets.....................................       8,879       3,741         905
                                                              ---------    --------   ---------
          Total current assets.............................     344,919     402,146     333,687
NOTES RECEIVABLE, net of current portion...................       9,673      16,862          --
PROPERTY AND EQUIPMENT:
  Autos and trucks.........................................     117,419     117,419     128,164
  Fixtures and equipment...................................      49,008      47,207      37,697
  Rental telephone equipment...............................      88,385      83,401      64,622
                                                              ---------    --------   ---------
                                                                254,812     248,027     230,483
  Less accumulated depreciation............................    (185,483)   (174,533)   (138,404)
                                                              ---------    --------   ---------
          Property and equipment, net......................      69,329      73,494      92,079
                                                              ---------    --------   ---------
          TOTAL............................................   $ 423,921    $492,502   $ 425,766
                                                              =========    ========   =========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Current liabilities:
     Line of credit........................................   $      --    $ 30,000   $      --
     Accounts payable......................................      38,247      31,364      26,015
     Deferred income.......................................      17,834      32,200      46,567
     Current portion of long-term debt.....................      14,424      29,782      19,683
     Other current liabilities.............................      13,866      22,501      19,554
                                                              ---------    --------   ---------
          Total current liabilities........................      84,371     145,847     111,819
  Long-term debt, net of current portion...................      13,108      24,780      26,823
                                                              ---------    --------   ---------
          Total liabilities................................      97,479     170,627     138,642
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 10,000 shares authorized,
     300 shares issued and outstanding.....................         300         300         300
  Retained earnings........................................     326,142     321,575     286,824
                                                              ---------    --------   ---------
          Total stockholders' equity.......................     326,442     321,875     287,124
                                                              ---------    --------   ---------
          TOTAL............................................   $ 423,921    $492,502   $ 425,766
                                                              =========    ========   =========


                       See notes to financial statements.

                          TELKEY COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS




                                                   SIX MONTHS ENDED           YEARS ENDED
                                                       MARCH 31,             SEPTEMBER 30,
                                                  -------------------   -----------------------
                                                    1999       1998        1998         1997
                                                  --------   --------   ----------   ----------
                                                      (UNAUDITED)
NET SALES.......................................  $697,104   $523,755   $1,393,165   $1,280,220
COSTS AND EXPENSES:
  Cost of sales.................................   318,131    200,110      613,123      567,813
  Salaries and benefits.........................   278,092    243,596      476,800      447,301
  Selling, general and administrative...........    94,466     98,763      249,538      185,188
  Interest......................................     1,041      2,820        7,161        5,340
                                                  --------   --------   ----------   ----------
          Total costs and expenses..............   691,730    545,289    1,346,622    1,205,642
                                                  --------   --------   ----------   ----------
INCOME BEFORE TAXES.............................     5,374    (21,534)      46,543       74,578
INCOME TAX (EXPENSE) BENEFIT....................      (807)     3,230       11,792       15,527
                                                  --------   --------   ----------   ----------
NET INCOME (LOSS)...............................  $  4,567   $(18,304)  $   34,751   $   59,051
                                                  ========   ========   ==========   ==========


                       See notes to financial statements.

                          TELKEY COMMUNICATIONS, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                       COMMON   COMMON   RETAINED
                                                       SHARES   STOCK    EARNINGS    TOTAL
                                                       ------   ------   --------   --------
BALANCE, October 1, 1996.............................   300      $300    $227,773   $228,073
  Net income.........................................    --        --      59,051     59,051
                                                        ---      ----    --------   --------
BALANCE, September 30, 1997..........................   300       300     286,824    287,124
  Net income.........................................    --        --      34,751     34,751
                                                        ---      ----    --------   --------
BALANCE, September 30, 1998..........................   300       300     321,575    321,875
  Net income (Unaudited).............................    --        --       4,567      4,567
                                                        ---      ----    --------   --------
BALANCE, March 31, 1999 (Unaudited)..................   300      $300    $326,142   $326,442
                                                        ===      ====    ========   ========


                       See notes to financial statements.

                          TELKEY COMMUNICATIONS, INC.


                            STATEMENTS OF CASH FLOWS



                                                       SIX MONTHS ENDED        YEARS ENDED
                                                           MARCH 31,          SEPTEMBER 30,
                                                      -------------------   ------------------
                                                        1999       1998       1998      1997
                                                      --------   --------   --------   -------
                                                          (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $  4,567   $(18,304)  $ 34,751   $59,051
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Depreciation...................................    14,901     13,779     46,874    27,950
     Deferred income................................   (14,366)    (9,576)   (14,367)       --
     (Gain) loss on disposal........................    (3,951)        --       (500)   11,832
     Changes in assets and liabilities:
       Receivables..................................   (13,181)    50,663     39,091   (25,751)
       Inventory....................................   (23,641)    (9,033)    (6,584)  (34,531)
       Notes receivable.............................    15,325     (9,663)   (32,186)       --
       Other current assets.........................    (5,138)    (2,680)    (2,836)   (6,517)
       Accounts payable.............................     6,883     16,609      5,349     4,340
       Other current liabilities....................    (8,635)   (13,380)     2,947     8,204
                                                      --------   --------   --------   -------
          Net cash provided by (used in) operating
            activities..............................   (27,236)    18,415     72,539    44,578
                                                      --------   --------   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............    (6,785)   (12,024)   (28,289)  (51,289)
  Proceeds from sale of property and equipment......        --         --        500        --
                                                      --------   --------   --------   -------
          Net cash used in investing activities.....    (6,785)   (12,024)   (27,789)  (51,289)
                                                      --------   --------   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings..........................        --      9,663     87,839       500
  Payments on borrowings............................   (57,030)   (11,838)   (49,783)  (22,875)
                                                      --------   --------   --------   -------
          Net cash provided by (used in) financing
            activities..............................   (57,030)    (2,175)    38,056   (22,375)
                                                      --------   --------   --------   -------
NET INCREASE (DECREASE) IN CASH.....................   (91,051)     4,216     82,806   (29,086)
CASH, beginning of period...........................   140,053     57,247     57,247    86,333
                                                      --------   --------   --------   -------
CASH, end of period.................................  $ 49,002   $ 61,463   $140,053   $57,247
                                                      ========   ========   ========   =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..........  $  1,070   $  2,785   $  5,108   $ 5,281
  Cash paid during the period for income taxes......  $  2,071   $  6,131   $ 14,802   $15,527


                       See notes to financial statements.

                          TELKEY COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION


     Telkey Communications, Inc. (the "Company") was incorporated in February 1984, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the greater Tulsa, Oklahoma market area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the six months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the six months ended March 31, 1999 and 1998, have been made. The results of operations for the six months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost or market on a specific identification basis. Cost is determined on a first-in, first-out method.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

                          TELKEY COMMUNICATIONS, INC.

     Property and equipment owned by the Company are depreciated using the straight-line method, which includes amortization of assets under capital leases over the following useful lives:

                                                           USEFUL LIVES
                                                             IN YEARS
                                                           ------------
Autos and trucks.........................................     3 - 7
Fixtures and equipment...................................     5 - 7
Rental telephone equipment...............................     5 - 7

     Income Taxes -- The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of September 30, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash and cash equivalents, receivables, notes receivable, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes receivable and notes payable approximate fair value as rates reflect current market rates.

3. NOTES RECEIVABLE

     Notes receivable represent long-term financing of sales to certain customers. During the year ended September 30, 1998, the Company entered into an agreement with a bank whereby the bank assumed all servicing rights and a percentage of interest earned on the notes. In return, the Company received a cash payment from the bank equal to the principal balance of the notes on the transfer date. The Company retained all risk associated with nonpayment of any unpaid principal through a provision in the agreement requiring full recourse. The Company accounted for this transaction as a secured borrowing and has recognized the related liability in current and long-term notes payable. Interest income of $2,010 has been recognized from notes receivable and interest expense of $1,730 has been recognized on the corresponding note payable during the year ended September 30, 1998.

                          TELKEY COMMUNICATIONS, INC.

4. OPERATING LEASES

     The Company has an operating lease with a related party for the Company's office space. The Company expensed and paid rent totaling $42,000 and $38,400 for the years ended September 30, 1998 and 1997, respectively. The future minimum payments by year at September 30, 1998, are as follows:

1999.......................................................  $42,000
2000.......................................................   42,000
                                                             -------
                                                             $84,000
                                                             =======

5. DEBT

     The Company's long-term debt at September 30, 1998 and 1997, consisted of the following:

                                                               1998      1997
                                                              -------   -------
Note payable to former stockholder, due in monthly principal and interest payments, interest rate of 7.5%, maturing in
  October 2000, secured by common stock.....................  $10,405   $14,852
Promissory note, due in monthly principal and interest
  payments, interest rate of 9.9%, paid in December 1998,
  secured by vehicle........................................    3,141     6,984
Promissory note, due in monthly principal and interest
  payments, interest rate of 8.5%, maturing in January
  2000......................................................    8,830    14,808
Notes payable to bank, due in monthly principal and interest payments, interest at no less than 2% above prime (12.0%
  at September 30, 1998), maturing through August 2001,
  secured by notes receivable...............................   32,186        --
Promissory note to related party, due in monthly principal
  and interest payments, interest rate of 6%, paid in
  September 1998, secured by vehicle........................       --     9,862
                                                              -------   -------
                                                               54,562    46,506
Less current portion of long-term debt......................   29,782    19,683
                                                              -------   -------
          Long-term debt....................................  $24,780   $26,823
                                                              =======   =======

     Maturities of long-term debt for years subsequent to September 30, 1998 are as follows:


1999.......................................................  $29,782
2000.......................................................   18,252
2001.......................................................    6,528
                                                             -------
          Total long-term debt.............................  $54,562
                                                             =======


     The Company also has $30,000 outstanding at September 30, 1998, under its line of credit agreement with a bank. The agreement permitted advances up to $150,000, with interest at the Chase New York Prime Rate plus 1% (9.5% at September 30, 1998), and expired November 30. The Company repaid the entire amount prior to expiration and did not renew the line.

                          TELKEY COMMUNICATIONS, INC.

6. INCOME TAXES

     The income tax provision consists of the following:

                                                               1998      1997
                                                              -------   -------
Federal income tax expense..................................  $ 8,542   $11,858
State income taxes, net of federal benefit..................    3,250     3,669
                                                              -------   -------
                                                              $11,792   $15,527
                                                              =======   =======

     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended September 30, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

7. MAJOR CUSTOMERS

     Sales to the Company's largest customer amounted to approximately 9% of net sales for fiscal year 1998. Sales to the Company's two largest customers amounted to approximately 13% and 11%, respectively, of net sales for fiscal year 1997.

8. RELATED PARTY TRANSACTIONS

     The Company made principal payments of $9,862 and $9,290 during the years ended September 30, 1998 and 1997, respectively, to an entity owned 100% by the Company's owners on a promissory note for the purchase of a vehicle. The promissory note requires monthly principal and interest payments of $849 at an interest rate of 6%. Interest expense of $326 and $898 was recognized on the note for the years ended September 30, 1998 and 1997, respectively. The note was fully repaid in September 1998.

     The Company has a note payable to a former owner totaling $10,405 and $14,852 at September 30, 1998 and 1997, respectively, maturing in October 2000. The note requires monthly principal and interest payments of $450, at an interest rate of 7.5%. Principal payments of $4,447 and $4,127 were made during the years ended September 30, 1998 and 1997, respectively. Interest expense of $953 and $1,273 was recognized on the note during the years ended September 30, 1998 and 1997, respectively.

     The Company made rent payments for office space of $42,000 and $38,400 during the years ended September 30, 1998 and 1997, respectively, to an entity owned by the Company's stockholders.

9. SUBSEQUENT EVENT


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All outstanding shares of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Terra Telecom, Inc.:

     We have audited the accompanying balance sheet of Terra Telecom, Inc. as of September 30, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1998. The financial statements as of September 30, 1997, and for the year then ended, were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Terra Telecom, Inc. at September 30, 1998, and the results of its operations and its cash flows for the year ended September 30, 1998, in conformity with generally accepted accounting principles.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
February 15, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Terra Telecom, Inc.:

     We have audited the accompanying balance sheet of Terra Telecom, Inc. as of September 30, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Terra Telecom, Inc. at September 30, 1997, and the results of their operations and their cash flows for the year ended September 30, 1997, in conformity with generally accepted accounting principles.

                                            /s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 15, 1999

                              TERRA TELECOM, INC.


                                 BALANCE SHEETS



                                     ASSETS



                                                                              SEPTEMBER 30,
                                                             MARCH 31,    ---------------------
                                                               1999         1998        1997
                                                            -----------   ---------   ---------
                                                            (UNAUDITED)
CURRENT ASSETS:
  Cash....................................................   $  20,884    $  20,946   $   5,364
  Accounts receivable, net................................     212,241      118,120     180,082
  Inventory...............................................      94,726      131,035     129,107
                                                             ---------    ---------   ---------
          Total current assets............................     327,851      270,101     314,553
PROPERTY AND EQUIPMENT:
  Autos and trucks........................................     119,953      121,990     102,292
  Furniture and fixtures..................................      64,623       55,286      34,747
  Machinery and equipment.................................      45,866       49,836      41,267
                                                             ---------    ---------   ---------
                                                               230,442      227,112     178,306
  Less accumulated depreciation...........................    (185,747)    (162,192)   (132,733)
                                                             ---------    ---------   ---------
          Property and equipment, net.....................      44,695       64,920      45,573
OTHER ASSETS..............................................       8,096        8,096       3,553
                                                             ---------    ---------   ---------
          TOTAL...........................................   $ 380,642    $ 343,117   $ 363,679
                                                             =========    =========   =========
                       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Current liabilities:
     Current portion of long-term debt....................   $  51,943    $  59,143   $  60,873
     Accounts payable.....................................     155,618      126,585     125,758
     Other current liabilities............................      74,277       86,145      55,732
                                                             ---------    ---------   ---------
          Total current liabilities.......................     281,838      271,873     242,363
  Long-term debt, net of current portion..................      37,338       56,362     106,343
                                                             ---------    ---------   ---------
          Total liabilities...............................     319,176      328,235     348,706
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 25,000 shares authorized;
     2,000 shares issued and outstanding..................       2,000        2,000       2,000
  Additional paid-in capital..............................      82,677       82,677      82,677
  Accumulated deficit.....................................     (23,211)     (69,795)    (69,704)
                                                             ---------    ---------   ---------
          Total stockholders' equity......................      61,466       14,882      14,973
                                                             ---------    ---------   ---------
          TOTAL...........................................   $ 380,642    $ 343,117   $ 363,679
                                                             =========    =========   =========


                       See notes to financial statements.

                              TERRA TELECOM, INC.


                            STATEMENTS OF OPERATIONS



                                                  SIX MONTHS ENDED            YEARS ENDED
                                                      MARCH 31,              SEPTEMBER 30,
                                                ---------------------   -----------------------
                                                   1999        1998        1998         1997
                                                ----------   --------   ----------   ----------
                                                     (UNAUDITED)
NET SALES.....................................  $1,137,174   $937,048   $1,956,623   $1,522,718
COSTS AND EXPENSES:
  Cost of sales...............................     545,828    533,488    1,082,080      825,796
  Salaries and benefits.......................     398,907    279,220      650,889      486,087
  Selling, general and administrative.........     127,578    119,397      204,014      195,153
  Interest....................................       8,757      7,232       19,747       24,774
                                                ----------   --------   ----------   ----------
          Total costs and expenses............   1,081,070    939,337    1,956,730    1,531,810
                                                ----------   --------   ----------   ----------
INCOME (LOSS) BEFORE TAXES....................      56,104     (2,289)        (107)      (9,092)
INCOME TAX (EXPENSE) BENEFIT..................      (9,520)       350           16        1,364
                                                ----------   --------   ----------   ----------
NET INCOME (LOSS).............................  $   46,584   $ (1,939)  $      (91)  $   (7,728)
                                                ==========   ========   ==========   ==========


                       See notes to financial statements.

                              TERRA TELECOM, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY




                                                               ADDITIONAL
                                             COMMON   COMMON    PAID-IN     ACCUMULATED
                                             SHARES   STOCK     CAPITAL       DEFICIT      TOTAL
                                             ------   ------   ----------   -----------   -------
BALANCE, October 1, 1996...................  2,000    $2,000    $82,677      $(61,976)    $22,701
  Net loss for the year....................     --        --         --        (7,728)     (7,728)
                                             -----    ------    -------      --------     -------
BALANCE, September 30, 1997................  2,000     2,000     82,677       (69,704)     14,973
  Net loss for the year....................     --        --         --           (91)        (91)
                                             -----    ------    -------      --------     -------
BALANCE, September 30, 1998................  2,000     2,000     82,677       (69,795)     14,882
  Net income for six months (unaudited)....     --        --         --        46,584      46,584
                                             -----    ------    -------      --------     -------
BALANCE, March 31, 1999 (Unaudited)........  2,000    $2,000    $82,677      $(23,211)    $61,466
                                             =====    ======    =======      ========     =======


                       See notes to financial statements.

                              TERRA TELECOM, INC.

                            STATEMENTS OF CASH FLOWS


                                                       SIX MONTHS ENDED        YEARS ENDED
                                                          MARCH 31,           SEPTEMBER 30,
                                                      ------------------   -------------------
                                                       1999       1998       1998       1997
                                                      -------   --------   --------   --------
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $46,584   $ (1,939)  $    (91)  $ (7,728)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation...................................   15,465     15,590     29,459     32,360
     (Gain) loss on disposal........................    8,090     (8,189)        --    (10,456)
     Changes in current assets and liabilities:
       Accounts receivable..........................  (94,121)    43,505     61,962    (95,583)
       Inventory....................................   36,309     (2,198)    (1,928)    17,218
       Other assets.................................       --         --     (4,543)    (1,365)
       Accounts payable.............................   29,033     (5,384)       827     31,221
       Other current liabilities....................  (11,868)     6,945     30,413     38,779
                                                      -------   --------   --------   --------
          Net cash provided by operating
            activities..............................   29,492     48,330    116,099      4,446
                                                      -------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...............   (3,330)   (15,481)   (48,806)   (17,003)
                                                      -------   --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term borrowings................       --         --     15,786     79,421
  Payments on long-term borrowings..................  (26,224)   (18,788)   (67,498)   (58,005)
                                                      -------   --------   --------   --------
          Net cash (used in) provided by financing
            activities..............................  (26,224)   (18,788)   (51,712)    21,416
                                                      -------   --------   --------   --------
NET (DECREASE) INCREASE IN CASH.....................      (62)    14,061     15,582      8,859
CASH, beginning of period...........................   20,946      5,364      5,364     (3,495)
                                                      -------   --------   --------   --------
CASH, end of period.................................  $20,884   $ 19,425   $ 20,946   $  5,364
                                                      =======   ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..........  $17,861   $ 16,134   $ 11,282   $ 13,877


                       See notes to financial statements.

                              TERRA TELECOM, INC.


                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

     Terra Telecom, Inc. (the "Company") was incorporated in October 1982, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the greater Tulsa, Oklahoma market area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the six months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the six months ended March 31, 1999 and 1998, have been made. The results of operations for the six months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its telephone equipment from two manufacturers. Although there are a limited number of manufacturers of telephone equipment, management believes that other manufacturers could provide similar equipment on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months. Deferred revenues are not significant at September 30, 1998 and 1997.

     Accounts Receivable -- Allowances for doubtful accounts are established based on historical losses, experience and knowledge of specific items. Receivables determined to be uncollectible are written off as a charge to the allowance for doubtful accounts; recoveries of previously written off amounts are added back to the allowance for doubtful accounts.

     Inventory -- Inventory is stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year operations.

                              TERRA TELECOM, INC.

     Property and equipment owned by the Company are depreciated using an accelerated method over the following useful lives:

                                                           USEFUL LIVES
                                                             IN YEARS
                                                           ------------
Autos and trucks........................................       3-7
Furniture and fixtures..................................       5-7
Machinery and equipment.................................       3-7

     Income Taxes -- The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of September 30, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash and cash equivalents, receivables, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of long-term debt approximate fair value based on borrowing terms currently available to the Company.

3. OPERATING LEASES

     The Company has an operating lease for the Company's office space. The Company has expensed and paid rent of $21,514 and $21,634 for the years ended September 30, 1998 and 1997, respectively. The future minimum payments by year at September 30, 1998, are as follows:

1999......................................................   $23,034
2000......................................................     5,807
                                                             -------
                                                             $28,841
                                                             =======

                              TERRA TELECOM, INC.

4. LONG-TERM DEBT

     The Company's long-term debt at September 30, 1998 and 1997, consisted of the following:

                                                               1998       1997
                                                              -------   --------
Notes payable to stockholders, due in monthly principal and
  interest payments, interest rate of 10.5%, maturing in
  April 2001, unsecured.....................................  $54,830   $ 74,274
Promissory note to bank, due in monthly principal and
  interest payments, interest rate of 9.25%, maturing in
  August 1999, secured by all Company assets................   30,588     55,820
Promissory note to bank, due in monthly principal and
  interest payments, interest rate of 8.8%, maturing in
  April 2002, secured by vehicle............................   11,144         --
Promissory note to credit union, due in monthly principal
  and interest payments, interest rate of 7.2%, maturing in
  June 2002, secured by vehicle.............................   10,941     14,132
Promissory note to bank, due in monthly principal and
  interest payments, interest rate of 10%, maturing in
  October 1999, secured by vehicle..........................    4,218      7,546
Promissory note to bank, due in monthly principal and
  interest payments, interest rate of 11%, maturing in April
  1999, secured by vehicle..................................    3,784      7,747
Promissory note to bank, due in monthly principal and
  interest payments, interest rate of 8.5%, paid in
  September 1998, secured by vehicle........................       --      2,985
Promissory note to bank, due in monthly principal and
  interest payments, interest rate of 9%, paid in October
  1998, secured by vehicle..................................       --      4,712
                                                              -------   --------
                                                              115,505    167,216
Less current maturities.....................................   59,143     60,873
                                                              -------   --------
                                                              $56,362   $106,343
                                                              =======   ========

     Maturities of long-term debt for years subsequent to September 30, 1998 are as follows:

1999......................................................  $ 59,143
2000......................................................    30,356
2001......................................................    21,308
2002......................................................     4,698
Thereafter................................................        --
                                                            --------
          Total long-term debt............................  $115,505
                                                            ========

5. INCOME TAXES

     The income tax benefit consists of the following:

                                                              1998    1997
                                                              ----   ------
Federal income tax benefit..................................  $16    $1,364
State income taxes, net of federal benefit..................   --        --
                                                              ---    ------
                                                              $16    $1,364
                                                              ===    ======


     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate is due to the effect of graduated tax rates.

                              TERRA TELECOM, INC.

6. MAJOR CUSTOMERS

     Sales to the Company's largest customer amounted to approximately 11% of net sales for fiscal year 1998. No individual customer in 1997 accounted for net sales in excess of 10%. The Company has an account receivable from an individual customer that amounts to 23% of the Company's total accounts receivable at September 30, 1998.

7. RELATED PARTY TRANSACTIONS

     The Company has a note payable to each of its two owners together totaling $54,830 and $74,274 at September 30, 1998 and 1997, respectively. The notes are unsecured and require monthly principal and interest payments totaling $2,050. Interest on the notes is at 10.5%. Proceeds from the notes were utilized by the Company for operating capital. Principal payments totaling $19,444 and $7,405 were made on the notes during the years ended September 30, 1998 and 1997, respectively. Interest expense totaling $5,156 and $3,870 were recorded on the notes for each of the years ended September 30, 1998 and 1997, respectively. The notes are scheduled to mature in April 2001.

8. 401(K) PLAN

     In fiscal year 1998, the Company established a 401(k) plan (the "Plan"), in which substantially all employees of the Company are eligible to participate. Company contributions to the Plan are made at the discretion of Company management. Contributions totaling $8,352 were made by the Company and charged to operations for the year ended September 30, 1998.

9. SUBSEQUENT EVENT


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All outstanding shares of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Travis Business Systems, Inc.:

     We have audited the accompanying balance sheet of Travis Business Systems, Inc. as of December 31, 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998. The financial statements as of December 31, 1997 and for the year then ended were audited by other auditors whose report expressed an unqualified opinion on those financial statements. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1998 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1998 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1998 financial statements present fairly, in all material respects, the financial position of Travis Business Systems, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                            /s/ DELOITTE & TOUCHE LLP


Oklahoma City, Oklahoma
February 19, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Travis Business Systems, Inc.:

     We have audited the accompanying balance sheet of Travis Business Systems, Inc. as of December 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the 1997 financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the 1997 financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such 1997 financial statements present fairly, in all material respects, the financial position of Travis Business Systems, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            /s/ SAXON & KNOL

Oklahoma City, Oklahoma
February 19, 1999

                         TRAVIS BUSINESS SYSTEMS, INC.

                                 BALANCE SHEETS


                                     ASSETS



                                                                              DECEMBER 31,
                                                            MARCH 31,    -----------------------
                                                              1999          1998         1997
                                                           -----------   ----------   ----------
                                                           (UNAUDITED)
CURRENT ASSETS:
  Cash...................................................  $       --    $  153,409   $   57,657
  Accounts receivable....................................     738,111       381,421      639,498
  Inventory..............................................     415,950       485,695      423,229
  Other current assets...................................      34,913        46,063       48,277
                                                           ----------    ----------   ----------
          Total current assets...........................   1,188,974     1,066,588    1,168,661
PROPERTY AND EQUIPMENT:
  Autos and trucks.......................................      90,749        90,749       62,166
  Equipment..............................................      67,153        66,297       54,715
  Furniture and fixtures.................................      61,788        60,715       49,147
  Leasehold improvements.................................      11,998        11,998       11,998
                                                           ----------    ----------   ----------
                                                              231,688       229,759      178,026
  Less accumulated depreciation..........................    (118,841)     (111,119)     (78,159)
                                                           ----------    ----------   ----------
          Property and equipment, net....................     112,847       118,640       99,867
OTHER ASSETS.............................................         884         5,884        5,884
                                                           ----------    ----------   ----------
          TOTAL..........................................  $1,302,705    $1,191,112   $1,274,412
                                                           ==========    ==========   ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable.......................................  $  104,176    $  172,654   $  154,370
  Deferred income........................................     255,397       313,846      233,317
  Other current liabilities..............................      95,961        68,495      129,543
  Line of credit payable.................................     185,000            --       72,000
                                                           ----------    ----------   ----------
          Total current liabilities......................     640,534       554,995      589,230
COMMITMENTS
STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 10,000 shares
     authorized; 588 shares issued and outstanding.......         588           588          588
  Additional paid-in capital.............................      19,500        19,500       19,500
  Retained earnings......................................     642,083       616,029      665,094
                                                           ----------    ----------   ----------
          Total stockholders' equity.....................     662,171       636,117      685,182
                                                           ----------    ----------   ----------
          TOTAL..........................................  $1,302,705    $1,191,112   $1,274,412
                                                           ==========    ==========   ==========


                       See notes to financial statements.

                         TRAVIS BUSINESS SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS




                                                 THREE MONTHS ENDED           YEARS ENDED
                                                      MARCH 31,              DECEMBER 31,
                                                ---------------------   -----------------------
                                                   1999        1998        1998         1997
                                                ----------   --------   ----------   ----------
                                                     (UNAUDITED)
SALES.........................................  $1,140,659   $897,513   $4,198,047   $3,810,617
COSTS AND EXPENSES:
  Cost of sales...............................     557,542    338,116    1,814,852    1,515,984
  Salaries and benefits.......................     442,828    408,155    1,814,593    1,591,483
  Selling, general and administrative
     expenses.................................     106,143    136,686      618,179      521,818
  Interest expense............................       1,539      1,350        9,177        3,030
                                                ----------   --------   ----------   ----------
          Total costs and expenses............   1,108,052    884,307    4,256,801    3,632,315
                                                ----------   --------   ----------   ----------
INCOME (LOSS) BEFORE TAXES ON INCOME..........      32,607     13,206      (58,754)     178,302
INCOME TAX BENEFIT (EXPENSE)..................      (6,553)    (2,653)       9,689      (62,880)
                                                ----------   --------   ----------   ----------
NET INCOME (LOSS).............................  $   26,054   $ 10,553   $  (49,065)  $  115,422
                                                ==========   ========   ==========   ==========


                       See notes to financial statements.

                         TRAVIS BUSINESS SYSTEMS, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY



                                                               ADDITIONAL
                                             COMMON   COMMON    PAID-IN     RETAINED
                                             SHARES   STOCK     CAPITAL     EARNINGS    TOTAL
                                             ------   ------   ----------   --------   --------
BALANCE, January 1, 1997...................   588      $588     $19,500     $549,672   $569,760
  Net earnings.............................    --        --          --      115,422    115,422
                                              ---      ----     -------     --------   --------
BALANCE, December 31, 1997.................   588       588      19,500      665,094    685,182
  Net loss.................................    --        --          --      (49,065)   (49,065)
                                              ---      ----     -------     --------   --------
BALANCE, December 31, 1998.................   588       588      19,500      616,029    636,117
  Net income (Unaudited)...................    --        --          --       26,054     26,054
                                              ---      ----     -------     --------   --------
BALANCE, March 31, 1999
  (Unaudited)..............................   588      $588     $19,500     $642,083   $662,171
                                              ===      ====     =======     ========   ========


                       See notes to financial statements.

                         TRAVIS BUSINESS SYSTEMS, INC.


                            STATEMENTS OF CASH FLOWS



                                                   THREE MONTHS ENDED         YEARS ENDED
                                                       MARCH 31,             DECEMBER 31,
                                                  --------------------   ---------------------
                                                    1999        1998       1998        1997
                                                  ---------   --------   ---------   ---------
                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................  $  26,054   $ 10,553   $ (49,065)  $ 115,422
  Adjustments to reconcile net income (loss) to
     net cash provided by (used in) operating
     activities:
     Depreciation...............................      7,722      6,931      43,353      23,247
     Loss on disposal...........................         --         --       3,021          --
     Changes in current assets and liabilities:
       Accounts receivable......................   (356,690)   166,807     258,077     (10,257)
       Inventory................................     69,745     38,831     (62,466)    (17,781)
       Other current assets.....................     11,150    (16,227)      2,214      (3,636)
       Other assets.............................      5,000         --          --       4,062
       Accounts payable.........................    (68,478)   122,828      18,284    (167,336)
       Deferred income..........................    (58,449)   (38,839)     80,529    (108,845)
       Other current liabilities................     27,466    (56,740)    (61,048)      2,360
                                                  ---------   --------   ---------   ---------
          Net cash provided by (used in)
            operating activities................   (336,480)   234,144     232,899    (162,764)
                                                  ---------   --------   ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........     (1,929)   (17,170)    (65,147)    (38,399)
                                                  ---------   --------   ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on credit line.....................    530,000     27,000     707,000      72,000
  Principal payments on credit line.............   (345,000)   (99,000)   (779,000)         --
                                                  ---------   --------   ---------   ---------
          Net cash provided by (used in)
            financing activities................    185,000    (72,000)    (72,000)     72,000
                                                  ---------   --------   ---------   ---------
NET INCREASE (DECREASE) IN CASH.................   (153,409)   144,974      95,752    (129,163)
CASH, beginning of period.......................    153,409     57,657      57,657     186,820
                                                  ---------   --------   ---------   ---------
CASH, end of period.............................  $      --   $202,631   $ 153,409   $  57,657
                                                  =========   ========   =========   =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for interest......  $   2,151   $    288   $   4,759   $     452
  Cash paid during the period for income
     taxes......................................  $      --   $ 15,296   $  83,197   $  75,107


                       See notes to financial statements.

                         TRAVIS BUSINESS SYSTEMS, INC.


                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION

     Travis Business Systems, Inc. (the "Company") was incorporated in September 1988, under the laws of the State of Oklahoma. The Company sells, installs and maintains telephone equipment in the state of Oklahoma market area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Unaudited Interim Financial Statements -- The balance sheet as of March 31, 1999, and the statements of operations, stockholders' equity and cash flows for the three months ended March 31, 1999 and 1998, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the financial position at March 31, 1999, and the results of operations and cash flows for the three months ended March 31, 1999 and 1998, have been made. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year.


     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     Concentrations -- The Company currently buys most of its communications products from two manufacturers. Although there are a limited number of manufacturers of communications products, management believes that other manufacturers could provide similar products on comparable terms. A change in manufacturers, however, could cause a possible loss of sales, which would affect operating results adversely.

     Revenue Recognition -- Revenue is recognized when equipment is installed or when maintenance services are rendered. The Company defers revenues on prepaid agreements to maintain customer telephone equipment. The deferred revenues are recognized as revenue over the period the services are provided, which is generally 12 months.

     Accounts Receivable -- Allowances for doubtful accounts receivable are established based on historical losses, experience and knowledge of specific items. No allowances have been established at December 31, 1998 and 1997 as management believes no material losses will be incurred from receivables.

     Inventory -- Inventory is stated at the lower of average cost (first-in, first-out method) or market.

     Property and Equipment -- Property and equipment are stated at cost. Major additions and improvements are capitalized at cost, while maintenance and repairs which do not extend the useful lives of the respective assets are expensed. When assets are sold or retired, cost and accumulated depreciation are removed from the respective accounts. Any gains or losses resulting from disposal are included in current year income or loss.

     Property and equipment owned by the Company are depreciated using the straight-line method over the following useful lives:

                                                           USEFUL LIVES
                                                             IN YEARS
                                                           ------------
Autos and trucks.........................................      3 - 5
Equipment................................................      3 - 7
Furniture and fixtures...................................      3 - 5
Leasehold improvements...................................    15 - 20

                         TRAVIS BUSINESS SYSTEMS, INC.

     Income Taxes -- The Company uses an asset and liability approach to account for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences and operating loss and tax credit carryforwards by applying enacted tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. A valuation allowance is established if, in management's opinion, it is more likely than not that some portion of the deferred tax asset will not be realized. As of December 31, 1998, the Company's temporary differences between financial and tax bases of assets and liabilities are not material, and no deferred income taxes have been recognized.

     Product Returns and Warranty -- Product returned by the customer due to defective manufacture or failure during the manufacturer's warranty period is returned by the Company to the manufacturer in exchange for replacement product or refund.

     Long-Lived Assets -- Management of the Company assesses recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability is assessed and measured on long-lived assets using an estimate of the undiscounted future cash flows attributable to the asset. Impairment is measured based on future cash flows discounted at an appropriate rate.

     Advertising -- Advertising costs incurred by the company are expensed during the period in which the advertising occurs.

     Fair Value Disclosure -- The Company's financial instruments include cash and cash equivalents, receivables, short-term payables, and notes payable. The carrying amounts of cash and cash equivalents, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amount of notes payable approximates fair value based on borrowing terms currently available to the Company.

3. OPERATING LEASES

     The Company has operating leases for its office space and certain of its equipment. Lease expense during the years ended December 31, 1998 and 1997, totaled $84,947 and $86,380, respectively. The future minimum payments by year at December 31, 1998, are as follows:

1999.....................................................   $ 83,717
2000.....................................................     74,400
2001.....................................................      6,480
                                                            --------
                                                            $164,597
                                                            ========

4. INCOME TAXES

     The income tax provision consists of the following:


                                                                DECEMBER 31,
                                                              -----------------
                                                               1998      1997
                                                              ------   --------
Federal income tax benefit (expense)........................  $9,689   $(52,788)
State income taxes, net of federal benefit..................      --    (10,092)
                                                              ------   --------
                                                              $9,689   $(62,880)
                                                              ======   ========


     The difference between the statutory Federal income tax rate of 34% and the Company's effective Federal rate for the years ended December 31, 1998 and 1997, is due to state taxes and the effect of graduated tax rates.

                         TRAVIS BUSINESS SYSTEMS, INC.

5. LINE OF CREDIT

     The Company has a line of credit agreement with a bank. The agreement permits advances up to $450,000 with interest at Chase Manhattan Bank Prime floating (8.5% at December 31, 1998) and expires September 30, 1999; however, management expects renewal of the agreement under similar terms. The agreement is collateralized by the Company's bank accounts, accounts receivable, inventory, contract rights, proceeds, goods, general intangibles and personal guarantee from the Company's majority shareholder. There was no amount outstanding on the line of credit at December 31, 1998. At December 31, 1997, the amount outstanding totaled $72,000.

6. 401(k) RETIREMENT PLAN

     The Company sponsors a 401(k) employee pension plan covering employees who meet minimum age and service requirements. Employees may elect to contribute up to 15% of their eligible compensation. Contributions by the Company are made at the discretion of management and vest ratably after one year over the term of a participant's employment at 20% per year. The Company made contributions to the plan totaling $15,520 and $11,447 during the years ended December 31, 1998 and 1997, respectively.

7. MAJOR CUSTOMER


     No individual customer in 1998 accounted for net sales in excess of 10%. Sales to the Company's largest customer amounted to approximately 11% of net sales for the year ended December 31, 1997.


8. SUBSEQUENT EVENTS


     The Company and its stockholders have entered into a definitive agreement with LORECOM Technologies, Inc. ("LORECOM") (formerly The Alliance Group, Inc.) pursuant to which the Company will be purchased by LORECOM. All outstanding shares of the Company will be exchanged for cash and common stock of LORECOM in conjunction with the consummation of the initial public offering of the common stock of LORECOM.



     Subsequent to December 31, 1998, the Company recognized a loss of $157,725 for damaged inventory caused by a fire that occurred in January 1999. The Company has since received insurance proceeds of $207,224 related to the fire. The resulting gain of $49,499 is recorded as an offset to selling, general and administrative expenses in the income statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                1,600,000 Shares


                          [LORECOM Technologies, inc.]

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                         CAPITAL WEST SECURITIES, INC.


                                 June 25, 1999


                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until             , 1999, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         LORECOM is incorporated under the laws of the State of Oklahoma.
Section 1031 ("Section 1031") of the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, inter alia, provides that an Oklahoma corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or preceding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. An Oklahoma corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Section 1031 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1031.

         LORECOM's Certificate of Incorporation, as amended, eliminates in certain circumstances the liability of directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

         o For a breach of the director's duty of loyalty to LORECOM or its stockholders;

         o For acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law;

         o For liability relating to the declaration of dividends and purchase or redemption of shares in violation of the Oklahoma General Corporation Act; or

         o For any transaction from which the director derived an improper personal benefit.

         LORECOM's certificate of incorporation provides that LORECOM shall indemnify all of its directors and officers to the full extent permitted by the Oklahoma General Corporation Act. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be a made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of LORECOM. The Certificate and the Oklahoma General Corporation Act further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise.

         All of LORECOM's directors and officers will be covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a statement of estimated expenses, to be paid solely by LORECOM, in connection with the distribution of the securities being registered:


SEC Registration Fee ........................        $    5,338

Printing and engraving expenses .............        $  100,000

Accounting fees and expenses ................        $  500,000

Legal fees and expenses .....................        $  400,000

Miscellaneous expenses ......................        $  100,000
                                                     ----------

         Total ..............................        $1,105,338


* All amounts are estimated.

                    RECENT SALES OF UNREGISTERED SECURITIES

         On September 4, 1998, LORECOM issued 100 shares of common stock, par value $.01, to David W. Aduddell for aggregate consideration of $1.00 and certain intangible personal property, including business plans, organizational documents and economic projections relating to several consolidating company opportunities. The transaction was exempt from registration under Section 4(2) of the Securities Act because no public offering was involved.

         On September 8, 1998, LORECOM issued 167 shares of common stock, par value $.01, to Ricky Naylor for aggregate consideration of $500,000, which consisted of $10.00 in cash and a binding agreement to pay LORECOM $499,990 on demand. The transaction was exempt from registration under Section 4(2) of the Securities Act because no public offering was involved.


         On the closing date of this offering, LORECOM will issue such number of shares to shareholders of the interconnect partners equal to $4,187,500 divided by the offering price of LORECOM's common stock pursuant to this offering. The transactions are exempt from registration under section 4(2) of the Securities Act and the regulations promulgated thereunder because no public offering is involved.


                               INDEX TO EXHIBITS

EXHIBIT
  NO.                     DESCRIPTION
-------                   -----------
  1.1          Form of Underwriting Agreement.*
  2.1          Agreement and Plan of Merger, dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition V Corp., Access
               Communications Services, Inc., David Aduddell and Steve
               Aduddell.
  2.2          Agreement and Plan of Merger, dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition VI Corp.,
               American Telecom, Inc., Tony B. Alexander and William R.
               Pearson.
  2.3          Agreement and Plan of Merger, dated March 9, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition VII Corp., Banner
               Communications, Inc., Charles O'Toole and Phillip Rodger
               Williams.
  2.4          Agreement and Plan of Merger dated March 9, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition IX Corp.,
               Communication Services, Inc. and Steve Williams.
  2.5          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition VII Corp.,
               Commercial Telecom Systems, Inc., John Whitten, Mark Whitten and
               Jody Slape.
  2.6          Amendment to Agreement and Plan of Merger dated March 24, 1999, by and among The Alliance Group, Inc., Alliance Acquisition XIII
               Corp., Commercial Telecom Systems, Inc., John Whitten, Mark
               Whitten and Jody Slape.
  2.7          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition III Corp., Nobel
               Systems, Ken Blood, David Andres and Jim Pearson.
  2.8          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition II Corp., Perkins
               Office Machines, Inc. and Jack Perkins.
  2.9          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition X Corp., Telkey
               Communications, Inc., Michael P. Murphy and Deborah S. Murphy.
  2.10         Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition I Corp., Terra
               Telecom, Inc., Jerry McCart, Paula L. McCart, Ron Crainshaw and
               Lora M. Crainshaw.
  2.11         Agreement and Plan of Merger dated March 12, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition XI Corp., Travis
               Business Systems, Inc., Wylie Limited Partnership, Gregory
               Mantia and Scott McCrory.
  2.12         Asset Purchase Agreement dated March 10, 1999, by and among The
               Alliance Group, Inc., Alliance Acquisition IV Corp. and Able
               Communications Incorporated.
  2.13         Asset Purchase Agreement dated March 10, 1999, by and among The
               Alliance Group,Inc., Alliance Acquisition XI Corp., Electrical
               and Instrument Sales Corp. d/b/a EIS Communications, and
               Electronic Information Systems, L.L.C.
  2.14         Asset Purchase Agreement dated March 10, 1999, by and among The
               Alliance Group, Inc., Alliance Acquisition XIII Corp. and The
               Phone Man Sales and Services, Inc.
  2.15         Amendment to Agreement and Plan of Merger dated April 15, 1999, by and among The Alliance Group, Inc., Alliance Acquisition V
               Corp., Access Communications Services, Inc., David Aduddell and
               Steve Aduddell.
  3.1          Amended and Restated Certificate of Incorporation of the
               Registrant.
  3.2          Bylaws of the Registrant.
  4.1          Form of Certificate representing Common Stock.**
  5.1          Opinion of McAfee & Taft A Professional Corporation.*
  10.1         Form of Warrant to be issued to John Whitten.**
  10.2         Loan Agreement by and between Naylor Concrete and Construction
               Company, Inc. and The Alliance Group, Inc. dated
               January 5, 1999.**

  10.3 Employment and Non-Competition Agreement by and between LORECOM and Larry Travis dated June 21, 1999.**
  10.4 Employment and Non-Competition Agreement by and between LORECOM and Joe Evans dated June 21, 1999.**
  10.5 Employment and Non-Competition Agreement by and between LORECOM and Jeff Hartwig dated June 21, 1999.**
  10.6         LORECOM Technologies, Inc. Deferred Stock Compensation Plan.**
  10.7         LORECOM Technologies, Inc. 1999 Long-Term Incentive Plan.**
  21.1         Subsidiaries of the Registrant.
  23.1         Consent of Deloitte & Touche LLP.**
  23.2         Consent of Hunter, Atkins & Russell, PLC.**
  23.3         Consent of Saxon & Knol P.C.**
  23.4 Consent of McAfee & Taft A Professional Corporation (contained in Exhibit 5.1).*
  23.5         Consent of Larry Travis.
  23.6         Consent of Joe Evans.**
  23.7         Consent of Wayne Stone.**
  23.8         Consent of John J. Wiesner.**
  23.9         Consent of Andrew May.**
  23.10        Consent of Wesley E. Cantrell**
  23.11        Consent of Houlihan Smith and Company, Inc.**
  24.1 Powers of Attorney (included on the signature page of this Registration Statement).
  27.1         Financial Data Schedule.
  99.1         Fairness Opinion issued by Houlihan Smith and Company, Inc.*
  99.2         Form of LORECOM Technologies, Inc. Nonqualified Stock Option
               Agreement.**
  99.3 Form of Lock-up Letter to be executed by executive officers, directors and 5% shareholders of LORECOM Technologies, Inc.**


---------------------
* To be filed by amendment.
** Filed with this amendment.

                                  UNDERTAKINGS

         The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned small business issuer will:

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, LORECOM has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 25, 1999.


                                    LORECOM Technologies, Inc.

                                    By: /s/ WILLIAM J. HARTWIG
                                       ----------------------------------------

                                    William J. Hartwig
                                    Vice President of Operations

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints William J. Hartwig and Joseph O. Evans with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this registration statement, including any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might do or could do in person thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons on June 25, 1999, in the capacities indicated:




     SIGNATURE                   CAPACITY
     ---------                   --------
/s/ Ricky Naylor          Chairman of the Board and Director
------------------------
    Ricky Naylor

/s/ William J. Hartwig    Vice President of Operations (Principal Executive
------------------------  Officer)
    William J. Hartwig

/s/ Joseph O. Evans       Chief Financial Officer (Principal Financial Officer)
------------------------
    Joseph O. Evans

/s/ Debra G. Morehead     Chief Accounting Officer (Principal Accounting
------------------------  Officer)
    Debra G. Morehead

                               INDEX TO EXHIBITS




EXHIBIT
  NO.                     DESCRIPTION
-------                   -----------
  1.1          Form of Underwriting Agreement.*
  2.1          Agreement and Plan of Merger, dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition V Corp., Access
               Communications Services, Inc., David Aduddell and Steve
               Aduddell.
  2.2          Agreement and Plan of Merger, dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition VI Corp.,
               American Telecom, Inc., Tony B. Alexander and William R.
               Pearson.
  2.3          Agreement and Plan of Merger, dated March 9, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition VII Corp., Banner
               Communications, Inc., Charles O'Toole and Phillip Rodger
               Williams.
  2.4          Agreement and Plan of Merger dated March 9, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition IX Corp.,
               Communication Services, Inc. and Steve Williams.
  2.5          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition VII Corp.,
               Commercial Telecom Systems, Inc., John Whitten, Mark Whitten and
               Jody Slape.
  2.6          Amendment to Agreement and Plan of Merger dated March 24, 1999, by and among The Alliance Group, Inc., Alliance Acquisition XIII
               Corp., Commercial Telecom Systems, Inc., John Whitten, Mark
               Whitten and Jody Slape.
  2.7          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition III Corp., Nobel
               Systems, Ken Blood, David Andres and Jim Pearson.
  2.8          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition II Corp., Perkins
               Office Machines, Inc. and Jack Perkins.
  2.9          Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition X Corp., Telkey
               Communications, Inc., Michael P. Murphy and Deborah S. Murphy.
  2.10         Agreement and Plan of Merger dated March 10, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition I Corp., Terra
               Telecom, Inc., Jerry McCart, Paula L. McCart, Ron Crainshaw and
               Lora M. Crainshaw.
  2.11         Agreement and Plan of Merger dated March 12, 1999, by and among
               The Alliance Group, Inc., Alliance Acquisition XI Corp., Travis
               Business Systems, Inc., Wylie Limited Partnership, Gregory
               Mantia and Scott McCrory.
  2.12         Asset Purchase Agreement dated March 10, 1999, by and among The
               Alliance Group, Inc., Alliance Acquisition IV Corp. and Able
               Communications Incorporated.
  2.13         Asset Purchase Agreement dated March 10, 1999, by and among The
               Alliance Group,Inc., Alliance Acquisition XI Corp., Electrical
               and Instrument Sales Corp. d/b/a EIS Communications, and
               Electronic Information Systems, L.L.C.
  2.14         Asset Purchase Agreement dated March 10, 1999, by and among The
               Alliance Group, Inc., Alliance Acquisition XIII Corp. and The
               Phone Man Sales and Services, Inc.
  2.15         Amendment to Agreement and Plan of Merger dated April 15, 1999, by and among The Alliance Group, Inc., Alliance Acquisition V
               Corp., Access Communications Services, Inc., David Aduddell and
               Steve Aduddell.
  3.1          Amended and Restated Certificate of Incorporation of the
               Registrant.
  3.2          Bylaws of the Registrant.
  4.1          Form of Certificate representing Common Stock.**
  5.1          Opinion of McAfee & Taft A Professional Corporation.*
  10.1         Form of Warrant to be issued to John Whitten.**
  10.2         Loan Agreement by and between Naylor Concrete and Construction
               Company, Inc. and The Alliance Group, Inc., dated
               January 5, 1999.**

  10.3 Employment and Non-Competition Agreement by and between LORECOM and Larry Travis dated June 21, 1999.**
  10.4 Employment and Non-Competition Agreement by and between LORECOM and Joe Evans dated June 21, 1999.**
  10.5 Employment and Non-Competition Agreement by and between LORECOM and Jeff Hartwig dated June 21, 1999.**
  10.6         LORECOM Technologies, Inc. Deferred Stock Compensation Plan.**
  10.7         LORECOM Technologies, Inc. 1999 Long-Term Incentive Plan.**
  21.1         Subsidiaries of the Registrant.
  23.1         Consent of Deloitte & Touche LLP.**
  23.2         Consent of Hunter, Atkins & Russell, PLC.**
  23.3         Consent of Saxon & Knol P.C.**
  23.4 Consent of McAfee & Taft A Professional Corporation (contained in Exhibit 5.1).*
  23.5         Consent of Larry Travis.
  23.6         Consent of Joe Evans.**
  23.7         Consent of Wayne Stone.**
  23.8         Consent of John J. Wiesner.**
  23.9         Consent of Andrew May.**
  23.10        Consent of Wesley E. Cantrell**
  23.11        Consent of Houlihan Smith and Company, Inc.**
  24.1 Powers of Attorney (included on the signature page of this Registration Statement).
  27.1         Financial Data Schedule.
  99.1         Fairness Opinion issued by Houlihan Smith and Company, Inc.*
  99.2         Form of LORECOM Technologies, Inc. Nonqualified Stock Option
               Agreement.**
  99.3 Form of Lock-up Letter to be executed by executive officers, directors and 5% shareholders of LORECOM Technologies, Inc.**


---------------------
* To be filed by amendment.
** Filed with this amendment.